UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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the Securities Exchange Act of 1934 (Amendment No. )
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CNO Financial Group, Inc.
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2024

Annual Meeting of Shareholders Proxy Statement

CNO
FINANCIAL GROUP

Notice of Annual Meeting of Shareholders

Voting Items
Proposal 1: To elect the eight directors nominated to the Board of Directors of the Company and named in the Proxy Statement, each for a one-year term ending in 2025.	Meeting and Voting Information
Proposal 2: To approve, by non-binding advisory vote, the executive compensation of the Company’s Named Executive Officers as disclosed in the Proxy Statement.
Proposal 3: To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2024.
Date and Time
May 9, 2024
8:00 a.m.
Eastern Daylight Time
Record Date
March 11, 2024
Admission
The Annual Meeting is being held virtually only. You will be able to attend the Annual Meeting, vote and submit your questions during the meeting via live webcast by visiting www.virtualshareholder
meeting.com/CNO2024. To participate in the meeting, you must have your 16-digit control number that is shown on your Notice or proxy card.
Voting
You may cast your vote online, by telephone, by mail, or virtually at the meeting. For more details on how to vote, see the Q&A beginning on page 4.

Proposal 4: To approve the adoption of the Amended and Restated Section 382 Shareholder Rights Plan.

To consider other matters, if any, as may properly come before the Annual Meeting and any adjournment or postponement thereof.
The Board of Directors unanimously recommends that you vote FOR all director nominees and in favor of approving Proposals 2, 3 and 4.
Your Vote is Important.
In accordance with the rules of the U.S. Securities and Exchange Commission (the “SEC”), on or about March 27, 2024, we either mailed you a Notice of Internet Availability of Proxy Materials (the “Notice”) notifying you how to vote online and how to access an electronic copy of this Proxy Statement and the Company’s Annual Report to Shareholders (together referred to as the “Proxy Materials”) or mailed you a complete set of the Proxy Materials and proxy card. If you have not received but would like to receive printed copies of these documents, including a proxy card in paper format, you should follow the instructions for requesting such materials contained in the Notice.
If you received a paper copy of the Proxy Materials, management and the Board of Directors (the “Board”) respectfully request that you date, sign and return the enclosed proxy card in the postage-paid envelope so that we receive the proxy card prior to the Annual Meeting. Alternatively, you may follow the instructions on your proxy card or Notice for submitting a proxy electronically or by telephone. If your shares are held in the name of a bank, broker or other holder of record, please follow the procedures as described in the voting form that they send to you. If you subsequently attend the virtual meeting, you may withdraw your proxy and vote during the meeting. Our Proxy Statement follows. Our Proxy Statement (including all attachments), the Company’s Annual Report to Shareholders (which includes the Annual Report on Form 10-K for the year ended December 31, 2023) (which is not deemed to be part of the official proxy soliciting materials), and any amendments to the foregoing materials that are required to be provided to shareholders are available at www.proxyvote.com. Shareholders may obtain copies of the Proxy Statement, Annual Report to Shareholders (including financial statements and schedules thereto) and form of proxy relating to this or future meetings of the Company’s shareholders, free of charge on our website at www.CNOinc.com in the “Investors—Financials—SEC Filings” section, by calling (317) 817-2893 or by emailing the Company at ir@CNOinc.com.
By Order of the Board of Directors,
Rachel J. Spehler
Vice President, Deputy General Counsel and Secretary
March 27, 2024
Carmel, Indiana

About CNO Financial Group

Our Business
CNO Financial Group, Inc. (“CNO,” the “Company,” “we,” “us,” or “our”) is a Fortune 1000™ company with $4.1 billion in total revenues for the year ended December 31, 2023. Our mission is to secure the future of middle-income America by providing insurance and financial services that help protect their health, income and retirement needs, while building enduring value for all our stakeholders. Our strategic plan focuses on delivering long-term value for our shareholders.
CNO has a unique set of highly valuable distribution assets that market our annuity, health and life insurance products and workforce benefits solutions. We view the financial results of our business based on our consolidated product line segments (annuity, health and life) and the investment and fee income segments.
CNO’s operating model is divided into the Consumer and Worksite Divisions, which aligns to the customers we serve. This transformative business structure was first introduced in January 2020 and continues to be an effective configuration that drives clear business results today.
Operating in both our Consumer and Worksite channels, our exclusive agent distribution force is among the largest in the industry and has deep and established customer relationships. We also operate a leading* direct-to-consumer life insurance business with significant brand awareness and a highly leverageable platform. Our integrated distribution is designed to optimize lead sharing and cross-sell opportunities between channels.
In 2023, we further capitalized on our unique ability to marry a virtual connection with our in-person agents who complete the critical “last mile” of sales and service delivery. Throughout 2023, our focus remained squarely on delivering growth and executing our strategic priorities. Our full-year performance underscores the health and strength of our business model and lays the foundation for sustained profitable growth.
2023 Business and Operational Highlights
CNO delivered solid 2023 financial results, reinforcing the strength of our diverse and integrated distribution model and broad product portfolio. We continued to optimize our business realignment and delivered exceptional full-year operating performance.
Within the Consumer Division, we increased agent counts every quarter and reported record growth across multiple product categories. This success was spurred by continued deepening of the integration between our direct-to-consumer and exclusive field agency channels, which drives cross-channel efficiencies to better serve our customers. Our customers can engage with us online, over the phone, virtually, in person with a local agent or a combination of interactions. The ability to provide customers with this type of hybrid experience — an integrated blend of virtual and local service — is key to how we think about serving our market. It allows us to build deeper, more meaningful relationships with our underserved middle-market clients and establish a level of trust that is difficult to duplicate without local agents. We enhanced our Consumer Division product portfolio with multiple new product introductions. We also increased the number of Medicare Advantage carrier plans available through our online health insurance marketplace, ensuring that we can offer more choices in each local market.
Within the Worksite Division, we saw continued success from the launch of Optavise, which unified our Worksite business under a single brand. Optavise offers a single source for employers and employees to access voluntary benefits insurance products and fee-based services, including expert guidance, year-round communications and advocacy services, and benefits administration technology. We continued to deploy initiatives to position us for growth in the ever-changing workplace environment, leading to considerable growth in both insurance sales and agent force results. Further integrating our unique set of capabilities will get us deeper into the employer/employee value chain and strengthen our position to capture future growth.
Our fee businesses continued to grow on both the top and bottom lines, complementing our underwriting and spread-based earnings and further diversifying our sources of revenue.
Our high-quality investment portfolio delivered strong returns and credit performance. Net investment income results benefited from the combination of strong new money rates and sales production, which drove growth in net insurance liabilities and the assets supporting them.
*Based on Company research of carrier-owned direct-to-consumer programs and carrier-owned captive agencies.

CNO Financial Group, Inc. 2024 Proxy Statement	1

Company Initiatives
CNO’s mission is to secure the future of middle-income America by providing insurance and financial services that help protect their health, income and retirement needs, while building enduring value for all our stakeholders.
Our strategic objectives remain aligned to past years:
»Focus on serving the underserved middle-income market.
»Extend the breadth and depth of our product offerings.
»Leverage our diverse and integrated distribution channels and broad product and services portfolio.
»Enhance the customer experience.
»Deploy excess capital to its highest and best use.
Our Board frequently discusses our strategy with management and holds a multi-day, long-term strategy session each year.
Company Results
Strong Financial and Operational Performance
As a result of the positive momentum created by growth initiatives that were implemented over the past few years and strong management execution against those initiatives, we delivered solid results in 2023.
»We reported net income of $276.5 million, or $2.40 per diluted share, compared to $630.6 million, or $5.36 per diluted share, in 2022.
•Net income in 2023 and 2022 reflected non-economic market impacts that increased (decreased) earnings by $(18.8) million and $334.9 million, respectively.
»Net operating income(1) was $356.1 million, or $3.09 per diluted share, compared to $360.4 million, or $3.06 per diluted share, in 2022.
•Results reflect stable underlying insurance product margins supported by our diversified product suite and strong investment income.
•Fee income improved as we grew fee revenue and expanded margins.
•Demand for our products continued to grow and we reported sales momentum across each division and multiple product categories. Compared to the prior year, total new annualized premium (“NAP”) was up 9%.
•In the Consumer Division, total NAP was up 6%, led by 16% sales growth in Field Agent NAP.
•Client assets in brokerage and advisory were up 20% year-over-year to a record $3.2 billion.
•Demand for Worksite products exceeded pre-pandemic levels, with life and health insurance NAP up 29% in the Division.
•Producing agent count (“PAC”) grew every quarter of 2023 across both divisions, with the Consumer Division up 9% and the Worksite Division up 27%.
•Policy persistency was solid for the year.
Disciplined Expense Management
The insurance industry faced significant expense-related headwinds in 2023 from higher inflation and regulatory administration. In response, we remained focused on balancing expense discipline and operating efficiency against continued investments to drive profitable growth and enhance our technology capabilities and customer service. We posted a full year expense ratio, excluding significant items, of 19.4%, which aligned with our stated guidance for the year.
(1) Net operating income; net operating income per diluted share; operating earnings per share; book value per diluted share, excluding accumulated other comprehensive income (loss); debt to total capital ratio, excluding accumulated other comprehensive income (loss); and free cash flow, are non-GAAP financial measures. See Annex A for a description of these measures and a reconciliation to the corresponding GAAP measure.

2	CNO Financial Group, Inc. 2024 Proxy Statement

Returning Capital to Shareholders
CNO remains committed to prudent capital management, including deploying its free cash flow into investments to accelerate profitable growth, common stock dividends and share repurchases.
»In 2023, the Company generated $311 million in free cash flow,(1) reflecting the impact of the new Bermuda affiliate. We returned $233 million to shareholders — $165 million in the form of share repurchases, which reduced our diluted share count outstanding by 4%, and $68 million in the form of common stock dividends.
»For the 10-year period ended December 31, 2023, we returned $3.1 billion to shareholders — $2.5 billion in the form of securities repurchases, which reduced our share count by 50% during this period, and $0.6 billion in the form of common stock dividends.
»As of December 31, 2023, we had $521.8 million of share repurchase authorization remaining.
Solid Capital and Liquidity
We ended 2023 with capital and liquidity results well above target levels.
»The unrestricted cash and investments held by CNO and its non-insurance subsidiaries was $256 million, and we had a consolidated risk-based capital ratio of 402% at December 31, 2023.
»We enhanced our capital efficiency by establishing a Bermuda affiliate, CNO Bermuda Re, and executed its first reinsurance transaction.
»Book value per diluted share, excluding accumulated other comprehensive income (loss),(1) increased to $33.94 at the end of 2023 from $31.89 at the end of 2022.
»Our debt to total capital ratio at the end of 2023, excluding accumulated other comprehensive income (loss),(1) was 23.1%.
»Our senior debt is rated as investment grade by all four primary rating agencies. During the year, Fitch upgraded our Insurer Financial Strength (IFS) rating to A.

COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN*

CNO Financial Group, Inc.
S&P Life & Health Insurance
S&P MidCap 400
$250
$200
$150
$100
$50
$0
12/18
12/19
12/20
12/21
12/22
12/23

*    $100 invested on 12/31/18 in stock or index, including reinvestment of dividends.

	12/18	12/19	12/20	12/21	12/22	12/23

CNO Financial Group, Inc.	$100.00	$125.09	$157.60	$172.59	$169.83	$212.49
S&P Life & Health Insurance Index	100.00	123.18	111.51	152.41	168.18	176.00
S&P MidCap 400 Index	100.00	126.20	143.44	178.95	155.58	181.15
(1)Net operating income; net operating income per diluted share; operating earnings per share; book value per diluted share, excluding accumulated other comprehensive income (loss); debt to total capital ratio, excluding accumulated other comprehensive income (loss); and free cash flow, are non-GAAP financial measures. See Annex A for a description of these measures and a reconciliation to the corresponding GAAP measure.

CNO Financial Group, Inc. 2024 Proxy Statement	3

Annual Meeting Information

Q: How are proxies solicited, and who pays the costs of soliciting them?
Proxies may be solicited by mail, telephone, internet or in person. Proxies may be solicited by members of the Board, officers and other Company representatives. All expenses relating to the preparation and distribution to shareholders of the Notice, the Proxy Materials and the form of proxy will be paid by CNO.
Q: Who is entitled to vote?
Only holders of record of shares of CNO’s common stock as of the close of business on March 11, 2024 will be entitled to vote at the Annual Meeting. On such record date, CNO had 108,644,555 shares of common stock outstanding and entitled to vote at the Annual Meeting and any adjournment or postponement thereof. Each share of common stock will be entitled to one vote with respect to each matter submitted to a vote at the Annual Meeting. Information on how to vote by internet, phone, mail or during the Annual Meeting is set forth below.
Q: What constitutes a quorum at the Annual Meeting?
The presence in person or by proxy of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum.
Q: How do I attend the Annual Meeting?
You will be able to attend, vote and submit your questions during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/CNO2024. To participate in the meeting, you must have your 16-digit control number that is shown on your Notice or on your proxy card if you receive the Proxy Materials by mail. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log-in webpage.
Q: How do I submit a question to be answered during the Annual Meeting?
This year’s shareholders’ question-and-answer session will include questions submitted in advance of, and questions submitted live during, the Annual Meeting. If you would like to submit a question in advance of the Annual Meeting, please email your question to ir@CNOinc.com. If you would like to submit a question during the Annual Meeting, once you have logged into the webcast, simply type your question in the “ask a question” box and click “submit.” Questions pertinent to meeting matters will be answered during the Annual Meeting, subject to time constraints. Any questions pertinent to meeting matters that cannot be answered during the Annual Meeting due to time constraints will be posted on the Company’s website after the Annual Meeting.
Q: What will I be voting on at the Annual Meeting?
You are being asked to:
1.Elect the eight directors nominated to the Board;
2.Approve, by non-binding advisory vote, the executive compensation of the Company’s Named Executive Officers as disclosed in the Proxy Statement;
3.Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2024; and
4.Approve the adoption of the Amended and Restated Section 382 Shareholder Rights Plan.
The Board unanimously recommends that you vote FOR all director nominees and in favor of approving Proposals 2, 3 and 4.
While it’s possible that other matters could come up for a vote at the meeting, the Board is not presently aware of any such matters.

4	CNO Financial Group, Inc. 2024 Proxy Statement

Q: How many votes are needed to approve each proposal?
Assuming that a quorum is present, a majority of the votes cast in person or by proxy by the holders of shares entitled to vote at the Annual Meeting is required to elect each director. Proposals 2, 3 and 4 are approved with the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote on the applicable subject matter.
Q: How do abstentions, unmarked proxy cards and broker non-votes affect the voting results?
Abstentions: Abstentions and shares represented by “broker non-votes,” as described below, are counted as present and entitled to vote for the purpose of determining a quorum. Abstentions from voting will have no impact on the election of directors (Proposal 1) and will have the same effect as voting against Proposals 2, 3 and 4.
Unmarked proxy cards: If you submit a proxy card without giving specific voting instructions, your shares will be voted in accordance with the Board recommendations set forth above.
Broker non-votes: A broker non-vote occurs if you hold your shares in street name and do not provide voting instructions to your broker, bank or other holder of record on a proposal and your broker, bank or other holder of record does not have discretionary authority to vote on such proposal. The New York Stock Exchange (“NYSE”) rules determine whether uninstructed brokers have discretionary voting power on a particular proposal. Under NYSE rules, the ratification of the selection of an independent registered public accounting firm (Proposal 3) is considered a “routine” matter, and your broker, bank or other holder of record generally will have discretion to vote your shares on Proposal 3 if you have not furnished voting instructions. Brokers, however, do not have discretion to vote on Proposals 1, 2 or 4 because they are considered “non-routine matters.” If you do not provide your broker with voting instructions for those proposals, then your broker will not have discretion to vote your shares on those proposals and will report your shares as “broker non-votes.” Broker non-votes will have no effect on the outcomes of Proposals 1, 2 and 4 because although the shares are counted as present for the purpose of establishing a quorum, broker non-votes are not counted for the purpose of determining the number of shares present (in person or by proxy) and entitled to vote on particular proposals. As a result, broker non-votes will not be counted in the tabulation of voting results for Proposals 1, 2 and 4.
Q: Why did I receive this Proxy Statement or Notice of Internet Availability of Proxy Materials?
On or about March 27, 2024, we either (1) mailed you a Notice detailing how to vote online and how to access an electronic copy of the Proxy Materials; or (2) mailed you a complete set of the Proxy Materials. If you received the Notice but would like to receive printed copies of the Proxy Materials and proxy card, please follow the instructions for requesting such materials in the Notice. A completed proxy should be returned in the envelope provided to you for that purpose (if you have requested or received a paper copy of the Proxy Materials) for delivery no later than May 8, 2024, as further detailed below. If the form of proxy is properly executed and delivered in time for the Annual Meeting, the named proxy holders will vote the shares represented by the proxy in accordance with the instructions marked on the proxy.
Each shareholder may appoint a person (who need not be a shareholder) other than the persons named in the proxy to represent him or her at the Annual Meeting by properly completing a proxy. Persons appointed as proxies may vote at their discretion on other matters as may properly come before the meeting.
Whether or not you plan to attend the Annual Meeting, we encourage you to grant a proxy to vote your shares.

CNO Financial Group, Inc. 2024 Proxy Statement	5

Q: How do I vote?
You may vote:

ONLINE. You can vote in advance of the Annual Meeting at www.proxyvote.com, 24 hours a day, seven days a week. You will need the 16-digit control number that is shown on your Notice or on your proxy card (if you received a paper copy of the Proxy Materials).
You may attend the Annual Meeting via the webcast and vote during the Annual Meeting. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/CNO2024 and entering the 16-digit control number that is shown on your Notice or on your proxy card (if you received a paper copy of the Proxy Materials). Please have your Notice in hand when you access the website and then follow the instructions.

BY TELEPHONE. You can vote using a touch-tone telephone by calling the toll-free number included on your Notice, 24 hours a day, seven days a week. You will need the 16-digit control number that is shown on your Notice or on your proxy card (if you received a paper copy of the Proxy Materials).
The internet and telephone voting procedures, which comply with Delaware law and the SEC rules, are designed to authenticate shareholders’ identities, to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded.

BY MAIL. If you have received a paper copy of the Proxy Materials by mail, you may complete, sign, date and return by mail the paper proxy card sent to you in the envelope provided to you with your Proxy Materials.

Q: What if my voting shares are held in street name?
If you hold your shares in street name (that is, if you hold your shares through a broker, bank or other holder of record), you must follow the instructions printed on your voting instruction form. In most instances, you will be able to submit voting instructions to your bank, broker or other holder of record over the internet, by telephone or by mail.
If you want to vote virtually at the Annual Meeting and hold your shares in street name, you must obtain a legal proxy from your bank, broker or other holder of record authorizing you to vote and follow the instructions printed on your voting instruction form.
Q: What is the deadline for submitting votes by internet, telephone or mail?
Proxies submitted over the internet or by telephone as described above must be received by 11:59 p.m. Eastern Daylight Time on May 8, 2024.
Proxies submitted by mail should be returned in the envelope provided to you with your paper proxy card or voting instruction form and must be received no later than May 8, 2024.
Please note that you may receive multiple copies of the Notice or Proxy Materials (electronically and/or by mail). These materials may not be duplicates as you may receive separate copies of the Notice or Proxy Materials for each type of account in which you hold shares. Please be sure to vote all of your shares in each of your accounts in accordance with the directions that you receive. In the case of duplicate votes for shares in a particular account, only your last vote will count.
Q: Can I revoke my proxy or change my vote after I vote my proxy?
A shareholder may revoke a proxy at any time before it is exercised by mailing or delivering to the Corporate Secretary a written notice of revocation or a later-dated proxy, or by attending the virtual Annual Meeting and voting.

6	CNO Financial Group, Inc. 2024 Proxy Statement

Proposal 1

Election of Directors
Eight individuals are nominated for election to the Board at the Annual Meeting for one-year terms expiring at the 2025 Annual Meeting. Each nominee is a current member of the Board. All directors will serve until their successors are duly elected and qualified. Mr. David will retire from the Board at the conclusion of the current term, which ends at the close of the Annual Meeting. The table below lists each director nominee and our current directors’ membership on the five committees of the Board: Audit & Enterprise Risk (“Audit Committee”), Governance & Nominating (“Governance Committee”), Human Resources & Compensation (“HR/Compensation Committee” or “HRCC”), Investment and Executive.

The Board of Directors unanimously recommends you vote FOR the election of all director nominees.

				Committee Memberships
Director Nominees	IND	Age	Director Since	AER	GOV	HRC	I	E

Gary C. Bhojwani Chief Executive Officer, CNO Financial Group, Inc.	—	56	2017	—	—	—	●	●
Archie M. Brown President and Chief Executive Officer, First Financial Bancorp and First Financial Bank	★	63	2023	—	●	●	—	—
David B. Foss Board Chair and Chief Executive Officer, Jack Henry & Associates, Inc.	★	62	2019	—	▲	●	—	—
Mary R. (Nina) Henderson Former Corporate Vice President, Bestfoods and President, Bestfoods Grocery	★	73	2012	—	—	▲	●	—
Adrianne B. Lee Chief Financial and Administrative Officer, Beyond, Inc.	★	46	2023	●	●	—	—	—
Daniel R. Maurer Board Chair, CNO Financial Group, Inc. Former Executive, Intuit Inc.	★	67	2015	—	—	—	—	▲
Chetlur S. Ragavan Former Executive Vice President and Chief Risk Officer, Voya Financial	★	69	2021	▲	—	—	●	—
Steven E. Shebik Former Vice Chair, The Allstate Corporation and Allstate Insurance Company	★	67	2020	●	—	—	▲	●
Retiring Director
Stephen N. David Senior Advisor, The Boston Consulting Group	★	75	2017	●	●	—	—	—

★ Independent	▲ Chair	● Member	AER Audit & Enterprise Risk GOV Governance & Nominating	HRC Human Resources & Compensation	E Executive I Investment

CNO Financial Group, Inc. 2024 Proxy Statement	7

Diversity of Nominees
Our Board is of the view that a diverse mix of directors is essential to meeting its oversight responsibility.
The Board and the Governance Committee recognize that the Company, and our overall business strategy, benefit from a variety of viewpoints, professional experiences, educational backgrounds and skills, and from different perspectives that are brought to the Board by a diversity of director characteristics. To that end, the Governance Committee considers numerous factors in evaluating, recruiting and recommending candidates to fill Board positions. Such factors include, among others, diversity in gender, ethnicity, race, age, cultural framework, economic background and geographic origin. The Governance Committee reviews the background, skills and experiences of each director and director nominee, as well as the composite of Board skills, experiences and characteristics, to assess its progress in building and maintaining an effective and diverse Board.
The tables below highlight the characteristics of our director nominees. Each director nominee’s background, skills and relevant experience are described in more detail commencing on page 13.

Independence	Director Nominee Tenure

Director Nominee Age Distribution

Diversity of the Board	Diversity of Committee Chairs

8	CNO Financial Group, Inc. 2024 Proxy Statement

Board of Directors’ Qualifications and Experience
Our directors are expected to exercise leadership, sound judgment, high ethical standards and a commitment to the current and future success of the Company.
In considering candidates for the Board, the Governance Committee evaluates:
»The depth, types and variety of experience, skills, qualifications and characteristics of current Board members and potential candidates to ensure that the Board can continue to effectively guide the Company’s strategic future and carry out its oversight role on behalf of our shareholders;
»Independence, financial literacy, expertise and personal and professional accomplishments in light of the Company’s current and future needs;
»For incumbent directors, overall engagement and continued contributions to the Board’s effectiveness;
»Succession planning to replace directors who are anticipated to retire in one to three years; and
»Diversity factors, including those previously discussed.
The following matrix summarizes each director nominee’s areas of focus or expertise on which the Board particularly relies and highlights the balanced mix of skills and experiences of the Board as a whole. The table below the matrix defines each key skill or qualification and describes how each contributes to our business strategy. The matrix reflects information received from each director nominee in their respective responses to our director skills and experience questionnaire, the results of which are reviewed by the Governance Committee and Board when considering Board refreshment. This information is intended to highlight the complementary and balanced set of skills and experiences of the director nominees and should not be considered to be a complete list of each nominee’s strengths or contributions to the Board. The biographies commencing on page 13 describe each director nominee’s background and relevant experience in more detail.

	Bhojwani	Brown	Foss	Henderson	Lee	Maurer	Ragavan	Shebik

CAPITAL MARKETS	●	●	●	●	●			●
CONSUMER INSIGHTS				●		●
CORPORATE AFFAIRS	●	●	●	●		●
FINANCE OR ACCOUNTING					●			●
FINANCIAL SERVICES INDUSTRY	●	●					●	●
GOVERNANCE	●	●	●	●		●	●
INFORMATION SECURITY AND TECHNOLOGY			●
INVESTMENTS							●	●
LEGAL OR RISK MANAGEMENT			●	●			●	●
PUBLIC COMPANY OPERATING LEADERSHIP	●	●	●		●			●

CNO Financial Group, Inc. 2024 Proxy Statement	9

Key Skill or Qualification	Definition	Link to Strategy

CAPITAL MARKETS	Operating executive officer-level experience in capital markets transactions, capital allocation, and mergers and acquisitions.	Provides guidance and oversight of our capital structure and financial strategies, including dividends, share repurchases and prospective mergers and acquisitions.

CONSUMER INSIGHTS	Operating executive officer-level experience in marketing, digital marketing, brand management or sales.	Provides insight and perspective on growth opportunities for our Company.

CORPORATE AFFAIRS	Operating executive officer-level experience in company culture & transformation, human capital management, corporate communications, sustainability, community relations or corporate social responsibility.	Offers valuable insight on our goals and programs in these areas.

FINANCE OR ACCOUNTING	Operating executive officer-level experience in corporate finance or accounting, or experience as a public company CFO.	Enables oversight of our financial affairs and financial reporting processes, and review of our financial results.

FINANCIAL SERVICES INDUSTRY	Operating executive officer-level experience in the insurance, brokerage, investment adviser or other financial services industry.	Provides a deep understanding of the complexities, opportunities and challenges necessary to set the strategic direction of the Company.

GOVERNANCE	Experience on another public company board.	Facilitates the appropriate exercise of the Board’s fiduciary duties to the Company and its shareholders, and provides perspective on the importance of governance best practices.

INFORMATION SECURITY AND TECHNOLOGY	Operating executive officer-level experience in information technology; technology transformation or innovation; cybersecurity; information security; or data privacy.	Technology, innovation and data security expertise is critical to achieving our strategic objectives and maintaining the security of our customers’ information and Company data.

INVESTMENTS	Operating executive officer-level experience in asset management, investment strategy and securities analysis.	Adds valuable perspective to, and provides oversight of, these critical functions of our business.

LEGAL OR RISK MANAGEMENT	Operating executive officer-level experience in overseeing legal, compliance, government relations or enterprise risk functions in a complex, highly regulated organization.	Facilitates a sophisticated understanding of the challenges facing our business and enables effective oversight of the processes and procedures for managing risks and regulatory compliance.

PUBLIC COMPANY OPERATING LEADERSHIP	Public company C-Suite operating experience as a CEO, enterprise-wide President (not division-level President), CFO, or COO leading one or more public companies at an enterprise-wide operating level; reporting to the board of directors; demonstrated expertise interacting with analysts and investors; and significant experience developing and executing strategic business plans.	Provides a range of perspectives on public company business opportunities and challenges.

10	CNO Financial Group, Inc. 2024 Proxy Statement

Board Refreshment
The Governance Committee seeks to build and maintain a highly qualified, well-rounded, diverse Board that functions as a productive and effective unit in the exercise of its oversight responsibilities.

The Board’s oversight capabilities are enhanced by its commitment to Board succession planning and refreshment, which results in directors’ varied tenures and provides a balance of perspectives. The Governance Committee regularly assesses a timetable of anticipated Board member retirements and actively plans for Board replenishment that focuses on the Board’s oversight and risk management responsibilities in the context of the Company’s strategic plans, future growth and continued innovation. As one element of this ongoing assessment, the Governance Committee maintains and utilizes an extensive inventory of current directors’ respective skills and experiences. The Governance Committee also seeks input from the current directors regarding desired candidate skills and experiences. This permits the Governance Committee to identify and focus on particular Board candidate skills and experiences that will optimize Board effectiveness, particularly for key Board positions such as committee chairs.

5 New Directors in the past 5 years

The Governance Committee seeks candidates from a variety of sources, including independent search firms, and specifically directs such firms to include diverse candidates in the pool from which director candidates are screened. In future director searches, the Governance Committee expects to continue to engage search firms to identify potential candidates who can bring various skills and experience that will be of value to the Company, in addition to diverse backgrounds, characteristics and perspectives that will further enhance the Board’s value to the Company and its shareholders. See pages 9–10 for more details on the range of skills and experiences of the Board nominees.

Board Process for Identification and Review of Director Candidates

CONSIDER ................. Current & Future Strategic Needs/ Initiatives Skills & Experience Matrix Succession Planning Diversity	Independent Director	}	Candidate Pool	}	IN-DEPTH REVIEW ....................... Screen Qualifications Review Independence and Potential Conflict Extensive Interview Process	}	Recommend Selected Candidates for Election to our Board

	Shareholders	}

	Independent Search Firms	}

	Our People	}

CNO Financial Group, Inc. 2024 Proxy Statement	11

Director Onboarding and Education
The Board and management have developed an onboarding process to complement each new director’s understanding of Board culture and priorities, as well as the Company’s business and operations. Our onboarding process facilitates a new director’s integration onto the Board, builds a foundation for informed oversight and helps new directors understand how they can meaningfully contribute to the Board.
As part of the director onboarding process, each new director meets with each existing director. In addition, each new director participates in orientation sessions with each member of the executive leadership group and members of their teams. Through these sessions and the provision of Company materials, new directors gain an understanding of our business, industry, strategic initiatives, competitors, risks, culture and corporate governance practices. In addition, new directors meet with Board committee chairs to learn about the issues and decisions within each committee’s purview. When appointed to a committee, a new director receives additional information and perspectives on committee responsibilities and activities. Targeted orientation sessions also are provided when a sitting director assumes a leadership role, such as becoming a committee chair. During the initial months of a new director’s tenure, CNO’s Board Chair also serves as a liaison and mentor to new directors.
During onboarding and throughout a director’s tenure, directors regularly meet with, and have direct access to, management. These discussions between directors and with management foster ongoing insightful dialogue about the Company. The Board is regularly updated on the Company’s business, industry, strategic initiatives, competitors, risks, culture and corporate governance practices.
Directors are encouraged to attend, at the Company’s expense, continuing education and other programs related to their service as directors. In addition, as part of the Board’s annual, multi-day, long-term strategy session, directors receive presentations from external speakers on various topics related to the Company’s strategy and industry.
Board Evaluation
Pursuant to its charter, the Governance Committee evaluates Board and committee performance and establishes the procedures by which such evaluations are conducted. The evaluation process includes:
»Annually, the full Board evaluates its effectiveness and considers areas of strengths and potential improvement.
»The Board Chair conducts an individual interview with each director to collect robust feedback regarding the effectiveness and functioning of the Board, its committees and individual directors.
»The Governance Committee Chair performs an annual evaluation of the Board Chair by collecting feedback through individual interviews with each director.
»Results of the annual evaluation are presented to and discussed by the Board. In addition, Board discussions of effectiveness, communications and logistics occur throughout the year, including with respect to Board agenda items and materials. These regular discussions aid in the efficient and successful execution of the Board’s responsibilities and oversight. The Board typically conducts these discussions during its virtual and in-person meetings and executive sessions, and management and the Board often assess new and evolving means to optimize the effectiveness of the hybrid forum.
Additional information about the key responsibilities of the Governance Committee may be found on page 20.

12	CNO Financial Group, Inc. 2024 Proxy Statement

Director Biographies
Director Nominees

Gary C. Bhojwani Chief Executive Officer, CNO Financial Group, Inc. Age: 56 Director since: 2017 Member, Executive Committee and Investment Committee
Archie M. Brown
President and Chief Executive Officer, First Financial Bancorp and First Financial Bank
Age: 63
Director since: 2023
Member, Human Resources & Compensation Committee and Governance & Nominating Committee

Career Mr. Bhojwani became Chief Executive Officer of CNO on January 1, 2018. He previously served as President of CNO from April 2016 to December 2017. His areas of responsibility included overseeing the Bankers Life, Colonial Penn and Washington National businesses, as well as marketing, underwriting and new business.
Prior to joining CNO, Mr. Bhojwani was a member of the Board of Management at Allianz SE and was Chairman of Allianz of America, Allianz Life Insurance Company and Fireman’s Fund Insurance Company from 2012 to 2015. He was Chief Executive Officer of Allianz Life Insurance Company of North America from 2007 to 2012 and was President of Commercial Business, Fireman’s Fund Insurance Company from 2004 to 2007.
Mr. Bhojwani was Chief Executive Officer of Lincoln General Insurance Company from 2002 to 2004, Founder and Chief Executive Officer of Avalon Risk Management from 1998 to 2002 and President of Trade Insurance Services from 1995 to 1997.
Mr. Bhojwani is a member of the Governing Committee of CEO Action for Racial Equity and a signatory of the CEO Action for Diversity & Inclusion™ pledge to advance diversity and inclusion within the workplace.
.........................................................................................
Qualifications Experience as Chief Executive Officer of the Company and extensive insurance, financial services, corporate affairs, consumer insights, sales and executive management experience.
.........................................................................................
Other Board Experience
»Hormel Foods Corporation (NYSE: HRL), 2014–present
»American Council of Life Insurers (ACLI), 2008−2014, 2022–present
»Allina Health, 2016–2022

Career Mr. Brown has been President and Chief Executive Officer of First Financial Bancorp and President and Chief Executive Officer of First Financial Bank since April 2018. Previously, he served as President and Chief Executive Officer of MainSource Financial from 2008 to 2018, and as its Board Chair from 2011 to 2018.
During his almost 40 years in banking, Mr. Brown has held management positions in branch management, region management, bank operations (both deposit and loan), business development, small business and consumer lending.
Mr. Brown is a board member of the Cincinnati Business Committee (CBC) and Cincinnati USA Regional Chamber. He is also a board and executive committee member of the Cincinnati Center City Development Corporation (3CDC) and a member of the 2024 ArtsWave Campaign Cabinet, Ohio Capital Budget Task Force and the Commercial Club of Cincinnati.
Mr. Brown previously served as an executive committee member of the Ohio Banking Commission of the Ohio Department of Commerce.
.........................................................................................
Qualifications Extensive finance, executive management, and risk and regulatory experience in delivering financial services to both individual consumers and businesses, and experience as a public company chief executive officer.
.........................................................................................
Other Board Experience
»First Financial Bancorp (Nasdaq: FFBC), 2018–present
»First Financial Bank, 2018–present
»Cincinnati Branch of the Federal Reserve Bank of Cleveland, 2022–present

CNO Financial Group, Inc. 2024 Proxy Statement	13

David B. Foss
Board Chair and Chief Executive Officer, Jack Henry & Associates, Inc.
Age: 62
Director since: 2019
Chair, Governance & Nominating Committee; and Member, Human Resources & Compensation Committee

Mary R. (Nina) Henderson
Former Corporate Vice President, Bestfoods and Former President, Bestfoods Grocery
Age: 73
Director since: 2012
Chair, Human Resources & Compensation Committee; and Member, Investment Committee

Career Mr. Foss is Board Chair and Chief Executive Officer of Jack Henry and Associates, Inc. (“Jack Henry”), a leading provider of technology solutions to the financial services industry. He served as President of Jack Henry from 2014 to January 2022 and was named Chief Executive Officer in 2016. He was elected to the Jack Henry Board of Directors in 2017 and was named Board Chair in 2021. Mr. Foss will retire from his current role on June 30, 2024, and become Executive Board Chair of Jack Henry.
Mr. Foss joined Jack Henry in 1999 when he arranged the sale of BancTec’s financial solutions division to Jack Henry and subsequently served as President of Jack Henry’s Open Systems Group and General Manager of the Complementary Solutions Group. He was named General Manager of Jack Henry’s ProfitStars division in 2006 and as its President in 2009.
Mr. Foss previously served as President and a board member of the Association for Financial Technology from 2007 to 2012. Before joining Jack Henry, he held a variety of positions in the financial services industry, including senior operations management, sales management and supervisory roles at BancTec, Advanced Computer Systems and NCR.
...................................................................................
Qualifications Extensive experience in technology, data security, financial services, innovation, corporate affairs, change management and leadership, and experience as a public company chief executive officer.
...................................................................................
Other Board Experience
»Jack Henry & Associates, Inc. (Nasdaq: JKHY), 2017–present (Board Chair since 2021)
»Association for Financial Technology, 2007–2012

Career Ms. Henderson is a former Corporate Vice President of Bestfoods and former President of Bestfoods Grocery. During her 30-year career with Bestfoods, and its predecessor company CPC International, Ms. Henderson has held a wide variety of international and North American general management and executive marketing positions.
Ms. Henderson was also the Managing Partner of Henderson Advisory, a consulting practice providing marketing perspective and business evaluation to investment management firms on consumer markets.
She is Vice Chair of the Board of Trustees of Drexel University and a director of VNS Health, VNS Health Choice and the Foreign Policy Association. She also serves as a Commissioner of the Smithsonian National Portrait Gallery and as the President of the Kent Land Trust Foundation.
...................................................................................
Qualifications Extensive general management, corporate affairs, human capital management, governance, risk management, consumer marketing and sales experience.
...................................................................................
Other Board Experience
»IWG plc (International Workplace Group), 2014−present
»Hikma Pharmaceuticals plc, 2016–present
»Walter Energy, Inc., 2013–2016
»Del Monte Foods Company, 2002–2011
»The Equitable Companies, 1996−2000
»AXA Financial, 2001−2011
»Pactiv Corporation, 2000−2010
»Royal Dutch Shell plc and its predecessor The Shell Transport and Trading Company, 2001−2009
»Hunt Corporation, 1991–2002

14	CNO Financial Group, Inc. 2024 Proxy Statement

Adrianne B. Lee Chief Financial and Administrative Officer, Beyond, Inc. Age: 46 Director since: 2023 Member, Audit & Enterprise Risk Committee and Governance & Nominating Committee	Daniel R. Maurer Former Executive, Intuit Inc. Age: 67 Director since: 2015 Chair, Board; and Chair, Executive Committee

Career Ms. Lee is Chief Financial and Administrative Officer of Beyond, Inc., a position she has held since 2020. In this role, she is responsible for all financial-related matters for the company and its brands, including Bed Bath & Beyond. Also in this role, she oversees financial planning and analysis, accounting and reporting, legal, tax, treasury, internal audit, investor relations, human resources, communications, IT security and corporate systems. Previously, Ms. Lee served as Senior Vice President and Chief Financial Officer for Hertz Corporation’s North American Rental Car unit from 2018 to 2020 and prior to that was the Vice President of Global Financial Planning, Analysis, and Corporate Development.
Ms. Lee held several roles in finance, strategic planning, accounting, financial reporting, investor relations and audit at Best Buy, PepsiCo, Allianz Life and PricewaterhouseCoopers.
.........................................................................................
Qualifications Chief financial and administrative officer for a publicly traded e-commerce company with expertise in brand and asset acquisition and corporate transformation. Deep knowledge of financial planning, accounting and internal audit, as well as technology and online shopping expertise.

Career Mr. Maurer has extensive experience in consumer sales, marketing and product management. From 2006 until his retirement in 2014, Mr. Maurer was a member of the senior management team at Intuit Inc. In his most recent role at Intuit, he oversaw the Small Business Solutions Group (including QuickBooks payroll, DemandForce and QuickBase).
He previously led the TurboTax®, Mint and Quicken brands, where he developed significant digital marketing and product management skills.
Prior to Intuit, Mr. Maurer spent over 20 years in executive management at Procter & Gamble (“P&G”), including 15 years internationally.
Subsequent to his tenure at P&G, Mr. Maurer was Vice President of Strategy for Global Sales and U.S. Business at Campbell Soup Company.
.........................................................................................
Qualifications Extensive experience in consumer sales, product management, financial services, corporate affairs, management, technology and consumer insights, including the use of digital marketing strategies to reach the middle market.
.........................................................................................
Other Board Experience
»Zagg Inc. (formerly Nasdaq: ZAGG), 2012–2021
»Checkpoint Systems, Inc., January 2016–May 2016 (upon sale of the company)
»Iomega Corporation, 2006–2008

CNO Financial Group, Inc. 2024 Proxy Statement	15

Chetlur S. Ragavan Former Executive Vice President and Chief Risk Officer, Voya Financial, Inc. Age: 69 Director since: 2021 Chair, Audit & Enterprise Risk Committee; and Member, Investment Committee
Steven E. Shebik
Former Vice Chair, The Allstate Corporation and Allstate Insurance Company
Age: 67
Director since: 2020
Chair, Investment Committee; and
Member, Audit & Enterprise Risk Committee and Executive Committee

Career Mr. Ragavan is the former Executive Vice President and Chief Risk Officer of Voya Financial, Inc., a position he held from 2014 until his retirement in 2019. He was a member of Voya’s Executive Committee and Chair of its Enterprise Risk Committee. From 2008 to 2013, he served as Managing Director and Chief Risk Officer for Voya Investment Management.
Prior to joining Voya Financial, Mr. Ragavan was Managing Director and Co-Head of the Portfolio Analytics Group for BlackRock, Inc. from 2006 to 2008. Mr. Ragavan began his career at Merrill Lynch in 1980 and held several senior technology, investment and risk management positions within its various subsidiaries during his 26-year career with the company. His leadership roles included serving as Managing Director and Global Head of Fixed-Income Research of Merrill Lynch Investment Managers from 2000 to 2006 and as Managing Director and Head of Risk Management of Merrill Lynch Asset Management from 1992 to 2000.
Mr. Ragavan is a current board member of the Council for Economic Education (CEE) and a former board member of the Voya Foundation and the Fixed Income Analysts Society. He earned the CERT Certification in Cybersecurity Oversight from Carnegie Mellon University, the AI for Decision Making: Business Strategies and Applications Certification from The Wharton School, University of Pennsylvania, and the Sustainability and Climate Risk (SCR™) Certificate from the Global Association of Risk Professionals. Mr. Ragavan has been a Chartered Financial Analyst (CFA) charterholder since 1987.
.........................................................................................
Qualifications Extensive insurance and financial services industry experience in risk management, portfolio optimization, data analytics, accounting, investment research and strategy.
.........................................................................................
Other Board Experience
»The Federal National Mortgage Association (OTCQB: FNMA), 2023–present

Career Mr. Shebik served as the Vice Chair of The Allstate Corporation and Allstate Insurance Company and Chief Executive Officer of Allstate Life Insurance Company from 2018 until his retirement in May 2020, after a 25-year career with the company. He was a member of Allstate’s executive management team from 2012 to 2020. As Vice Chair, Mr. Shebik oversaw Allstate Life and Retirement, Allstate Benefits, the direct and independent agency personal property-casualty and commercial insurance businesses, and corporate business transformation and analytics. From 2012 to 2018, Mr. Shebik served as Executive Vice President and Chief Financial Officer and was Interim Chief Investment Officer from 2016 to 2017 and Interim Chief Risk Officer on two occasions.
Mr. Shebik’s additional leadership positions included service as the senior financial executive for Allstate Investments, Allstate Protection, and Allstate Financial, and various roles in accounting, treasury and mergers and acquisitions. Prior to joining Allstate in 1995, he held positions in finance and accounting with Sears, Roebuck and Co. and auditing with Arthur Andersen & Co.
Mr. Shebik is a Vice Chair of the Board of the Chicago Symphony Orchestra (CSO) and the Vice Chair of the CSO’s Negaunee Music Institute. He also serves on an advisory council of the Gies College of Business at the University of Illinois Urbana-Champaign and on the Salvation Army Chicago Advisory Board. Mr. Shebik has been a Certified Public Accountant (CPA) since 1978.
.........................................................................................
Qualifications Extensive experience in insurance company management, finance, investment and risk management and in financial reporting and mergers and acquisitions.

16	CNO Financial Group, Inc. 2024 Proxy Statement

Retiring Director

Stephen N. David Senior Advisor, The Boston Consulting Group Age: 75 Director since: 2017 Member, Audit & Enterprise Risk Committee and Governance & Nominating Committee

Career Mr. David has been a Senior Advisor with The Boston Consulting Group since 2005, providing strategic planning services in sales, marketing and technology to a variety of clients across multiple industries, including financial services.
He retired in 2005 after 34 years with Procter & Gamble (“P&G”). During his P&G career, Mr. David held multiple senior management positions including Chief Information Officer, Global Customer Development Officer and Senior Vice President, Business Development.
...................................................................................
Qualifications Extensive leadership experience in technology, innovation, data security, corporate affairs, marketing and sales.
...................................................................................
Other Board Experience
»Checkpoint Systems, Inc., 2012–2016 (upon sale of the company)
»Iomega Corporation, 2002–2008

CNO Financial Group, Inc. 2024 Proxy Statement	17

Electing Directors: Required Vote
Pursuant to our Bylaws, in order to be elected as a director at the Annual Meeting, each of the director nominees must receive an affirmative majority of the votes cast with respect to that nominee’s election. This means that the number of votes cast “for” a nominee must exceed the number of votes cast “against” that nominee. Votes are cast by the holders of shares of common stock present in person or by proxy and entitled to vote on the proposal at the Annual Meeting.
In an uncontested election of directors at which a quorum is present, any incumbent director who fails to receive a majority of the votes cast (as explained above) shall offer to tender his or her resignation to the Board. In such event, the Governance Committee will consider the offer and recommend to the Board whether the director’s resignation should be accepted or rejected or whether other action should be taken. The Board will publicly disclose its decision and its rationale therefore within 90 days after the certification of the election results.

18	CNO Financial Group, Inc. 2024 Proxy Statement

Board and Governance Matters

Board Committees
Our Board has five committees: (1) Audit & Enterprise Risk, (2) Governance & Nominating, (3) Human Resources & Compensation, (4) Investment and (5) Executive.
Each of our committees operates pursuant to a written charter (available on our website at www.CNOinc.com in the “Investors—Governance” section).
AUDIT & ENTERPRISE RISK COMMITTEE(1)

Committee Members	Key Responsibilities

All Independent
»Appoints, sets compensation, determines retention and oversees the independent registered public accounting firm (“independent auditor”) that is retained to provide an audit opinion on the Company’s financial statements and internal control over financial reporting.
•Reviews the arrangements for the scope of the audit and reviews any non-audit services and the impact of such services on the continued independence of the independent auditor.
•Meets regularly with the independent auditor’s lead engagement partner to discuss, among other matters, audit issues, the effectiveness of internal controls over financial reporting and Critical Audit Matters (“CAMs”) arising from the audit and the relevant financial statement accounts or disclosures that relate to each CAM.
•Evaluates the performance of the independent auditor, including the senior members of the audit engagement team and determines whether to reengage the independent auditor or to consider other audit firms.
•Selects a new lead engagement partner when such partner rotates off the Company’s audit (generally every five years).
»Oversees the integrity of the Company’s financial reporting process and internal controls.
»Oversees the performance of the Company's internal audit function.
»Reviews and monitors the Company’s compliance with legal and regulatory requirements and the Company’s Code of Conduct.
»Discusses the drafts of annual and quarterly financial statements with management and the independent auditor, as well as other key accounting and reporting matters.
»Prepares the annual Audit Committee report, which appears on page 81 of this Proxy Statement. The Committee does not prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements.
»Oversees management’s processes for managing enterprise risk.
»Reviews with management the adequacy and effectiveness of the Company’s policies and internal controls regarding information security and cybersecurity.
Additional information regarding the Audit Committee, including the factors considered by the Audit Committee in the appointment of the independent auditor and selection of the lead engagement partner, can be found beginning on page 79.

Chetlur S. Ragavan, Chair
Stephen N. David
Adrianne B. Lee
Steven E. Shebik

Key Skills & Experience
•Finance or accounting
•Legal or risk management
•Technology and information security
•Industry experience
•Consumer insights
(1)Based on their respective experience, the Board has determined that Ms. Lee and Messrs. Ragavan and Shebik each qualify as an “audit committee financial expert,” as defined by SEC rules promulgated under the Sarbanes-Oxley Act. Mr. Ragavan also holds the CERT Certification in Cybersecurity Oversight from Carnegie Mellon University. All Audit Committee members satisfy the financial literacy qualifications of the NYSE listing standards.

CNO Financial Group, Inc. 2024 Proxy Statement	19

GOVERNANCE & NOMINATING COMMITTEE

Committee Members	Key Responsibilities

All Independent
»Develops, maintains and periodically reviews the Company’s governance policies, including the Corporate Governance Guidelines and Code of Conduct, and recommends to the Board new or amended policies designed to encourage the highest levels of ethical corporate conduct by the Board, the Company and its officers, employees and agents.
»Identifies, evaluates, recruits and recommends director candidates (including any nominees recommended by shareholders) for nomination by the Board and election by the shareholders.
»Establishes criteria for Board membership, including:
•Relevant experience;
•Desired skill sets;
•Thorough understanding of the Board’s fiduciary duty to act in the best interests of the Company and its shareholders; and
•Diversity in gender, ethnicity, race, age, cultural framework, economic background and geographic origin, in addition to other personal and professional characteristics, experiences and competencies.
»With the Board Chair, evaluates Board and committee performance and establishes procedures by which such evaluations will be conducted.
»Considers questions of possible conflicts of interest involving Board members, senior officers and key employees.
»Recommends to the Board new or amended policies intended to enhance the Board’s effectiveness, including with respect to the size and composition of the Board and its committees, and the frequency and structure of the Board and committee meetings.
»Oversees the implementation of governance-related legal and regulatory changes and monitors expectations of shareholders and proxy advisory firms.
»Oversees and reviews, in coordination with the Company’s management committee, the formulation and execution of the Company’s corporate citizenship and sustainability strategy, including providing input as to the Company’s public reporting of such matters and potential impact on the Company’s sustainability and corporate citizenship profile and reputation.
»Oversees and reviews the Company’s policies and practices regarding public policy advocacy and political activities, including political contributions, lobbying and support of organizations that may engage in political activity.
For additional information on the Committee’s practices, see pages 8–12.

David B. Foss, Chair
Archie M. Brown
Stephen N. David
Adrianne B. Lee

Key Skills & Experience •Governance •Legal or risk management •Corporate affairs

20	CNO Financial Group, Inc. 2024 Proxy Statement

HUMAN RESOURCES & COMPENSATION COMMITTEE

Committee Members	Key Responsibilities

All Independent
»Evaluates the performance of the CEO against his or her goals pursuant to the Company’s plans, incorporating all directors’ input, and recommends CEO compensation to the Board for final determination.
»Reviews and approves the corporate goals and objectives relevant to CEO compensation.
»Reviews, modifies and approves (or, if appropriate, recommends to the full Board for determination and approval) the Company’s executive compensation philosophy and strategy.
»In conjunction with the CEO, reviews and approves the evaluation process and compensation structure for the Company’s other executive officers.
»Ensures that appropriate programs and procedures are established to provide for the development, selection, retention and succession of officers and key personnel.
»Establishes compensation programs and practices intended to align management’s interests with those of shareholders in order to contribute to the creation of long-term shareholder value.
»Oversees policies and strategies relating to the Company’s human resource assets.
»Produces the annual Compensation Committee Report in compliance with SEC rules, which appears on page 65 of this Proxy Statement.
The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee. Additional information regarding the compensation of the CEO and other executives can be found under “Compensation Discussion and Analysis” beginning on page 39.

Mary R. (Nina) Henderson, Chair
Archie M. Brown
David B. Foss

Key Skills & Experience •Public company operating leadership •Corporate affairs •Governance

CNO Financial Group, Inc. 2024 Proxy Statement	21

INVESTMENT COMMITTEE

Committee Members	Key Responsibilities

Majority Independent
»Reviews investment strategies, policies, programs and tolerances of the Company and its subsidiaries, including those relating to:
•Asset-liability management;
•Responsible investing;
•Diversification;
•Risk management; and
•Applicable regulations.
»Reviews the investment performance of the portfolios compared to benchmarks and the appropriateness of the benchmarks used in assessing relative investment performance; and
»Reviews the investment-related aspects of the asset-liability management practices of the Company and its subsidiaries, including:
•Alignment of asset duration to liabilities, including the approval of tolerances for asset-liability duration alignment; and
•The Company’s, and its subsidiaries’, investment borrowings and associated leverage in furtherance of their respective investment plans and activities.
»Reviews the Company’s derivatives use plans and related hedging strategies.
»Together with the Human Resources & Compensation Committee and/or the Board, participates in the selection, appointment and review of the Company’s Chief Investment Officer and the design and periodic review of the responsibilities thereof.

Steven E. Shebik, Chair
Gary C. Bhojwani
Mary R. (Nina) Henderson
Chetlur S. Ragavan

Key Skills & Experience •Investments •Risk management •Industry experience
EXECUTIVE COMMITTEE

Committee Members	Key Responsibilities

Majority Independent
»Assists the Board in handling matters that, in the opinion of the Board Chair, are not advisable to postpone until the next scheduled meeting of the Board.
»Subject to the requirements of applicable law and the Company’s Certificate of Incorporation and Bylaws, exercises the authority of the Board, to the extent determined necessary or appropriate by the Executive Committee, in the management of the business and affairs of the Company during the intervals between Board meetings.

Daniel R. Maurer, Chair
Gary C. Bhojwani
Steven E. Shebik

Key Skills & Experience •Public company leadership •Industry experience •Corporate affairs

22	CNO Financial Group, Inc. 2024 Proxy Statement

Director Compensation
In general, the Board reviews the continued competitiveness and appropriateness of our non-employee director compensation every other year, commencing with a study undertaken by the Governance Committee, in order to provide fair and reasonable compensation in light of the demands and obligations placed upon directors, and also to align with director compensation at our peer companies. The last such compensation study was conducted, and adjustments made, in 2022. The amount and structure of 2023 non-employee director compensation remained consistent with the 2022 design.
Key Features of Director Compensation
The design of the Company’s non-employee director compensation is intended to:
»Appropriately value the significant time commitment required of our directors to prepare for and attend meetings of the Board and its committees and to actively engage with directors and management outside of the formal meeting cycle;
»Emphasize long-term alignment of director interests with shareholders; and
»Attract and retain highly qualified directors.

What We Do
Our Emphasis on Equity Compensation for Our Board
»Includes a significant percentage of compensation in the form of equity-based awards.
»Seeks to align director compensation with the Company’s pay-for-performance philosophy.
Robust Equity Ownership Requirements
»Each director has five years from the date of his or her initial election to own shares of common stock with a value of at least five times his or her annual base cash compensation. As of the date of this Proxy Statement, each director who has served on the Board for at least five years met these stock ownership guidelines, and each director who has served for less than five years either has already met or is on track to meet these guidelines.
What We Don’t Do
»We do not permit directors to hedge, pledge or engage in derivative transactions in CNO stock.
»We do not pay additional compensation to CNO’s CEO for service as a director.
»We do not pay meeting fees to directors.
»We do not offer a retirement program for our non-employee directors.

CNO Financial Group, Inc. 2024 Proxy Statement	23

The Company’s current director compensation program is summarized in the table below.

Director Compensation Program
Components	Annual Compensation(1)	Form of Payment
Non-Chair Base Fees(2)	$250,000	$100,000 cash; annual equity award valued at approximately $150,000
Committee Chair Fees	$20,000–$45,000(3)	Cash
Committee Member Fees	$5,000–$15,000(4)	Cash
Board Chair Fees(5)	$440,000	$176,000 cash; annual equity award valued at approximately $264,00
(1)In addition to the amounts set forth in this table, directors are reimbursed for out-of-pocket expenses incurred in connection with their responsibilities as Board members.
(2)Each director, excluding the Board Chair, receives an annual Non-Chair Base Fee, which is in addition to any Committee Chair Fees and Committee Member Fees the director receives for chairing or serving as a member of a committee, as applicable.
(3)Audit Committee, $45,000; HR/Compensation Committee, $40,000; Investment Committee, $20,000; and Governance Committee, $20,000. Committee Chair Fees are received in lieu of Committee Member Fees, meaning that Committee Chairs do not receive any Committee Member Fees for service on that committee.
(4)Audit Committee, $15,000; HR/Compensation Committee, $10,000; Investment Committee, $5,000; and Governance Committee, $5,000. Members of the Executive Committee do not receive any additional compensation for service on that committee.
(5)The Board Chair is an ex officio member of each Board committee (other than the Executive Committee) and receives no additional committee- related compensation.

24	CNO Financial Group, Inc. 2024 Proxy Statement

The compensation earned by, paid or awarded to the Company’s non-employee directors in 2023 is summarized in the following table.

2023 Director Compensation
Name	Fees Paid in Cash(1)	Stock Awards(2)	Total
Archie M. Brown(3)	$102,679	$150,018	$252,697
Ellyn L. Brown(4)	$13,929	—	$13,929
Stephen N. David(5)	$120,000	$150,018	$270,018
David B. Foss(6)	$128,393	$150,018	$278,411
Mary R. (Nina) Henderson(7)	$145,000	$150,018	$295,018
Adrianne B. Lee(8)	$107,143	$150,018	$257,161
Daniel R. Maurer(9)	$176,000	$264,013	$440,013
Chetlur S. Ragavan(10)	$150,000	$150,018	$300,018
Steven E. Shebik(11)	$135,000	$150,018	$285,018
Frederick J. Sievert(12)	$12,321	—	$12,321
(1)This column represents the amount of cash compensation paid in 2023 for Board and committee service. Several directors have elected to defer receipt of their director fees pursuant to the Company’s Board of Directors Deferred Compensation Plan.
(2)The amounts in this column are computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”) and represent the aggregate grant date fair value of the RSUs granted to our non-employee directors in 2023. On May 10, 2023, Mr. Maurer received an award of 12,430 RSUs, and each of the other directors (other than Ms. Brown and Mr. Sievert) received an award of 7,063 RSUs. These RSUs vested immediately upon grant. Each RSU entitles the director to receive one share of common stock. As described on page 88, several directors have elected to defer receipt of the common stock pursuant to the Company’s Board of Directors Deferred Compensation Plan.
(3)Mr. Brown joined the Board on May 10, 2023. In addition to the base compensation paid to all non-employee directors (prorated from May 10, 2023), Mr. Brown received cash fees of (i) $5,000 (prorated from May 10, 2023) for serving as a member of the Governance Committee and (ii) $10,000 (prorated from May 10, 2023) for serving as a member of the HR/Compensation Committee.
(4)Ms. Brown retired from the Board on May 10, 2023. In addition to the base compensation paid to all non-employee directors (prorated through May 10, 2023), Ms. Brown received cash fees of (i) $20,000 (prorated through May 10, 2023) for chairing the Governance Committee and (ii) $10,000 (prorated through May 10, 2023) for serving as a member of the HR/Compensation Committee. Ms. Brown did not receive an equity award grant in 2023 due to her retirement.
(5)In addition to the base compensation paid to all non-employee directors, Mr. David received cash fees of (i) $15,000 for serving as a member of the Audit Committee and (ii) $5,000 for serving as a member of the Governance Committee.
(6)In addition to the base compensation paid to all non-employee directors, Mr. Foss received cash fees of (i) $20,000 for chairing the Governance Committee (prorated from May 10, 2023), (ii) $5,000 (prorated through May 10, 2023) for serving as a member of the Governance Committee and (iii) $10,000 for serving as a member of the HR/Compensation Committee.
(7)In addition to the base compensation paid to all non-employee directors, Ms. Henderson received cash fees of (i) $40,000 for chairing the HR/Compensation Committee and (ii) $5,000 for serving as a member of the Investment Committee.
(8)Ms. Lee joined the Board on May 10, 2023. In addition to the base compensation paid to all non-employee directors (prorated from May 10, 2023), Ms. Lee received cash fees of (i) $15,000 (prorated from May 10, 2023) for serving as a member of the Audit Committee and (ii) $5,000 (prorated from May 10, 2023) for serving as a member of the Governance Committee.
(9)Mr. Maurer received no additional compensation beyond the Board Chair fees set forth above. Mr. Maurer serves as Chair of the Executive Committee, for which he receives no additional compensation. As Board Chair, Mr. Maurer is also an ex officio member of each Board committee (other than the Executive Committee) and receives no additional committee-related compensation.
(10)In addition to the base compensation paid to all non-employee directors, Mr. Ragavan received cash fees of (i) $45,000 for chairing the Audit Committee and (ii) $5,000 for serving as a member of the Investment Committee.
(11)In addition to the base compensation paid to all non-employee directors, Mr. Shebik received cash fees of (i) $15,000 for serving as a member of the Audit Committee and (ii) $20,000 for chairing the Investment Committee. He also served as a member of the Executive Committee, for which he received no additional compensation.
(12)Mr. Sievert retired from the Board on May 10, 2023. In addition to the base compensation paid to all non-employee directors (prorated through May 10, 2023), Mr. Sievert received cash fees of (i) $10,000 (prorated through May 10, 2023) for serving as a member of the HR/Compensation Committee and (ii) $5,000 (prorated through May 10, 2023) for serving as a member of the Governance Committee. Mr. Sievert did not receive an equity award grant in 2023 due to his retirement.

CNO Financial Group, Inc. 2024 Proxy Statement	25

Board Leadership Structure
Duties of Our Independent Board Chair

Sets and approves agenda for Board meetings.	Focuses on Board effectiveness and engagement.	Leads general and executive sessions of the Board.	Serves as a liaison between independent directors and management.

CNO’s Board Chair, Mr. Maurer, is an independent director who was elected to the Board in May 2015 and has served as Board Chair since May 2018.
Our Board leadership structure consists of an independent Board Chair, the CEO and independent Board committee chairs. The positions of Board Chair and CEO are held by different persons.
The independent Board Chair:
»Presides at all meetings of the Board and shareholders;
»Presides during regularly held executive sessions with only the independent directors;
»Encourages and facilitates active participation of all directors in meetings and fulfillment of other Board responsibilities;
»In consultation with the CEO and other members of the Board, develops the calendar of, and agendas for, Board meetings;
»In consultation with the CEO, determines the topics for Board discussion and the materials that will be provided to the Board in advance of each meeting;
»Consults with the Governance Committee to develop and oversee the performance of evaluations of the Board, committees and committee chairs;
»Engages with shareholders as appropriate, including leading scheduled shareholder outreach discussions;
»Receives, through the Corporate Secretary, communications from shareholders who seek to communicate with the Board; and
»Performs other appropriate duties as requested by the Board.

26	CNO Financial Group, Inc. 2024 Proxy Statement

Board Meetings and Attendance
Commitment of Our Directors
Our Board and its committees met frequently in 2023.

2023 Meetings
Board of Directors	7
Audit & Enterprise Risk Committee	15
Governance & Nominating Committee	6
Human Resources & Compensation Committee	7
Investment Committee	4

»During 2023, the Board met on seven occasions and its committees met 32 times in the aggregate. In 2023, the Board continued the hybrid forum, with some Board and committee meetings conducted in person and others virtually.
»In between formal Board and committee meetings, members of the Board and management communicated frequently.
»Each director attended at least 96% of the aggregate meetings of the Board and respective committees on which he or she served.
»The independent directors routinely meet in executive session without the CEO or any other member of management. The Board Chair presides over executive sessions of the Board. Committee Chairs preside over the executive sessions of their respective committees.
»All directors are expected to attend annual meetings of shareholders. All directors attended the Annual Meeting of Shareholders held in 2023, which was held virtually.

39 Board and Committee Meetings

Director Independence
The Board determines the independence of directors on an annual basis, based on a questionnaire completed by each director that is analyzed against Company standards, applicable SEC rules and regulations and NYSE listing standards. Although the Board has not adopted categorical standards of materiality for independence purposes, no director is considered independent unless the Board has determined that he or she has no “material connection with the Company.” “Material connection with the Company” includes a standard or relationship (personal, financial or otherwise, and either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) that would impact a director’s ability to exercise independent judgment.
The Board has determined that, other than our CEO, Mr. Bhojwani, all current directors and director nominees are independent. The Board is of the view that having an independent Chair and a Board comprised of independent directors, in addition to the CEO, best serves the interests of the Company and its shareholders.

CNO Financial Group, Inc. 2024 Proxy Statement	27

Board’s Role in Risk Oversight
Risk management is integral to our business and embedded deeply within our culture. The Board is responsible for overseeing the Company’s risk profile and management’s processes for managing risk. The oversight of certain risks, including those relating to the Company’s capital structure and capital management, is performed by the full Board. The Board’s oversight of risk also includes frequent discussion of our strategy, engaging with management in an annual, multi-day, long-term strategy session, approving annual business and strategic plans, and approving significant transactions. In addition, the Board receives regular reports on the Company’s business and financial results, as well as targeted presentations on various risks.
Certain risk areas, and management’s strategies and processes for managing those risks, are first examined in the respective committee(s) that are responsible for the subject matter of the risk. The chart below shows the primary areas of each committee’s risk oversight. Each committee regularly reports to the full Board on risk areas within its purview. In addition, management regularly reports both to committees, and to the full Board, on various risks.

Board of Directors

Overall Risk Management
Capital structure • Capital management • Strategic and competitive • Financial • Brand and reputation • Operational
Legal and regulatory • Insurance • Investment • Succession planning • Transactions • Corporate social responsibility

Primary Committee Oversight

Human Resources & Compensation •Executive compensation •Equity-based incentive plans •Human capital management •Succession planning •Talent •Compensation-related regulations
Audit & Enterprise Risk
•Financial reporting and internal controls
•Enterprise risk
•Overall risk management structure, process and function
•Insurance reserves
•Fraud
•Internal audit
•Legal and regulatory compliance; litigation
•Technology delivery
•Cybersecurity, privacy and data management risk
•Business continuity
•Climate risk

Governance & Nominating
•Governance structure and controls
•Governance-related legal and regulatory compliance
•Corporate citizenship and sustainability
•Board succession planning
•Board, Committee and Chair evaluations
•Code of Conduct
•Corporate Governance Guidelines
•Director independence
•Public policy advocacy and political activities
Investment •Investment strategies, policies, programs and tolerances •Investment allocation •Asset and liability management •Investment performance •Responsible investing •Derivatives use and hedging

Management
To learn more about the risks facing the Company, please review the factors included in “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as updated by subsequent filings by the Company with the SEC.

28	CNO Financial Group, Inc. 2024 Proxy Statement

Enterprise Risk Management
Open communication with management is an important element of the Board’s risk management and oversight. The Board and its committees regularly meet with senior management to review material risks, including the matters identified above. The Audit & Enterprise Risk Committee of the Board oversees management’s processes for managing enterprise risk. CNO’s Chief Risk Officer is responsible for the oversight of enterprise risk management (“ERM”) activities. CNO’s ERM Committee provides management-level oversight of the ERM function, which is responsible for developing and maintaining a risk management framework to assess, manage and mitigate evolving risks. The ERM framework includes a formalized process for assessing the evolving risk profile of the enterprise, as well as quarterly reviews of our key risks to ensure the organization is operating within its stated risk appetite. The Board and its committees receive regular reports on the ERM process from the Chief Risk Officer. The Board and its committees also receive regular reports on legal, regulatory and compliance matters from our General Counsel and members of the Law Department.
Cybersecurity and Technology Risk Oversight
Our cybersecurity approach comprises a holistic strategy that includes comprehensive security policies and standards, a robust security awareness and education program, and the implementation of advanced and layered defenses. Our cybersecurity program is aligned with generally accepted principles and practices for securing information systems and data. The program is designed to comply with all applicable laws and regulations and uses guidance from many best practices. Our cybersecurity program, policies and controls align to those of the National Institute of Standards and Technology’s Cybersecurity Framework.
We have established and continue to enhance our procedures for identifying cybersecurity risks and implementing defenses to mitigate these risks. We devote significant resources to maintaining and regularly updating our systems and processes to protect the security of our computer systems, software, networks and other technology assets against unauthorized parties attempting to access confidential information, destroy data, disrupt or degrade service, sabotage systems or cause other damage. Our cyber incident response plan provides procedures and controls for timely and accurate reporting of any material cybersecurity incident, and each associate is educated, trained and tested on cybersecurity to help be our first line of defense.
We recognize that security is an enterprise concern and requires stakeholders from across the enterprise to understand and manage this risk. Our security management structure reflects a centralized security program that coordinates security functions across the enterprise. Our Chief Information Security Officer (“CISO”), who oversees the Cybersecurity Services Team, reports directly to our Chief Information Officer and is responsible for the overall strategy and function of the cybersecurity program. We also have a cybersecurity steering committee that takes an active role in setting strategic direction for cybersecurity initiatives and provides oversight and guidance for overall information security risk management. The CISO provides regular reports on our cybersecurity program and potential risks to the Audit & Enterprise Risk Committee of the Board. The Audit & Enterprise Risk Committee regularly briefs the full Board on these matters. One Audit & Enterprise Risk Committee member holds the CERT Certification in Cybersecurity Oversight from Carnegie Mellon University and a second has significant work experience related to technology and data security.
For more information on our cybersecurity and technology risk management, strategy and governance, see “Item 1C. Cybersecurity” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Corporate Social Responsibility Oversight
Corporate social responsibility principles are central to our overall business strategy and embedded in our corporate values and culture. We believe that building a sustainable business will drive value creation for all of our stakeholders. Our approach focuses on six key areas that are most relevant to our business: (i) promoting ethical and responsible business practices, (ii) serving our customers, (iii) developing and supporting our associates, (iv) investing prudently, (v) philanthropy and community relations and (vi) environmental responsibility. Each committee of the Board has key responsibilities related to corporate social responsibility (see pages 19–22) and oversees certain related risks (see page 28). The Board and its committees are updated regularly on progress, developments and risks related to these areas.
CNO’s management Council on Sustainability, in coordination with the Board and its committees, partners with key groups across the Company to continue to advance our approach across these key areas of focus. The goals and benchmarks that reflect our programs are managed by this council. Our Vice President of Investor Relations and Sustainability acts as the central point of contact to support and monitor Company-wide initiatives that relate to our corporate social responsibility.

CNO Financial Group, Inc. 2024 Proxy Statement	29

Relationship of Compensation Policies and Practices to Risk Management

How Do We Manage Risk Related to Our Compensation Programs? CNO’s compensation programs carefully and appropriately balance risks and rewards and do not incent inappropriate risk-taking.

Multiple performance measures
•Mostly financial and quantitative in nature.
•Designed to hold associates accountable for sustained improvement in core operating performance of the Company.
•Minimizes potential for any single indicator to have undue influence.

Fixed and variable components
•Variable capped at no more than two-times target, mitigating risk of excessive rewards for temporary and unsustainable results.
•Officer’s equity-based compensation aligns their interests with those of shareholders.

Multiple-year vesting	•Serves as a retention tool. •Encourages decisions based on long-term results rather than temporary stock price increases.

Executives subject to stock ownership guidelines
•Requires compliance with baseline stock ownership guidelines for duration of employment.
•Encourages executives to focus on sustaining long-term performance rather than maximizing performance in any one year.
•Aligns executives’ interests with those of shareholders.

Strong clawback provisions
•Clawback policy provides right to recapture incentive compensation from our executive officers in the event of an accounting restatement or other detrimental conduct that has caused, or is likely to cause, material financial, operational or reputational harm to the Company.
•Our Annual Cash Incentive/P4P and LTI plans contain additional clawback provisions. See page 63 for more information.

Other Governance Matters
Approval of Related Party Transactions
The Board approved the Company’s written policy that sets forth the principles concerning related person transactions and agreements with a Related Person. “Related Person” is defined as a director, director nominee, executive officer, shareholder owning more than five percent of the Company’s stock, or an immediate family member of any of the foregoing. Under the policy, the Governance Committee (or other designated committee comprised exclusively of independent directors) must approve any related person transaction that meets the threshold for disclosure in the Proxy Statement under applicable SEC rules and regulations (a “Related Party Transaction”), which generally apply to transactions involving amounts exceeding $120,000 in which a Related Person has a direct or indirect material interest.

30	CNO Financial Group, Inc. 2024 Proxy Statement

A Related Person is required to report, in a timely manner, either to the Board Chair or the Governance Committee Chair, any proposed transaction or agreement that could be considered a Related Party Transaction. The two chairs then jointly determine if the proposed transaction or agreement should be considered by the Governance Committee as a Related Party Transaction, including whether any director should be recused from participating in that consideration because of conflict of interest. In considering whether to approve a Related Party Transaction, the Governance Committee will consider all relevant factors, including the business reasons for and material terms of the transaction or agreement, available alternatives on comparable terms transacted on an arms-length basis, whether the transaction or agreement would impair the Related Person’s independence (if applicable), actual or apparent conflicts of interest and the overall fairness of the transaction or agreement to the Company.
The Governance Committee will consider the proposed transaction or agreement in a timely manner, taking into account the facts and circumstances enumerated above. If such proposed transaction or agreement is not approved in advance, the Governance Committee will take action as soon as practicable after becoming aware of the transaction or agreement to ensure compliance with the policy. There were no such transactions or agreements involving the Company and a Related Person in 2023 or to date in 2024.
Various Company policies and procedures, including the Code of Conduct and the annual questionnaires that are completed by all Company directors, officers and associates, require timely disclosure of transactions or relationships that may constitute conflicts of interest or otherwise require disclosure under applicable SEC rules and regulations. Any Related Person transactions or agreements that are identified under these additional policies and procedures will be considered under the process described above.
Code of Conduct
We have adopted a Code of Conduct that applies to all directors, officers and associates regarding their obligations in the conduct of the Company’s affairs. A copy of our current Code of Conduct is available on our website at www.CNOinc.com in the “Investors—Governance” section. Within the time period specified, and to the extent required by the SEC and the NYSE, we will post on our website any amendment to our Code of Conduct and any waiver applicable to our executives. No such waivers have been requested or granted in 2023 or to date in 2024.
Corporate Governance Guidelines
CNO is committed to best practices in corporate governance. The Board, upon the recommendation of the Governance Committee, has adopted a set of Corporate Governance Guidelines, which include director responsibilities, independence, selection and review. These guidelines are periodically reviewed and updated by the Governance Committee and the Board to reflect the Board’s view of current best practices. A copy of the CNO Corporate Governance Guidelines is available on our website at www.CNOinc.com in the “Investors—Governance” section.
Communications with Directors
Shareholders may contact any member (or all members) of the Board by mail. To communicate with the Board or any group or committee of directors, written correspondence should be addressed to the Board or any such individual director or group or committee of directors by either name or title. All such written correspondence should be sent in care of the CNO Corporate Secretary to CNO Financial Group, Inc., 11299 North Illinois Street, Suite 200, Carmel, Indiana 46032. The Corporate Secretary will forward any communications to the specified director or directors. Any communication that relates to the Company’s accounting, internal accounting controls or auditing matters will also be forwarded by the Corporate Secretary to the Audit Committee Chair.
Compensation Committee Interlocks and Insider Participation
Ms. Henderson and Mr. Foss served on the Human Resources & Compensation Committee throughout 2023. Mr. Brown joined the Committee in May 2023. Ms. Brown and Mr. Sievert served on the Committee until May 2023. None of the members of the Human Resources & Compensation Committee during 2023 is or has been an officer or associate of the Company. None of our executive officers serves, or served during 2023, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or the Human Resources & Compensation Committee.
Copies of Corporate Documents
In addition to being available on our website at www.CNOinc.com in the “Investors—Governance” section, we will provide to any person, without charge, a printed copy of our committee charters, Code of Conduct and Corporate Governance Guidelines upon request being made to CNO Investor Relations, 11299 North Illinois Street, Suite 200, Carmel, Indiana 46032; by telephone: (317) 817-2893; or email: ir@CNOinc.com.

CNO Financial Group, Inc. 2024 Proxy Statement	31

2023 Shareholder Outreach

Our Annual Engagement Program Promotes Greater Communication With Our Investors
Our investors’ feedback is important to us. Throughout 2023, senior management invited shareholders representing over 60% of our outstanding shares and connected with shareholders representing approximately 50% of our outstanding shares (in both cases, outstanding shares as of December 31, 2023) to engage on matters of business strategy and performance, corporate governance, executive compensation and corporate social responsibility. Board members were invited to join when corporate governance-related topics were included on the agenda.
Outreach efforts were accomplished through non-deal roadshows, individual calls and attendance at analyst and industry conferences. We have an active Investor Relations team that is focused on engaging with investors and coordinating discussions with senior management on relevant business and industry topics. We regularly receive positive feedback from investors and other stakeholders regarding our outreach practices.
During corporate governance discussions including our Board members, the directors and senior management responded to questions and discussed our corporate governance practices and corporate social responsibility efforts. The shareholder representatives who participated told us that they appreciated the opportunity to engage, particularly with our Board members, and our willingness to consider their input into our decision-making process. They spoke favorably about our governance practices and approach and provided constructive feedback and insights into various aspects of our programs and disclosures.
We continue to find our shareholder engagement process to be highly valuable and intend to proactively seek and consider such input on an ongoing basis.

32	CNO Financial Group, Inc. 2024 Proxy Statement

Human Capital Management

The Human Resources & Compensation Committee of our Board actively engages in the oversight of our human resource initiatives and receives regular updates from management on progress and developments.
As of December 31, 2023, we employed approximately 3,500 full-time associates, nearly all of whom are located in the United States. CNO associates are among our most important resources and are critical to achieving our mission: To secure the future of middle-income America by providing insurance and financial services that help protect their health, income and retirement needs, while building enduring value for all our stakeholders. We rely on our associates to develop products, advise clients, service customers and support the efficient running of the organization. Therefore, we focus significant attention on attracting and retaining talented, experienced individuals to serve our customers and manage and support our operations.
Our commitment to our associates is demonstrated through several areas of focus, including those discussed below. Our efforts have been recognized through numerous awards, including Fortune’s Best Workplaces in Financial Services & Insurance,™ Forbes’ Best Insurance Companies and Forbes’ Best Mid-Size Employers, a collective reflection of the support that we receive from our associates, customers and communities in which we live, work and serve. See page 34 for more detail.
Associate Development and Engagement
CNO provides a supportive environment designed to encourage all associates to pursue their professional goals and career objectives through one-to-one coaching, mentoring, continuing education, professional education and training. We also regularly collect associate feedback through surveys to better learn and understand associates’ needs, priorities and issues of concern.
Compensation
At CNO, we strive for a culture of exceptional performance. We believe in developing associates through a challenging work environment coupled with extensive support and training. We are committed to fair pay practices and pay equity. To support pay transparency, we provide education to associates on how compensation decisions are made, and we share competitive ranges for roles across the enterprise. Our compensation philosophy is focused on pay-for-performance. In 2023, we continued to offer annual cash incentives or sales incentive programs to all associates, reflecting our performance philosophy at all levels of the organization. We reward overall and individual performance that drives long-term success for the Company and our associates. Further information on our compensation program may be found in the “Compensation Discussion and Analysis” beginning on page 39.
Health and Well-Being
Supporting our associates’ physical, emotional and financial well-being is at the center of how we engage our workforce. Our comprehensive associate benefits include medical, dental and vision insurance coverage, as well as an extensive well-being program. We understand healthcare affordability is fundamental and have introduced tiered premiums for CNO’s health plan that align with an associate’s salary level.
CNO’s well-being program encourages associates and their families to engage in healthy lifestyle choices, including completing preventive exams and screenings and taking care of their mental well-being. In 2023, we invested in a new well-being platform that launched in January 2024 and simplifies navigation to benefit resources and vendors and helps associates maximize their well-being benefits. To focus on mental well-being, we also enhanced paid time-off benefits by expanding bereavement time off in 2023, increasing paternal and maternity leave and adding two new Company-paid holidays for 2024.
We offer flexible work arrangements for the vast majority of our associates, which includes working from home, working from the office, or a mix of both options. We remain committed to delivering consistent service while also providing workplace flexibility to our associates.
In 2023, CNO’s commitment to health and well-being also earned CNO recognition on the list of 2023 Healthiest 100 Workplaces in America by Healthiest Employers and Springbuk for a tenth consecutive year.

CNO Financial Group, Inc. 2024 Proxy Statement	33

Inclusion and Belonging
Doing what’s right for our associates, agents, customers and communities is embedded in CNO’s business operations and corporate values. We’re proud of our commitment to creating a supportive and inclusive workplace where associates can bring their whole authentic selves to work.
Inclusivity and representation improve all parts of our business — from how we build top performing teams, serve our customers and develop our product features. We believe an environment that fosters collaboration, inclusion and trust supports our mission, builds a strong sense of community and leads to greater innovation and better solutions. This environment and inclusive culture creates benefits that are shared by our associates, customers and, ultimately, our shareholders.
CNO’s Diversity Council brings together leaders from across the Company in support of workplace inclusion. Our six associate-led Business Resource Groups and three affinity groups focus on mentoring, education and community outreach. CNO’s Chief Executive Officer signed the CEO Action for Diversity & Inclusion™ pledge in 2018 and has been a member of the CEO Action for Racial Equity Governing Committee since 2020. CNO also signed the Indy Racial Equity Pledge in 2021.
Awards and Recognition
CNO has been recognized through numerous awards for diversity, associate engagement and well-being. These awards would not be possible without the support of our associates, agents, customers and the communities in which we live, work and serve. Highlights of CNO’s 2023 recognition includes:
»Named as one of Fortune’s Best Workplaces in Financial Services & Insurance.
»Named as one of Forbes’ Best Insurance Companies.
»Named as one of Forbes’ Best Mid-Size Employers.
»Named as one of Forbes’ Best Employers for Diversity for the fourth year.
»Recognized as a Healthiest 100 Workplaces in America by Healthiest Employers® and Springbuk® for the tenth year. Also recognized in Illinois, Indiana, Philadelphia and Orlando as a Healthiest Employer for Workplace Wellness.
»Named as a Platinum Recipient of the Bell Seal for Workplace Mental Health® by Mental Health America.
»Recipient of the Best Employers: Excellence in Health & Well-Being Award from the Business Group on Health.
»Received a perfect score of 100 on the Human Rights Campaign 2023-2024 Corporate Equality Index® and earned the designation as a Best Place to Work for LGBTQ+ Equality.
»Recognized as an Apex Training Award recipient.

Forbes 2023

AMERICA'S BEST INSURANCE COMPANIES

POWERED BY STATISTA

Forbes 2023

AMERICA'S BEST MID-SIZE EMPLOYERS

POWERED BY STATISTA

Forbes 2023

BEST EMPLOYERS FOR DIVERSITY

POWERED BY STATISTA

HUMAN
RIGHTS
CAMPAIGN
FOUNDATION®

2023
2024

EQUALITY 100

Leader in LGBTQ+
Workplace Inclusion

34	CNO Financial Group, Inc. 2024 Proxy Statement

Corporate Social Responsibility

Social responsibility is at the core of our culture. Operating with integrity, while putting the needs of our customers first, are practices that are deeply embedded in our corporate DNA. Our products help millions of middle-income Americans gain access to financial protection to help them build a more secure future. Our long-term success is tied to the well-being of our customers, associates, agents, communities and the way we conduct business.
We publish an annual Corporate Social Responsibility Report (“CSR Report”), in which we proudly highlight the work of our associates, agents, leadership team and Board to influence positive change. All of our sustainability materials may be found on our website at www.CNOinc.com in the “Investors—Sustainability” section. Our CSR Reports and other sustainability materials are not incorporated by reference into this Proxy Statement or considered to be part of this document. CNO’s Council on Sustainability, in coordination with our Board and Governance Committee and other leaders, partners with key groups across the Company to continue to drive the advancement of our corporate social responsibility strategy. Our Board oversees this strategy and its progress.
Our Six Focus Areas
Our approach is focused on six key areas that are most relevant to our business:

»Promoting ethical and responsible business practices. »Serving our customers. »Developing and supporting our associates.	»Investing prudently. »Caring for the environment. »Giving back to our communities.
Promoting Ethical and Responsible Business Practices
At CNO, our business is built on trust and promises.
»Our customers trust us with their healthcare and retirement planning, and we promise to honor our policy commitments and be there when they need us most.
»Our shareholders trust us to return fair value for their investment, and we promise to be responsible stewards of our Company resources.
»Our agents and associates trust one another, and we promise to be accountable and respectful to each other and to our Company.
We recognize that the decisions we make as a company, and the actions of our associates and agents, directly impact our ability to keep our promises and maintain the trust that we hold as essential.
Our Code of Conduct outlines our expectations surrounding key issues and business practices, including anti-money laundering, political activities and contributions, conflicts of interest, fraud prevention, data security, confidentiality, gift giving and fair competition. Our associates are required to be familiar with, and to act in accordance with, our Code of Conduct. A copy of our current Code of Conduct is available on our website at www.CNOinc.com in the “Investors—Governance” section.
Our directors bring a diverse range of leadership, business, professional and personal experiences to the Board. We observe governance best practices relating to our Board structure, shareholder rights and governance philosophy. More information can be found under “Board and Governance Matters” and “Compensation Discussion and Analysis—Key Practices in Corporate Governance and Executive Compensation” beginning on pages 19 and 42, respectively.
Enterprise risk management is integral to our business. The Board is responsible for overseeing the Company’s risk profile and management’s processes for managing risk. More information as to how the Board oversees risk management can be found under “Board’s Role in Risk Oversight” beginning on page 28.
At CNO, we recognize that security is an enterprise concern and requires stakeholders from across the enterprise to understand and manage this risk. More information on the management and oversight of these risks can be found under “Cybersecurity and Technology Risk Oversight” on page 29.

CNO Financial Group, Inc. 2024 Proxy Statement	35

Serving Our Customers
Enhancing the customer experience is one of our core strategic initiatives. Every customer purchase of a CNO product represents a promise between our Company and the policyholder. We take seriously this responsibility by prioritizing the care and attention needed to achieve a positive customer experience, which we formalized in our Responsible Insurance Sales and Marketing Statement.
Examples of support for our customers include:
»We offer customers the option to engage with us on the phone, virtually, online, face-to-face with agents or through a combination of sales channels.
»We offer customers web chat, digital claim filing and improved claims efficiency through digital processing to provide an enhanced customer service experience.
»We continuously evaluate the current and future financial needs of our customer base to determine the new products and features that will enhance our overall product portfolio, recently introducing accelerated underwriting on a portion of our simplified issue life insurance products that provides a majority of customers with an instant rate decision.
»We continue to make available online studies, articles and awareness campaigns and operate our consumer education program, the Center for a Secure Retirement, in order to provide insight and practical advice to help middle-income Americans achieve financial security in retirement.
Developing and Supporting Our Associates
We believe that corporate social responsibility starts with our Company’s responsibility to our associates. We are proud to offer a workplace that encourages inclusivity and belonging, fosters collaboration, values integrity and promotes professional growth. For additional information on our commitment to our associates, see pages 33–34.
Investing Prudently
To fulfill our promises and financial commitments to our policyholders, which may arise many years in the future, we seek to responsibly invest the premiums that we collect in high-quality assets that generate appropriate risk-adjusted returns and, to the extent practical and expected by our stakeholders, reflect our core values.
At CNO, we recognize that integration of corporate social responsibility into our investment process can enhance our ability to identify, evaluate, monitor and react to investment risks in a manner that promotes our investment objectives, particularly over the long term. Our overall investment approach centers on developing high-quality portfolios diversified across asset classes, and which closely adhere to risk tolerances and practices, including discipline around quality, diversification and liquidity parameters. In 2023, we refreshed our responsible investment policy addressing how we integrate environmental, social and governance (“ESG”) principles into our investment process. We measured the carbon footprint, among other metrics, of our investment portfolio and continued our reduction strategy. We also funded approximately $158 million in new impact investments. These investments were in sustainability bonds, green bonds, affordable housing-focused municipal bonds and impact funds.
In 2020, CNO became a signatory of the Principles for Responsible Investment (PRI), an international network of investors working together to implement its six aspirational principles. CNO is committed to the adoption and implementation of the PRI’s six principles.
Philanthropy and Community Relations
CNO supports our communities, associates and customers through non-profit organizations that focus on the health and financial wellness of middle-income Americans. From our executive leadership group to individual associates, service in our communities remains a central element of our corporate culture. Some highlights of 2023 include:
»$2.5 million — the approximate value of total, local community impact from the philanthropic efforts of CNO, our associates and our insurance agents. This includes:
•Approximately $1.4 million in corporate donations through tax credit scholarship programs for schools.
•Approximately $866,000 in corporate donations to 501(c)(3) non-profit organizations, including a $50,000 donation to the African American Alliance of CDFI CEOs, a coalition of CEOs of Black-led community development financial institutions (CDFIs) that is committed to social and economic justice for African American communities.
•Approximately $75,000 in donations from associates.
•Approximately $221,000 raised through grassroots efforts and community fundraising.

36	CNO Financial Group, Inc. 2024 Proxy Statement

»Approximately 88% of our local community impact comes from financial and in-kind donations from the Company.
»We proudly maintained our annual, budgeted corporate donations to our charity partners in 2023.
»CNO supports several partner organizations, including the Alzheimer’s Association, American Cancer Society, American Heart Association, African American Alliance of CDFI CEOs and various scholarship programs.
»8,750 hours — the approximate amount of time our associates contributed to volunteer service in their local communities, including time donated to our spring and fall CNO Giving Back Days community service projects.
Environmental Responsibility
CNO is committed to minimizing the impact of our operations on the environment while integrating environmental and sustainability processes into all our business practices and throughout our value chain. Through our CNO Council on Sustainability and our environmental affinity group, both comprised of senior leaders, associates and facilities team members, CNO is advancing efforts to reduce our carbon footprint, encourage sustainability in the workplace, and drive enterprise-wide green initiatives.
Examples of our sustainability efforts include:
»Adopted the Task Force on Climate-Related Financial Disclosures (TCFD).
»In 2022, achieved our commitment to reducing our scope 1 and 2 greenhouse gas emissions by 25% by 2030, eight years ahead of our goal.
»Integrated ESG principles into our investment process, as summarized above.
»Incorporated specific environmentally responsible criteria in evaluating all new and reimagined physical locations.

CNO Financial Group, Inc. 2024 Proxy Statement	37

Proposal 2

Approval, by non-binding advisory vote, of the executive compensation of the Company’s Named Executive Officers

The Board of Directors unanimously recommends you vote FOR this proposal.

General
As required by Section 14A of the Securities Exchange Act of 1934 and the related rules of the SEC, we are asking shareholders to approve, in a non-binding advisory vote, the compensation paid to our Named Executive Officers as discussed under “Executive Compensation,” beginning on page 39, through the following resolution:
“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion, is hereby approved.”
While the results of the vote are non-binding and advisory in nature, the Board and the Human Resources & Compensation Committee will carefully consider the results of this vote. Currently, a non-binding advisory vote on executive compensation occurs annually, and we anticipate that the next vote will be at the next Annual Meeting of Shareholders.
Our compensation programs are designed to attract, retain and motivate the executives who lead our Company. The Human Resources & Compensation Committee has designed a compensation program that pays for performance and aligns management’s interests with those of the Company’s shareholders and other stakeholders. Key features of our compensation programs are described in the “Compensation Discussion and Analysis” section that follows.
Required Vote
The affirmative vote of a majority of shares of common stock present in person or represented by proxy and entitled to vote on the subject matter is required to approve, in a non-binding advisory vote, the compensation paid to our Named Executive Officers. Abstentions will have the effect of a vote “against” this proposal. Broker non-votes will have no effect on the outcome of the vote with respect to this proposal because the shares subject to the broker non-vote will not be entitled to vote on this matter.

38	CNO Financial Group, Inc. 2024 Proxy Statement

Executive Compensation

Compensation Discussion and Analysis
Executive Summary
This Compensation Discussion and Analysis (“CD&A”) describes the Company’s executive compensation design. It also explains how the Human Resources & Compensation Committee (the “HRCC” or the “Committee”) made compensation decisions for the Named Executive Officers (the “NEOs”) in 2023 and provided oversight of the Company’s approach to overall employee compensation and benefit programs.
2023 Compensation Design Highlights
CNO’s compensation design is intended to promote the long-term success of the Company by driving our strategic priorities through a strong corporate culture that adheres to CNO’s values. Our associates and agents continue to be at the center of our ability to fulfill our mission: To secure the future of middle-income America by providing insurance and financial services that help protect their health, income and retirement needs, while building enduring value for all our stakeholders.
The HRCC has designed a compensation program that pays for performance and aligns management’s interests with those of the Company’s shareholders and other stakeholders. Our compensation design is focused on strategic plan delivery and simultaneously is intended to attract, retain and motivate the executive officers who lead our Company. This philosophy also guides our compensation approach to pay for performance, attract, retain and motivate our entire associate population.
CNO’s 2023 compensation design is consistent with prior years. The design strongly links pay to performance, supports the advancement of the Company’s strategic priorities and takes into account the variability that external forces may have on the business.
The key objectives of the 2023 compensation program were to (1) continue to demonstrate a strong connection between pay and Company performance; (2) balance execution of our near-term business plan with longer-term strategic priorities that require multi-year investments; (3) leverage CNO’s diverse and integrated distribution model to deliver growth by increasing market penetration of products and services to customers; (4) drive performance during uncertainty created by external forces; (5) retain and attract talent in a competitive job market; (6) reinforce the importance of serving our customers’ needs while supporting our associates; and (7) recognize the importance of prudent investments to the success of our business strategies.
Our executive compensation program consists of three primary components: base salary, annual cash incentive compensation and long-term incentive compensation. Key 2023 decisions and actions regarding our NEO compensation are described below.
»Base salary:
•The only fixed component of executive compensation and comprises the smallest percentage of total compensation.
•Two of the NEOs received a merit increase, as described in more detail below.
•98% of CNO’s 2023 merit pool funded salary increases for our associates who are not executive officers.
»Annual Cash Incentive/Pay-for-Performance Plan (“Annual Cash Incentive/Pay-for-Performance (P4P) Plan”):
•Rewards our associates, including our executive officers, for delivering targeted financial and operational results. For 2023, the Annual Cash Incentive/P4P plan paid out approximately $30 million, 78% of which was paid to our associates who are not executive officers.
•Maintained mix of quantitative (80%) and qualitative (20%) performance metrics.
•Maintained emphasis on corporate financial metrics and investment metrics. Refinements made to improve alignment, simplicity and transparency:
•The Combined In-force EBIT metric used in 2022 was replaced with Operating Earnings Before Interest, Taxes and Non-Deferred Acquisition Expenses. This improves transparency as the new metric can be readily calculated by using items publicly disclosed in our financial statements.

CNO Financial Group, Inc. 2024 Proxy Statement	39

•Simplified investment metrics by removing Portfolio Excess Returns, which measures similar outcomes as the Total Return Versus Benchmark metric. Its 2022 weighting was reallocated equally among the remaining investment metrics.
•Continued to utilize corporate social responsibility metrics:
•Added an associate engagement goal to the “social” component within the qualitative metric applicable for all executive officers.
•Investment benchmark measuring portfolio ESG ratings (MSCI ESG Score) replaced with an absolute measure (Overall ESG Portfolio Rating); the absolute measure makes it simpler to define improvement as a specific numerical objective is set irrespective of a shifting benchmark.
•Continued to set prospective targets equal to the Company’s business plan for the year; maintained performance ranges and symmetry of threshold and maximum to target.
»Long-Term Incentive (“LTI”) Plan:
•Aligns our management’s interests to those of our shareholders and helps to drive long-term shareholder value creation while incentivizing key executive talent.
•Maintained emphasis on our performance shares (“P-shares”) while balancing the retentive qualities of restricted stock units (“RSUs”), using an LTI award mix of 55% P-shares and 45% RSUs.
•Maintained three-year relative total shareholder return (“TSR”) modifier and three-year cliff vesting on one-year P-share metrics of 50% operating return on equity (“Operating ROE”) and 50% operating earnings per share (“Operating EPS”).
•Over a three-year period, the one-year Operating ROE and Operating EPS results are subsequently adjusted by a relative TSR modifier.
•Three-year relative TSR modifier aligns payouts with shareholder experience over the three-year time horizon.
•Three-year cliff vesting encourages retention.
•Continued to set prospective targets equal to the Company’s business plan for the year; maintained performance ranges and symmetry of threshold and maximum to target.
Additional detail on our Annual Cash Incentive/P4P Plan can be found beginning on page 49 and additional detail on our LTI Plan can be found beginning on page 55.
With these design features, we maintained our strong pay-for-performance philosophy, with the highest proportion of compensation for executive officers “at risk.” The following charts show each element of 2023 target NEO compensation, including the mix of short-term and long-term incentives as well as the amount of “pay-at-risk” for the CEO and for the other NEOs:

Additional information on the target level of 2023 total annual cash and total direct compensation for each NEO can be found on page 48.

40	CNO Financial Group, Inc. 2024 Proxy Statement

2023 Compensation Results Highlights
CNO delivered solid 2023 financial results, reinforcing the strength of our diverse and integrated distribution model and broad product portfolio. Our unique capability to marry a virtual connection with our established, in-person agent force — who complete the critical “last mile” of sales and service delivery — remains a key differentiator driving this performance.
In 2023, we delivered four quarters of consistent sales momentum across both our Consumer and Worksite divisions, increased the number of our agents, and achieved record growth in multiple product categories. Our performance underscores the health and strength of our business.
Our financial health remained strong, enhanced by our new Bermuda reinsurance structure. Insurance product margin was stable, supported by our diversified product suite and strong investment income. Net investment income results benefited from the combination of strong new money rates and sales production, which drove growth in net insurance liabilities and the assets supporting them. Fee income improved as we grew fee revenue and expanded margins. We reported an expense ratio consistent with our stated guidance for the year, demonstrating our continued focus on disciplined expense management.
Across the enterprise, we made significant progress with corporate social responsibility as detailed on pages 35–37.
Our 2023 financial results demonstrated solid execution of our business plan, resulting in the following payouts for our NEOs:
»Annual Cash Incentive/P4P Plan: 103%–110% of target.
»2021−2023 P-shares: (1) 135.9% for P-shares based on 2021 Operating ROE and (2) 142.4% for P-shares based on 2021 Operating EPS, in each case, after applying the three-year relative TSR modifier (which decreased the payout by 25%).
No retrospective changes to our 2023 performance metrics or targets were made.
Additional information on our 2023 financial performance can be found on pages 1–3. Additional information on the compensation paid to each NEO for 2023 can be found on page 66.
CEO 2023 Target Total Direct Compensation and Committee Philosophy of CEO Compensation
As detailed under “Overview of 2023 Target Compensation” on page 48, our CEO’s 2023 target total direct compensation was approximately $9.3 million. In determining target total direct compensation for our CEO, the HRCC reviewed strategic business goals, peer group data, proprietary and publicly available compensation surveys and data, and considered our CEO’s experience, level of responsibility, individual job performance, leadership in delivering corporate performance, job tenure and future potential. Following this process, the Committee determined that target total direct compensation of approximately $9.3 million for the CEO was appropriate and in line with market competitive levels.
Consistent with our pay-for-performance philosophy, the Committee designed the vast majority of Mr. Bhojwani’s annual and long-term incentives to be performance based (i.e., “pay-at-risk”). In 2022 and 2023, 87% and 89%, respectively, of Mr. Bhojwani’s target total direct compensation was pay-at-risk.
To further align the interests of the CEO with those of the Company and its shareholders, Mr. Bhojwani is subject to the Company’s stock ownership guidelines, which require that the CEO hold Company securities with an aggregate value of at least five times his base salary. Mr. Bhojwani is in full compliance with this requirement, as his actual holdings are over 25 times his base salary. See pages 63 and 87 for more information. Mr. Bhojwani’s performance-based compensation also is subject to the Company’s clawback rights described on pages 63–64.
In this Compensation Discussion and Analysis, we refer to certain non-GAAP financial measures (including operating return on equity and operating earnings per share) when describing our financial and operational results during 2023. For additional information regarding these and certain other non-GAAP financial measures and for reconciliations to the applicable GAAP measures with respect to our fiscal year 2023 financial results, please refer to Annex A—Information Related to Certain Non-GAAP Financial Measures to this Proxy Statement and the information set forth in our periodic filings with the SEC.

CNO Financial Group, Inc. 2024 Proxy Statement	41

Key Practices in Corporate Governance and Executive Compensation
The HRCC strives to maintain best practices in corporate governance and executive compensation.

What We Do

Pay for Performance: The vast majority of NEO target total compensation is tied to Company-wide, business segment or individual performance or a combination thereof and therefore is considered to be “pay-at-risk.” Our compensation design balances execution of our near-term business plan with longer-term strategic priorities that require multiple-year investments.

Balanced View on Performance: We take a balanced approach to measuring our performance by employing (1) relative and absolute and (2) quantitative and qualitative performance metrics in our compensation design.

Stock Ownership Guidelines: To align our executive officers with shareholder interests, our CEO and all of his direct reports (including all other NEOs) are required to maintain ownership levels in accordance with Company policy. The CEO is required to maintain ownership equal to five times his base salary, and the others are required to maintain ownership equal to three times their respective base salaries. As of December 31, 2023, all NEOs have met or are within their allowable timeframes for meeting these guidelines. See pages 63 and 87 for more information.

Double-Trigger Change in Control: Severance and accelerated vesting of equity awards are triggered in connection with a change in control of the Company only by a qualified termination of employment within six months in anticipation of, or within two years following, a change-in-control event. See pages 73–75 for more information.

Strong Clawback Rights: Our incentive compensation is subject to strong clawback rights. Our Clawback Policy provides rights to recapture incentive compensation from our executive officers in the event of an accounting restatement or detrimental conduct that has caused, or is likely to cause, material financial, operational or reputational harm to the Company. Our Annual Cash Incentive/P4P and LTI plans contain additional clawback provisions. See pages 63–64 for more information.

Independence of Executive Compensation Consultant: Willis Towers Watson (“WTW”) has served as the Committee’s independent executive compensation consultant since August 6, 2019. WTW was engaged following the Committee’s thorough review of potential consultants and an analysis by the Committee of their independence pursuant to SEC and NYSE requirements. WTW has no business or personal relationships with any of our NEOs.

Ongoing Succession Planning: Throughout the year, the HRCC regularly engages in in-depth discussions regarding executive succession planning and talent development. Succession planning is reviewed by the entire Board at least annually.

Strive to Understand Our Shareholders’ Views: We undertake an annual shareholder outreach program focused on executive compensation, governance, environmental and social matters. We consider our shareholders’ input when designing our executive compensation program.

Proxy Access: Our Bylaws provide shareholders with proxy access rights for Board member nominations.

Corporate Social Responsibility: Corporate social responsibility principles are central to our overall business strategy and embedded in our corporate values and culture. We believe that building a sustainable business will drive value creation for all of our stakeholders. Our approach focuses on six key areas that are most relevant to our business: (1) promoting ethical and responsible business practices, (2) serving our customers, (3) developing and supporting our associates, (4) investing prudently, (5) philanthropy and community relations and (6) environmental responsibility. The Board and its committees are updated regularly on progress, developments and risks related to these areas. We have a full-time leader to develop and embed diversity, equity and inclusion practices into all human capital programs and policies including recruiting and selection, talent management and leadership development. In 2023, we maintained corporate social responsibility metrics in our Annual Cash Incentive/P4P Plan. We publish a Corporate Social Responsibility Report, which is available on our website at www.CNOinc.com in the “Investors—Sustainability” section.

Contractual Protections: Every executive officer is subject to non-solicitation and confidentiality agreements that extend one year beyond termination of employment. In addition, our CEO and Division Presidents are subject to non-competition agreements that extend one year beyond termination of employment. Additional information on these protections may be found on pages 62–63.

42	CNO Financial Group, Inc. 2024 Proxy Statement

What We Do Not Do

No Supplemental Executive Retirement Plans: We do not offer SERPs to our current executive officers other than the Company’s non-qualified deferred compensation plan (“Deferred Compensation Plan”).

No Excise Tax Gross-Up Provisions: We do not increase the gross amount of payments to account for excise taxes.

No Significant Perquisites: Our executive officers generally participate in broad-based, Company-sponsored, benefits programs on the same basis as other full-time associates (e.g., 401(k), medical, dental, life insurance).

No Re-Pricing of Stock Options: Re-pricing of underwater Stock Options without shareholder approval is prohibited except in the event of certain permissible corporate events, including but not limited to stock splits or recapitalizations.

No Hedging, Pledging or Derivative Transactions: Directors and executive officers, including NEOs, are prohibited from pledging and hedging activities related to our equity securities, including holding CNO shares in margin accounts. They are also prohibited from engaging in any transaction involving any derivative securities related to CNO shares.

Limited Use of Employment Contracts: Except for our CEO, none of our executive officers are parties to employment agreements. Additional information on the CEO’s employment agreement may be found on page 62.

No Uncapped Awards: All awards under our Annual Cash Incentive/P4P and LTI plans are subject to caps.

“Say-on-Pay” Results
At our 2023 Annual Meeting, shareholders expressed strong support for our executive compensation design, with over 96% of votes cast in favor of the non-binding advisory resolution on executive compensation. The results of our “say-on-pay” advisory vote and feedback from our shareholder outreach discussions (described on page 32) are part of the Committee’s regular review of our executive compensation design.
Role of the Human Resources & Compensation Committee (HRCC)
The purpose of the HRCC is to provide oversight of the Company’s human resource assets and executive compensation programs to support the Company’s long-term success and the delivery of the Company’s objectives. The HRCC determines the components and amount of compensation for our executive officers and provides overall guidance for our employee compensation policies and programs. In addition, the HRCC actively monitors executive development and succession planning activities with respect to our executive officers and key personnel.
Currently, three of our Board members sit on the HRCC, each of whom is an independent director as required by the NYSE listing requirements. The Board Chair is an ex officio member of the Committee, and other Board members may also participate in Committee meetings, although non-HRCC members do not vote at the Committee level and our CEO is recused from portions of meetings during which his compensation is reviewed. The Board receives regular reports of Committee deliberations and decisions and, at least once annually, reviews the Committee’s written evaluation of the CEO’s performance and compensation. The HRCC’s functions are more fully described in its charter, which can be found on our website at www.CNOinc.com in the “Investors—Governance” section.
Role of the Compensation Consultant
In 2023, the HRCC utilized WTW as its independent compensation consultant. The Committee conducted an assessment of WTW’s independence pursuant to SEC and NYSE requirements. Based on this assessment, the Committee determined that WTW is independent.
Although the compensation consultant is retained directly by the Committee, its personnel interact with our executive officers as needed, particularly our CEO, Chief Financial Officer, Chief Human Resources Officer, General Counsel, and each of their staffs, to provide the Committee with relevant compensation and performance data for our executive officers and the Company overall. In addition, the compensation consultant’s personnel may interact with management to confirm information, identify data questions and/or exchange ideas.

CNO Financial Group, Inc. 2024 Proxy Statement	43

As requested by the Committee, WTW’s services to the Committee in 2023 included:
»Providing competitive analysis of total compensation components for our executive officers, including our NEOs;
»Researching and presenting competitive and emerging compensation practices and regulatory issues;
»Recommending peer groups for compensation and performance;
»Attending Committee meetings;
»Reviewing and evaluating changes to the Company’s executive compensation philosophy and programs;
»Advising on the renewal of our CEO’s employment agreement; and
»Assisting in the preparation of compensation-related disclosures contained in this Proxy Statement (including the pay versus performance disclosure).
The HRCC has the authority under its charter to retain outside consultants or other advisors. One element of that decision process is the Committee’s assessment of an advisor’s independence. Relative to that determination, the Committee takes into account certain independence factors enumerated by the SEC and NYSE.
The Company paid WTW $268,398 in the aggregate for executive compensation consulting services provided to the HRCC in 2023.
Separately, management engaged WTW and its subsidiaries to provide the services described below, which do not pertain to executive compensation. In 2023, CNO paid WTW $60,857 for services pertaining to broad-based compensation support and data services. In addition, WTW Risk and Broking (R&B) business lines provided certain insurance sales and marketing to the Company. The WTW R&B business segment’s management structure is separate from WTW’s executive compensation business. In 2023, CNO paid $32,562,790 in aggregate commissions and fees to R&B for third-party distribution of certain Consumer Division products and other revenue-generating sales and marketing-related services for our Consumer Division. Total payments from CNO to WTW and/or subsidiaries in 2023 totaled less than 1% of WTW’s parent company annual revenue.
How Our Human Resources & Compensation Committee Makes Decisions: Philosophy and Objectives
In making its decisions, the HRCC collects and considers input from multiple sources. The Committee may ask executive officers to attend Committee meetings at which executive compensation and overall and individual performance is discussed and evaluated, during which time executive officers may provide insight, suggestions or recommendations regarding executive compensation. Deliberations generally occur with input from the consultant, members of management and other Board members, however, only the members of the HRCC vote on matters of executive compensation. All elements of the CEO’s compensation are submitted to the full Board for its review and approval.
Philosophy
Our executive compensation programs are designed to pay for performance and align management’s interests with those of the Company’s shareholders and other stakeholders. Our compensation design is focused on strategic plan delivery and simultaneously is intended to attract, retain and motivate the executive officers who lead our Company.

44	CNO Financial Group, Inc. 2024 Proxy Statement

Our compensation philosophy is guided by the following principles:

1 Pay for Performance	2 Target Total Rewards Position	3 Compensation Benchmarking

Rewards are differentiated based on Company, business segment and individual performance.	To attract, retain and motivate, overall rewards are competitive by targeting compensation at approximately the median of the relevant comparator group with additional compensation for achieving superior performance.	We utilize a Comparator Peer Company proxy data and survey data to benchmark compensation.

Pay-for-Performance Objectives
The HRCC strives to provide an understandable reward program that allows us to attract, retain and motivate executive talent with the significant industry experience required to continuously improve our performance and build long-term shareholder value. To achieve this, our programs are designed to:
»Reward operational and productivity improvements that are sustainable. This means that we establish prospective performance goals at targeted performance levels for key financial metrics under (1) our Annual Cash Incentive/P4P Plan, and (2) our P-share awards;
»Align with the manner and timeframe in which the Company develops and executes its strategic business plans;
»Align the interests of our executive officers with those of our shareholders by rewarding shareholder value creation;
»Integrate individual goal-setting, periodic coaching and feedback with the Company-wide performance management program;
»Exercise appropriate judgment to reflect performance standards for an individual executive officer’s achievement of business results, as well as their contribution to our strong corporate culture that adheres to CNO’s values; and
»Offer the opportunity to earn additional compensation when overall or individual performance exceeds expectations.
Compensation Benchmarking Approach and Relevant Comparator Group Selection
In setting target executive compensation opportunities, the Committee looks at base salary, annual cash incentive compensation and long-term incentive compensation, and reviews these compensation components and total direct compensation relative to a select group of peer companies (“Comparator Peer Companies”). For additional information on the components of executive compensation, see pages 47–63.
The Committee’s general philosophy is to compensate our executive officers at approximately the 50th percentile level for total direct compensation, for the achievement of target performance, with additional compensation opportunities for the achievement of superior results.
The Committee annually assesses “competitive market” compensation by reviewing both Comparator Peer Company proxy data and financial services survey data for organizations of similar size and scope developed by its independent executive compensation consultant. The Committee reviews this data and consults with its independent executive compensation consultant to objectively examine external market practices and compare those practices to our internal evaluations and decisions. These studies capture and report:
»Competitive external market data, by position, on a base salary, total annual cash incentive compensation (including bonus) and total direct compensation basis; and
»Long-term equity grants and the vesting status and valuation methodologies of such grants.

CNO Financial Group, Inc. 2024 Proxy Statement	45

Although aggregate pay levels generally are consistent with our compensation philosophy, pay levels for specific individuals may be above or below the targeted competitive benchmark levels. Variances may arise due to factors such as: an individual’s role and responsibilities within our Company; the individual’s experience and expertise; the individual’s time in position; and the pay levels for peers within the Company. In some instances, the amount and structure of compensation results from negotiations with an executive at the time that the individual was hired, which may reflect competitive labor market pressures to attract and hire quality executive talent in our industry. To attract and retain such talent, the Company also seeks to provide benefit levels in line with those offered by comparable publicly traded companies, although without necessarily matching on an item-by-item basis.
Following feedback from shareholder outreach, as well as an extensive analysis of existing and potential peers, considering business and talent competitors and financial metrics, including assets, premiums and market capitalization, the Committee made changes to the Comparator Peer Companies in 2019. In each subsequent year, including in 2023, the Committee and WTW reviewed the Comparator Peer Companies and determined that no additional changes were needed. The Committee is of the view that the current peers appropriately reflect our principal business competitors and those companies with which we compete for executive talent.
The Comparator Peer Companies listed below were used as a reference point to compare proxy-disclosed compensation for 2023 to similar executive positions within CNO. Survey data developed by WTW is utilized for positions where proxy-disclosed information is not available.

2023 Comparator Peer Companies
American Equity Investment Life Holding Co.	Horace Mann Educators Corporation
American Financial Group, Inc.	Kemper Corporation
Assurant, Inc.	Lincoln National Corporation
Brighthouse Financial, Inc.	Primerica, Inc.
Cincinnati Financial Corporation	Reinsurance Group of America, Incorporated
Globe Life Inc.	Unum Group
The Hanover Insurance Group, Inc.	Voya Financial, Inc.

46	CNO Financial Group, Inc. 2024 Proxy Statement

Summary of Executive Compensation Components

Description	Why We Pay This Component	How We Determine Amount
Fixed

Fixed Cash Compensation/Base Salary •May be adjusted annually. •The only fixed component. •Smallest percentage of executive compensation.	•To attract, retain and motivate top talent.
•Established using data targeting the 50th percentile for our Comparator Peer Companies.
•Adjusted to reflect factors such as job role and responsibility, experience level, performance, retention, future potential and time in position, competitive labor pressures, comparison to market data, and internal equity.

Variable Annual

Variable Cash Compensation/Annual Cash Incentive and P4P •Earned based on Company, business-segment and individual financial and operational performance.
•To reward our associates, including our executive officers, for delivering targeted financial and operational results that align with our strategic priorities and will contribute to the Company's long-term success.
•Serves as primary vehicle for recognizing and differentiating performance each year.
•Established using data targeting the 50th percentile of the market. •Target cash incentive opportunities are expressed as a percentage of base salary.

Variable Long-Term

Equity Compensation/Performance Shares (P-Shares)
•Earned based on achievement of one-year performance goals, each as adjusted by relative TSR over a three-year period.
•Three-year cliff vesting.
•P-shares account for 55% of the 2023 annual grant target, and were divided evenly between those tied to (1) 2023 Operating ROE and (2) 2023 Operating EPS, each as adjusted by relative TSR over a three-year period.

•To focus management on long-term Company performance.
•To balance the short-term focus of the Annual Cash Incentives/P4P by tying rewards to performance achieved over both single- and multi-year periods.
•To align the interests of management with those of shareholders.
•To help drive long-term shareholder value creation while incentivizing key executive talent.

•The Committee established compensation levels for equity compensation based on competitive market data.
•The grant date value of target P-shares awarded may be adjusted annually up or down to reflect performance, potential and other individual considerations.

Equity Compensation/Restricted Stock Units (RSUs)
•Time-vested awards that generally vest over three years.
•Realizable value is variable based on long-term stock price appreciation.
•In addition to the annual grant, used selectively for retention and recognition.
•RSUs account for 45% of the 2023 annual grant target.
•To encourage retention and reward for exceptional performance and/or potential. •To align the interests of management with those of shareholders.
•The Committee established compensation levels for equity compensation based on competitive market data.
•The grant date value of RSUs awarded may be adjusted annually up or down to reflect performance, potential and other individual considerations.

CNO Financial Group, Inc. 2024 Proxy Statement	47

Overview of 2023 Target Compensation
The table below summarizes the target level of 2023 total annual cash and total direct compensation for our NEOs.

Summary of Components of Regular Total Direct Compensation (TDC) in 2023 at Target(1)
	Base Salary	Target Annual Cash Incentive		Target Total Annual Cash	P-Share Value(2)	RSU Value(2)	Total LTI Value(2)	Target TDC(3)
		Amount	% of Salary

Gary C. Bhojwani	$1,065,000	$1,704,000	160%	$2,769,000	$3,671,168	$2,879,182	$6,550,350	$9,319,350
% of TDC	11%	18%					71%	100%
Paul H. McDonough	$684,000	$684,000	100%	$1,368,000	$1,018,240	$800,341	$1,818,581	$3,186,581
% of TDC	21%	21%					58%	100%
Scott L. Goldberg	$635,000	$635,000	100%	$1,270,000	$627,456	$490,944	$1,118,400	$2,388,400
% of TDC	27%	27%					46%	100%
Eric R. Johnson	$635,000	$635,000	100%	$1,270,000	$610,944	$478,159	$1,089,103	$2,359,103
% of TDC	27%	27%					46%	100%
Matthew J. Zimpfer	$610,000	$610,000	100%	$1,220,000	$610,944	$478,159	$1,089,103	$2,309,103
% of TDC	26%	26%					48%	100%
(1)Base salaries are as of December 31, 2023. Annual cash incentive expressed as target levels as of the award date. Value of LTI equity awards expressed as the grant date fair value. Variances between values and totals may exist due to rounding.
(2)Represents P-share and RSU aggregate grant date fair values of awards granted in 2023; actual value realized will depend on stock price appreciation and achievement of performance metrics at the time of vesting.
(3)Target TDC includes Target Total Annual Cash and the Total LTI Value.
See “Compensation Benchmarking Approach and Relevant Comparator Group Selection” beginning on page 45 for additional information on how the Committee sets target executive compensation levels.
Total realized compensation in any year may be above or below targeted compensation levels, depending on the extent to which our incentive goals were attained and whether shareholder value was created.
Base Salaries
Overview
Base salary is the only fixed component of executive compensation and comprises the smallest percentage of total compensation. Each executive officer’s base salary is reviewed annually by the Committee, or more frequently in the event of a promotion, a change in job responsibilities, an assessment of level of expertise or performance, or based on market data or internal pay guidelines.
Design
The Committee generally targets the 50th percentile of the competitive market for executive compensation. Annual reviews of executive officers’ base salaries take into consideration numerous factors, including: mix of compensation; job role and responsibility; individual leadership, experience and expertise; individual historical performance; retention risk; future potential and time in position; competitive labor market pressures; comparison to market data; and internal equity of peers.

48	CNO Financial Group, Inc. 2024 Proxy Statement

2023 Salary Increases
Each year, CNO establishes a merit pool to fund salary increases for the organization as a whole. Ninety-eight percent (98%) of CNO’s 2023 merit pool funded salary increases for our associates who are not executive officers.
The HRCC does not presume that executive officers will receive base salary increases every year. In February 2023, the Committee approved merit-based salary increases or market adjustments for certain of our executive officers to align with market data. In February 2023, Mr. Bhojwani and Mr. McDonough received merit-based salary increases of 3.40% and 3.48%, respectively.
Annual Cash Incentive/P4P Plan
Overview
The primary purpose of the Annual Cash Incentive/P4P Plan is to reward our associates, including our executive officers, for delivering targeted financial and operational results. It is the broadest of our management incentive programs, covering all of our NEOs and all of our associates, except those who participate in sales incentive programs. Offering annual cash incentives to eligible associates reflects our performance philosophy at all levels of the organization.
Prior to the beginning of the annual performance period, all Annual Cash Incentive/P4P Plan participants are assigned target cash incentive opportunities expressed as a percentage of base salary. The target percentages are based on external and internal factors applicable to the positions held by these individuals, as described in more detail below.
For 2023, the Annual Cash Incentive/P4P plan paid out approximately $30 million, 78% of which was paid to our associates who are not executive officers.
Design and Changes
CNO’s 2023 Annual Cash Incentive/P4P Plan design is consistent with the 2022 design. The design strongly links pay to performance, supports the advancement of the Company’s 2023 strategic priorities, aligns with our 2023 compensation program objectives (as summarized earlier) and measures performance in areas of focus.
The Committee reviewed the Annual Cash Incentive/P4P Plan metrics for 2023 and made certain refinements to improve alignment, simplicity and transparency:
»Within the corporate financial metrics, the Combined In-force EBIT metric used in 2022 was replaced with Operating Earnings Before Interest, Taxes and Non-Deferred Acquisition Expenses. This improves transparency as the new metric can be readily calculated by using items publicly disclosed in our financial statements.
»Within the investment metrics, Portfolio Excess Returns was removed, and its 2022 weighting was reallocated equally among the remaining investment metrics. Portfolio Excess Returns measured similar outcomes as the Total Return Versus Benchmark metric; removing it aided in simplifying the investment metrics.
»Within the corporate social responsibility metrics, an associate engagement goal was added to the “social” component within the qualitative metric applicable for all executive officers to measure associate satisfaction with our inclusion and belonging efforts, corporate values, work environment, career prospects and brand. In addition, the investment benchmark measuring portfolio ESG ratings (MSCI ESG Score) was replaced with an absolute measure (Overall ESG Portfolio Rating) to improve simplicity and transparency. The absolute measure makes it simpler to define improvement as a specific numerical objective is set irrespective of a shifting benchmark.
Additional details on the metrics and their weightings are provided below.

CNO Financial Group, Inc. 2024 Proxy Statement	49

Performance Metrics
The table below summarizes the 2023 metrics and weightings for our NEOs under the Annual Cash Incentive/P4P Plan.

NEO 2023 Annual Cash incentive/P4P Plan Metrics and Weightings
Corporate Performance Metrics	Gary C. Bhojwani	Paul H. McDonough	Scott L. Goldberg	Eric R. Johnson	Matthew J. Zimpfer

Operating Earnings Before Interest, Taxes and Non-Deferred Acquisition Expenses	30%	30%	30%	20%	30%
Combined Total Life and Health Collected Premium	10%	10%	7%	7%	10%
Annuity Collected Premium	10%	10%	7%	7%	10%
Combined Total Fee Revenue	10%	10%	6%	6%	10%
Investment Performance Metrics (see below)	20%	20%	10%	40%	20%
Individual Qualitative Assessment (including social component)	20%	20%	20%	20%	20%
Consumer Division Performance Metrics
Life and Health NAP	—	—	7%	—	—
Annuity Collected Premium	—	—	7%	—	—
Fee Revenue	—	—	6%	—	—
Total	100%	100%	100%	100%	100%

Investment Performance Metrics and Weightings
Effective Yield (GAAP Net Yield %)	40%	40%	40%	40%	40%
Pre-tax C1/AUM	35%	35%	35%	35%	35%
Total Return Versus Benchmark	15%	15%	15%	15%	15%
ESG Investment	10%	10%	10%	10%	10%
These metrics were thoughtfully and prospectively selected as the most significant drivers of our financial success and realistically subject to participants’ influence. Variances in the weightings for Mr. Goldberg and Mr. Johnson reflect their accountabilities for, and influence on, Consumer Division and investment metrics, respectively, in their President, Consumer Division, and Chief Investment Officer roles, respectively. These targets align with our business objectives to drive strong operational performance, deliver consistent yet disciplined growth and improved profitability, generate strong investment returns and manage risk effectively. Our 2023 plan was also designed to establish performance levels that are challenging yet achievable, and to appropriately balance risk and reward. These metrics also align with the day-to-day metrics that we use to run the Company.
2023 Annual Cash Incentive/P4P Plan Financial Metrics Defined
The following provides additional detail in explaining and defining the metrics that are applicable to all NEOs.
»Operating Earnings Before Interest, Taxes and Non-Deferred Acquisition Expenses:* operating earnings before interest expense on corporate debt, income taxes and advertising costs related to our life insurance products that are not eligible for capitalization as deferred acquisition costs.
»Combined Total Life and Health Collected Premium:* premiums received, net of reinsurance, on Life and Health products.

50	CNO Financial Group, Inc. 2024 Proxy Statement

»Annuity Collected Premium:* premiums received, net of reinsurance, on annuity products.
»Combined Total Fee Revenue:* fees from third-party policies sold (primarily Medicare Advantage), Broker Dealer/Registered Investment Adviser accounts, and services provided to Optavise clients.
»Effective Yield (or GAAP Net Yield %): annual investment income (net of investment expenses) divided by average investible assets for the same period.
»Pre-tax C1/AUM: the aggregate of investment asset risk-based capital charges divided by assets under management. Risk-based capital charges are determined based upon factors published by the National Association of Insurance Commissioners (NAIC). This metric measures the risk of credit default or decrease in the value of the assets held in the investment portfolio as a percentage of assets under management.
»Total Return Versus Benchmark: the full-year portfolio total return for non-cash investments as compared to the full-year total return for a stated benchmark. It is designed to reward performance generally in line with or exceeding market performance.
»ESG Investment: the overall weighted average ESG rating for all CNO general account investments rated by Morgan Stanley Capital International (MSCI).
In addition to the above metrics, the following metrics are applicable to Mr. Goldberg:
»Consumer Division Life and Health NAP:* measures annualized premiums on new life and health policies issued by the Consumer Division.
»Consumer Division Annuity Collected Premium:* premiums received, net of reinsurance, on annuity products within the Consumer Division.
»Consumer Division Fee Revenue: fees from third-party policies sold (primarily Medicare Advantage) and Broker Dealer/Registered Investment Adviser accounts within the Consumer Division.
*Metric reflects amounts disclosed in, or derivable from, our published quarterly or annual financial results.
Individual Qualitative Metric Defined
The individual qualitative metric for each NEO is weighted at 20% of the total. The qualitative metric addresses individual results, contributions and leadership. A “social” component is included as part of this metric, weighted at five percentage points of the qualitative metric’s 20 percentage points. This metric recognizes the importance of CNO’s culture and values to CNO’s business strategy and the critical role that our executive officers play in setting the tone for our culture. For an executive officer to achieve target performance:
»Seventy-five percent (75%) of associates on the executive officer’s team would participate in four hours of voluntary diversity, equity and inclusion education or activities provided by CNO Business Resource Groups and online education programs; and
»The executive officer’s team would have an average engagement score of at least 8.5 determined by our annual Voice Survey of associates. The engagement score measures associate satisfaction with our inclusion and belonging efforts, corporate values, work environment, career prospects and brand. A score of 8.5 (on a scale of 10) aligns with the top 25% of the Voice Survey’s financial services industry benchmark. A score of 8.1 is required to achieve threshold performance.
Qualitative metric results are determined by the HRCC using a variety of sources, including:
»Peer-level input during quarterly business reviews;
»CEO assessment (other than for the CEO);
»HRCC observation and assessment of an NEO’s overall performance and contribution to Company success and culture; and
»For the “social” component, (1) time logged by associates on voluntary diversity, equity and inclusion education and activities and (2) Voice Survey associate engagement score results.
In addition, the qualitative metric is capped. If Operating Earnings Before Interest, Taxes and Non-Deferred Acquisition Expenses is below threshold performance, this metric can achieve no greater than its target payout level.

CNO Financial Group, Inc. 2024 Proxy Statement	51

2023 Payout Opportunities
Target Annual Cash Incentive/P4P Plan payout amounts for each NEO are determined by the Committee at the beginning of the performance period based on external and internal factors applicable to the positions held by each NEO.
»Target Annual Cash Incentive/P4P Plan as a percentage of each NEO base salary:
•Mr. Bhojwani, 160%
•Other NEOs, 100%
»Threshold payout: 50% of target payout
»Target payout: 100% of target payout
»Maximum payout: 200% of target payout
A linear interpolation is used to determine payout percentages between threshold and target performance and target and maximum performance.
2023 Annual Cash Incentive/P4P Plan Targets
The Committee finalized the targets in February 2023 for each of the performance metrics at levels that it considered demanding and fair for the reasons set forth below. No changes were made to such targets after they were prospectively established.
The Committee set the applicable financial objectives based on the Board-approved business plan for fiscal year 2023, which entailed a detailed vetting process prior to presentation and approval by the Board. The Committee considered a number of factors in setting incentive performance targets, as well as the threshold level and the maximum level, to require strong performance to achieve targets. These factors include Company business plans and current forecasts, historical performance, incentive practices used by peer companies and analyst expectations.
In 2023, no changes were made to the methodology by which we determine the Annual Cash Incentive/P4P performance ranges. Target values were set equal to the Company’s 2023 business plan. Minimum and maximum values were set using a percentage range consistent with the prior year’s range, with equivalent percentage changes from the target to the maximum and from the threshold to the target. The width of the performance ranges takes into account the potential impact of external forces such as geopolitical events, inflation dynamics, recession concerns and labor market conditions. When finalizing the performance ranges in February 2023, the HRCC also considered the uncertainty related to the adoption of a new accounting standard related to targeted improvements to the accounting for long-duration insurance contracts, which became effective on January 1, 2023.
Most 2023 targets incorporated growth over both 2022 as reported and as reported excluding significant items, except for (1) Operating Earnings Before Interest, Taxes and Non-Deferred Acquisition Expenses; (2) Consumer Division Fee Revenue and (3) within the investment performance metrics, Pre-tax C1/AUM. Operating Earnings Before Interest, Taxes and Non-Deferred Acquisition Expenses in 2022 were recast to reflect the adoption of a new accounting standard related to targeted improvements to the accounting for long-duration insurance contracts, which became effective on January 1, 2023.
The Operating Earnings Before Interest, Taxes and Non-Deferred Acquisition Expenses target of $604.7 million (“MM”) was set below 2022 as reported ($623.5 MM), but above 2022 as reported excluding significant items ($600.3 MM). The Committee and management believe that the exclusion of significant items from plan vs. prior year comparisons typically forms a more accurate comparison as it adjusts for items that are unusual in nature or unlikely to recur during the plan year. The 2022 significant items included a one-time $22.5 million experience refund related to a third-party reinsurance agreement, and $0.7 million of net favorable impact arising from our comprehensive annual actuarial review. As these significant items were both unusual and non-recurring, they were appropriately excluded as a point of comparison when setting the 2023 business plan. The 2023 target reflected a slight increase over the 2022 results, excluding significant items. When setting the 2023 business plan, we expected relatively flat earnings in 2023, in the context of an evolving business climate as net favorable pandemic impacts were expected to subside and rising interest rates were expected to adversely impact economic conditions. Our expectations regarding economic conditions were informed by then-current third-party economic projections, including those reflected in economic scenarios published by nationally recognized statistical rating organizations.

The Consumer Division Fee Revenue target of $124.1 MM was set slightly below the 2022 as reported total of $125.2 MM. When setting the 2023 business plan, we projected the favorable impacts from our revenue recognition

52	CNO Financial Group, Inc. 2024 Proxy Statement

assumptions related to our recognition of estimated net lifetime revenue from the sale of third-party Medicare Advantage plans to subside. Changes in assumptions used to estimate the lifetime revenue favorably impacted results in 2022; however, that impact was not expected to recur in our 2023 results to the same extent as in 2022.
Within the investment performance metrics, the Pre-tax C1/AUM target of 1.60% was set in line with the Company’s 2023 risk-based capital plan while taking into consideration the target yield. The 2022 as reported Pre-tax C1/AUM was 1.34%. When setting the 2023 business plan, we forecasted the potential need to take incremental investment risk to achieve target net investment income given the then-current interest rate environment. We also forecasted the potential for higher C1 charges as a result of bond rating downgrades triggered by then-anticipated recessionary economic conditions. As referenced above, our expectations regarding economic conditions were informed by then-current third-party economic projections, including those reflected in economic scenarios published by nationally recognized statistical rating organizations.
The table below summarizes 2022 actual results (as reported and as reported excluding significant items) and the 2023 plan targets, thresholds and maximums.

	2022 Results		2023 Annual Cash Incentive/P4P Plan Performance Levels
Corporate Performance Metrics	2022 As Reported	2022 Excluding Significant Items	Threshold	Target	Maximum

Operating Earnings Before Interest, Taxes and Non-Deferred Acquisition Expenses*	$623.5 MM	$600.3 MM	$423.3 MM	$604.7 MM	$786.1 MM
Combined Total Life and Health Collected Premium	$2,520.2 MM	$2,520.2 MM	$2,400.7 MM	$2.527.1 MM	$2,653.5 MM
Annuity Collected Premium	$1,604.6 MM	$1,604.6 MM	$1,498.1 MM	$1,664.5 MM	$1,831.0 MM
Combined Total Fee Revenue	$169.3 MM	$169.3 MM	$148.8 MM	$175.0 MM	$201.3 MM
Consumer Division Performance Metrics	2022 As Reported	2022 Excluding Significant Items	Threshold	Target	Maximum

Life and Health NAP	$315.8 MM	$315.8 MM	$304.5 MM	$338.3 MM	$372.1 MM
Annuity Collected Premium	$1,604.6 MM	$1,604.6 MM	$1,498.1 MM	$1,664.5 MM	$1,831.0 MM
Fee Revenue	$125.2 MM	$125.2 MM	$111.7 MM	$124.1 MM	$136.5 MM
Investment Performance Metrics	2022 As Reported	2022 Excluding Significant Items	Threshold	Target	Maximum

Effective Yield (GAAP Net Yield %)	4.86%	—	4.34%	4.88%	5.42%
Pre-tax C1/AUM	1.34%	—	1.76%	1.60%	1.44%
Total Return Versus Benchmark	-11.0 bps	—	≥ −150 bps of benchmark performance	Plan >0	≥ +150 bps of benchmark performance
ESG Investment	6.54%	—	5.76%	6.55%	7.34%
*The 2022 amounts were recast to reflect the adoption of a new accounting standard related to targeted improvements to the accounting for long-duration insurance contracts, which became effective on January 1, 2023.

CNO Financial Group, Inc. 2024 Proxy Statement	53

2023 Annual Cash Incentive/P4P Plan Results
The Committee has the authority to adjust performance goals or results for the impact of certain industry, market or Company-specific special items from year to year. The Board takes very seriously the consideration of any such adjustments and generally prefers to avoid such modifications. Nonetheless, the Board is responsible for ensuring that management acts in the best interests of shareholders, regardless of the impact on its incentives. Therefore, we are of the view that any adjustment must relate to items that are (1) material; (2) non-recurring or unusual in nature; and (3) beyond management’s control or, if controllable, reflect actions taken that are determined to be in the long-term best interests of the Company and its shareholders. These adjustments may vary from year to year and may have either a favorable or unfavorable impact on the funding of the Annual Cash Incentive/P4P Plan.
The Committee considered each of the significant items as referenced in our external reporting for potential adjustments in determining the 2023 Annual Cash Incentive/P4P Plan payouts. The significant item relating to our comprehensive annual actuarial review (a $33.9 million net favorable impact) was determined to be material, non-recurring and beyond management’s control. This item was excluded in determining the 2023 Annual Cash Incentive/P4P Plan payouts, reducing the total bonus pool (which covers the NEOs and the majority of our associates) by approximately 3.6%. The adjusted amounts are reflected in the “2023 Excluding Significant Items” column in the table below.
The other significant item, legal recoveries, net of expenses and increased legal accruals (a $21.7 million net favorable impact), was not excluded when determining the 2023 Annual Cash Incentive/P4P Plan payouts. This item was a direct result of management’s recovery efforts, and the recoveries were in the long-term best interests of the Company and its shareholders. Legal expenses incurred in pursuit of these recoveries reduced prior period operating earnings metrics used to determine Annual Cash Incentive/P4P Plan payouts.
The tables below summarize 2023 results by metric.

Corporate Performance Metrics	2023 Target*	2023 As Reported	2023 Excluding Significant Items	Payout % of Target

Operating Earnings Before Interest, Taxes and Non-Deferred Acquisition Expenses	$604.7 MM	$614.7 MM	$580.8 MM	93%
Combined Total Life and Health Collected Premium	$2,527.1 MM	$2,514.8 MM	$2,514.8 MM	95%
Annuity Collected Premium	$1,664.5 MM	$1,583.2 MM	$1,583.2 MM	76%
Combined Total Fee Revenue	$175.0 MM	$177.6 MM	$177.6 MM	110%

Consumer Division Performance Metrics	2023 Target*	2023 As Reported	Payout % of Target

Life and Health NAP	$338.3 MM	$336.2 MM	97%
Annuity Collected Premium	$1,664.5 MM	$1,583.2 MM	76%
Fee Revenue	$124.1 MM	$140.8 MM	200%

Investment Performance Metrics	2023 Target*	2023 As Reported	Payout % of Target

Effective Yield (GAAP Net Yield %)	4.88%	4.71%	84%
Pre-tax C1/AUM	1.60%	1.32%	150%
Total Return Versus Benchmark	Plan >0	29 bps	110%
ESG Investment	6.55%	6.74%	112%
*    See page 53 for additional detail on the threshold, target and maximum performance targets for the 2023 Annual Cash Incentive/P4P Plan.

54	CNO Financial Group, Inc. 2024 Proxy Statement

For 2023, the Annual Cash Incentive/P4P plan paid out approximately $30 million, 78% of which was paid to our associates who are not executive officers. The table below sets forth the actual 2023 cash bonuses paid out to the NEOs pursuant to our Annual Cash Incentive/ P4P Plan. These figures combine the individual performance opportunities, weightings and targets previously discussed.

2023 Annual Cash Incentive/P4P Plan Payouts(1)
Named Executive Officer	Target Annual P4P Incentive(2)		Actual Performance				Total P4P Payout
			Financial Metrics (80% of Total)		Qualitative Metric (20% of Total)

	% of Base Salary	$	%	$	%	$	% of Target	$

Gary C. Bhojwani	160	1,704,000	104	1,412,499	105	357,840	104	1,770,339
Paul H. McDonough	100	684,000	104	566,989	105	143,640	104	710,629
Scott L. Goldberg	100	635,000	105	533,710	97	123,190	103	656,900
Eric R. Johnson	100	635,000	114	576,754	97	123,190	110	699,944
Matthew J. Zimpfer	100	610,000	104	505,648	115	140,300	106	645,948
(1)Variances between values and totals may exist due to rounding.
(2)Target amounts are calculated based on salary at year-end.
Qualitative metric results are determined by the Committee using a variety of sources, including peer-level input during quarterly business reviews, CEO assessment (other than for the CEO), and Committee observation and assessment. Since Operating Earnings Before Interest, Taxes and Non-Deferred Acquisition Expenses was above threshold performance, this metric was not capped at its target payout level.
For 2023, NEO qualitative metric payouts ranged from 97% to 115% of target. These results reflect each NEO’s:
»Leadership in, and contribution to, our strategic priorities;
»Contribution to driving our mission, purpose, values and goals;
»Contribution to our corporate culture and corporate social responsibility;
»Progress toward engaging 75% of their associates in four hours of voluntary diversity, equity and inclusion education and participation activities;
»Voice Survey associate engagement score results;
»Progress on succession planning, as well as recruiting and retaining top talent.
Long-Term Incentives
Overview
Equity compensation aligns our management’s interests to those of our shareholders and helps to drive long-term shareholder value creation while incentivizing key executive talent.
The HRCC reviews and approves individual equity grants for the NEOs, as well as all equity grants made to other executive officers under the purview of the Committee, based on competitive market data. Annual grants for all officers are reviewed and approved at the Committee’s scheduled meeting at approximately the same time each year. Interim or off-cycle grants are reviewed and approved by the Committee as circumstances warrant.
The CEO is authorized by the HRCC to utilize a designated number of shares each year to grant equity awards to non- executive officers to attract, retain, motivate and/or reward such associates, as deemed appropriate by the CEO. Such awards are regularly reviewed by the Committee.

CNO Financial Group, Inc. 2024 Proxy Statement	55

The Committee assesses aggregate share usage and dilution levels in comparison to general industry norms. This enables the Committee to be mindful of total cost, while granting awards that are competitive in the market, maintaining a policy of internal equity and reinforcing our pay-for-performance philosophy.
Design and Changes
The design of our 2023 long-term incentives is consistent with the 2022 design. The design strongly links pay to performance, supports the advancement of the Company’s strategic priorities, aligns with our 2023 compensation program objectives (as summarized earlier) and measures performance in areas of focus.
For 2023, our long-term incentive award mix and performance metrics remained the same. Our equity award mix consists of two award types — performance-based awards (P-shares) and restricted stock units (RSUs). This aligns with prevalent market practice. 2023 grants maintained a mix of 55% P-shares and 45% RSUs, placing a greater emphasis on our P-shares while balancing the retentive qualities of time-vested RSUs.
The P-share awards with respect to the performance period commencing on January 1, 2023 and ending on December 31, 2025 will pay out after three years based on one-year Operating ROE and one-year Operating EPS, each as adjusted by the relative TSR for the three-year period. Dividend equivalents are paid on P-shares upon vesting. This is the same design as the prior year’s P-share awards commencing on January 1, 2022 and ending on December 31, 2024.
The HRCC determined that the continued use of the three-year relative TSR modifier and three-year cliff vesting on one-year P-share metrics continues to be appropriate. One-year metrics provide greater ability to forecast and influence business results and are balanced by both a three-year cliff vesting, which encourages executive retention, and a three-year relative TSR modifier, which aligns payouts with shareholder experience over the three-year time horizon. Continued use of Operating ROE aligns with shareholder interests. Continued use of Operating EPS provides a clear gauge of performance, requiring solid operational execution, as well as disciplined capital management, and is a metric closely followed by both sell-side analysts and buy-side investors. Comparing TSR to a group of industry peer companies measures our ability to perform relative to those affected by the same macroeconomic conditions.
The RSUs awarded in 2023 vest ratably over a three-year period. Dividend equivalents are paid on RSUs upon vesting.
In determining the 2023 annual grant, the HRCC considered a dollar amount of equity to be awarded and calculated the number of P-shares and RSUs to be granted to each executive officer.
To be eligible to vest in long-term incentive awards, NEOs generally must continue to be employed by CNO through the vesting dates or satisfy the definitions of “Retirement,” “Death” or “Disability” in our award agreements or upon an involuntary termination within six months in anticipation of or within two years after a Change in Control (as defined in our award agreements). For additional information on the terms of our equity-based awards, see page 68.

56	CNO Financial Group, Inc. 2024 Proxy Statement

Long-Term Incentive Plan Grants in 2023
The table below shows the number of P-shares and RSUs, and the grant date fair value of such awards granted to our NEOs in 2023.

2023 Annual LTI Grants
	P-Shares		RSUs
Named Executive Officer	Operating ROE	Operating EPS

Gary C. Bhojwani	66,700	66,700	112,600
Grant Date Fair Value	$1,835,584	$1,835,584	$2,879,182
Paul H. McDonough	18,500	18,500	31,300
Grant Date Fair Value	$509,120	$509,120	$800,341
Scott L. Goldberg	11,400	11,400	19,200
Grant Date Fair Value	$313,728	$313,728	$490,944
Eric R. Johnson	11,100	11,100	18,700
Grant Date Fair Value	$305,472	$305,472	$478,519
Matthew J. Zimpfer	11,100	11,100	18,700
Grant Date Fair Value	$305,472	$305,472	$478,519
No One-Time Grants
No special one-time grants were made in 2023 to any NEO.
P-Share Performance Metrics Defined
The following provides additional detail in explaining and defining the metrics that are applicable to the NEOs’ P-shares.
»Operating ROE excluding significant items: net operating income divided by average equity. In calculating average equity, we exclude accumulated other comprehensive income or loss (“AOCI”) and deferred tax assets related to net operating losses (“NOLs”). It is common industry practice to exclude AOCI from the equity component of the Operating ROE calculation as it can be highly volatile due to changes in general market interest rates rather than a result of the business decisions made by management. Our deferred tax assets related to NOLs are excluded as these assets do not provide any return to shareholders until after the NOLs are utilized, reducing taxes that otherwise would be due. Operating ROE is an absolute measure, which is directly linked to the Company’s business plan and is one of the tools used by the investment community to evaluate our performance and assess valuation. This definition aligns with CNO’s external reporting of Operating ROE excluding significant items.
»Operating EPS excluding significant items: net operating income divided by the weighted average number of diluted shares outstanding. Net operating income is defined as net income excluding: (1) net realized investment gains or losses from sales, impairments and change in allowance for credit losses, net of taxes; (2) net change in market value of investments recognized in earnings, net of taxes; (3) changes in fair value of embedded derivative liabilities and market risk benefits related to our fixed indexed annuities, net of taxes; (4) fair value changes related to the agent deferred compensation plan, net of taxes; (5) loss related to reinsurance transaction, net of taxes; (6) loss on extinguishment of debt, net of taxes; (7) changes in the valuation allowance for deferred tax assets and other tax items; and (8) other non-operating items consisting primarily of earnings attributable to variable interest entities (“VIEs”), net of taxes. Operating EPS is used consistently by CNO’s management to evaluate the operating performance of the Company and is a measure commonly used in the life insurance industry. Management and the Board share the view that an analysis of Operating EPS is important in understanding the profitability and operating trends of the Company’s business. This definition aligns with CNO’s external reporting of Operating EPS excluding significant items.

CNO Financial Group, Inc. 2024 Proxy Statement	57

»Relative TSR: The three-year modifier is a relative measure of TSR based on our stock price performance relative to a group of industry peer companies (“TSR Performance Peers”). For additional information on the TSR Performance Peers, see page 61. Shares that vest after three years based on one-year financial performance may be modified by the relative TSR result over the three-year period. If relative TSR performance is at the 75th percentile or above, vested shares will increase by 25%. Relative TSR at the 25th percentile or lower will reduce vested shares by 25%. No modification occurs when performance is between the 25th and 75th percentile. The TSR modifier cannot increase the P-share payout above the cap of 200%. Use of the TSR modifier maintains a long-term performance outlook and aligns payouts with shareholder experience over the three-year time horizon.
Operating ROE excluding significant items and Operating EPS excluding significant items are non-GAAP financial measures. For additional information on these non-GAAP financial measures and reconciliations to the applicable GAAP measures, see Annex A—Information Related to Certain Non-GAAP Financial Measures to this Proxy Statement and the information set forth in our periodic filings with the SEC.
2023−2025 P-Share Performance Metrics and Targets
The Committee finalized the targets in February 2023 for each of the performance metrics at levels that it considered demanding and fair for the reasons set forth below. No changes were made to such targets after they were prospectively established.
The Committee set the applicable financial objectives based on the Board-approved business plan for fiscal year 2023, which entailed a detailed vetting process prior to presentation and approval by the Board. The Committee considered a number of factors in setting incentive performance targets, as well as the threshold level and the maximum level, to require strong performance to achieve targets. These factors include Company business plans and current forecasts, historical performance, incentive practices used by peer companies and analyst expectations.
The 2023 Operating ROE target was set equal to our business plan at 9.3%, which is lower than 2022 as reported Operating ROE (10.8%) and Operating ROE as reported excluding significant items (10.3%). The 2023 Operating EPS target was set equal to our business plan at $3.01, which is lower than 2022 as reported Operating EPS ($3.06) but higher than 2022 Operating EPS as reported excluding significant items ($2.91). The 2022 amounts were recast to reflect the adoption of a new accounting standard related to targeted improvements to the accounting for long-duration insurance contracts, which became effective on January 1, 2023.
The Committee and management believe that the exclusion of significant items from plan vs. prior year comparisons typically forms a more accurate comparison as it adjusts for items that are unusual in nature or unlikely to recur during the plan year. The 2022 significant items included a one-time $22.5 million experience refund related to a third-party reinsurance agreement, and $0.7 million of net favorable impact arising from our comprehensive annual actuarial review. As these significant items were both unusual and non-recurring, they were appropriately excluded as a point of comparison when setting the 2023 business plan. When setting the 2023 business plan, we expected relatively flat earnings in 2023, in the context of an evolving business climate as net favorable pandemic impacts were expected to subside and rising interest rates were expected to adversely impact economic conditions. As referenced above, our expectations regarding economic conditions were informed by then-current third-party economic projections, including those reflected in economic scenarios published by nationally recognized statistical rating organizations.
The 2023−2025 P-share grant requires a threshold-level performance to receive 50% of the target number of shares, and the upside opportunity for maximum performance is 200% of the target number of shares. The payout will be based on 2023 results, as adjusted by the three-year relative TSR modifier. The relative TSR modifier will be applied at the end of the three-year performance period. Dividend equivalents are paid on P-shares upon vesting.
In 2023, no changes were made to the methodology by which we determine P-share performance ranges. Target values were set equal to the Company’s 2023 business plan. Minimum and maximum values were set using a percentage range consistent with the prior year’s range, with equivalent percentage changes from the target to the maximum and from the threshold to the target. The width of the performance ranges takes into account the potential impact of external forces such as geopolitical events, inflation dynamics, recession concerns and labor market conditions. When finalizing the performance ranges in February 2023, the HRCC also considered the uncertainty related to the adoption of a new accounting standard related to targeted improvements to the accounting for long-duration insurance contracts, which became effective on January 1, 2023.
The Company reported Operating ROE(1) excluding significant items of 8.6% and Operating EPS(1) excluding significant items of $2.72 for 2023. These results reflect potential payouts of 92.6% and 90.3%, respectively, prior to applying the relative TSR modifier over 2023−2025.

58	CNO Financial Group, Inc. 2024 Proxy Statement

2022−2024 P-Share Performance Metrics and Targets
»The 2022−2024 P-share grant was evenly split between one-year Operating ROE and one-year Operating EPS, each as adjusted by relative TSR for the three-year period. The relative TSR modifier decreases shares by 25% when three-year relative TSR performance is at the 25th percentile or lower or increases shares by 25% when performance is at the 75th percentile or higher. No modification occurs when performance is between the 25th and 75th percentile.
»The Operating ROE and Operating EPS targets were established in early 2022 based on our strategic goals and business plan at that time. The 2022 Operating ROE target was set equal to our business plan at 9.5%, which is lower than 2021 as reported Operating ROE (12.1%) and Operating ROE as reported excluding significant items (11.8%). The 2022 Operating EPS target was set equal to our business plan at $2.50, which is lower than 2021 as reported Operating EPS ($2.79) and Operating EPS as reported excluding significant items ($2.72). The lower target ROE and EPS reflected our expectation that the net favorable pandemic impacts on insurance product margin and the out-performance of variable net investment income in 2021 would moderate in 2022. In addition, the lower target ROE in 2022 as compared to 2021 reflected an expected increase in average shareholders’ equity, as adjusted, due in part to the Company’s utilization of its net operating losses.
»The 2022−2024 P-share grant requires a threshold-level performance to receive 50% of the target number of shares, and the upside opportunity for maximum performance is 200% of the target number of shares. The payout will be based on the 2022 results set forth below, as adjusted by the three-year relative TSR modifier. Dividend equivalents are paid on P-shares upon vesting.
»The Company reported Operating ROE(1) excluding significant items of 8.1% and Operating EPS(1) excluding significant items of $2.18 for 2022. These results reflect potential payouts of 85.1% and 87.2%, respectively, prior to applying the relative TSR modifier over 2022−2024. The relative TSR modifier will be applied at the end of the three-year performance period.
2021−2023 P-Share Results and Payouts
»The 2021−2023 P-share grant was evenly split between one-year Operating ROE and one-year Operating EPS, each as adjusted by relative TSR for the three-year period. The relative TSR modifier decreases shares by 25% when three-year relative TSR performance is at the 25th percentile or lower or increases shares by 25% when performance is at the 75th percentile or higher. No modification occurs when performance is between the 25th and 75th percentile.
»The Operating ROE and Operating EPS targets were established in early 2021 based on our strategic goals and business plan at that time. The 2021 Operating ROE target was set equal to our business plan at 8.4%, which is lower than 2020 as reported Operating ROE (12.9%) and Operating ROE as reported excluding certain material, non-recurring items (11.9%). The 2021 Operating EPS target was set equal to our business plan at $1.88, which is lower than 2020 as reported Operating EPS ($2.53) and Operating EPS as reported excluding certain material, non-recurring items ($2.34). The lower target ROE and EPS reflected our expectation that the net favorable pandemic impacts on insurance product margin and the out-performance of variable net investment income in 2020 would moderate in 2021. In addition, the lower target ROE in 2021 as compared to 2020 reflected an expected increase in average shareholders’ equity, as adjusted, due in part to the Company’s utilization of its net operating losses.
»The 2021−2023 P-share grant requires a threshold-level performance to receive 50% of the target number of shares, and the upside opportunity for maximum performance is 200% of the target number of shares. The payout is based on 2021 results, as adjusted by the three-year relative TSR modifier. Dividend equivalents are paid on P-shares upon vesting.
»Our 2021−2023 results generated a 2021−2023 P-share payout of (1) 135.9% for P-shares based on 2021 Operating ROE and (2) 142.4% for P-shares based on 2021 Operating EPS, in each case, after applying the three-year relative TSR modifier (which decreased the payout by 25%). The tables below summarize the 2021−2023 P-share metrics, results and payout. The 2021−2023 P-share payout reflects (1) solid 2021 financial results; (2) continued progress optimizing our business realignment amidst continued COVID-related disruption; and (3) a 2021-2023 relative TSR below peers due to our earlier (2020) COVID-related share price recovery, compared to many of our peers who experienced a recovery in 2021 and/or 2022.
(1) Operating ROE and Operating EPS are non-GAAP financial measures. See Annex A for a reconciliation to the corresponding GAAP measure.

CNO Financial Group, Inc. 2024 Proxy Statement	59

2021 Operating ROE Performance(1)	% Amount	3-Year Relative TSR Performance (1/1/21 to 12/31/23)	TSR Performance Share Modifier
≥ 12.6%	200%	≥ 75th Percentile	+25%
8.4% (Target)	100%	Between 25th Percentile and 75th Percentile	NO ADJUSTMENT
4.2% (Threshold)	50%	≤ 25th Percentile	−25%
< 4.2%	NO PAYOUT
As Reported Excluding Significant Items: 11.8%	Payout % of Target: 181.2%	Actual Results: 28.4% 8th Percentile	Modifier %: -25% Payout % of Target: 135.9%

2021 Operating EPS Performance(1)	% Amount	3-Year Relative TSR Performance (1/1/21 to 12/31/23)	TSR Performance Share Modifier
≥ $2.82	200%	≥ 75th Percentile	+25%
$1.88 (Target)	100%	Between 25th Percentile and 75th Percentile	NO ADJUSTMENT
$0.94 (Threshold)	50%	≤ 25th Percentile	−25%
< $0.94	NO PAYOUT
As Reported Excluding Significant Items: $2.72	Payout % of Target: 189.9%	Actual Results: 28.4% 8th Percentile	Modifier %: -25% Payout % of Target: 142.4%
The HRCC has the authority to adjust results for the impact of certain industry, market or Company-specific special items from year to year. The Board takes very seriously the consideration of such adjustments and generally prefers to avoid such modifications. Nonetheless, the Board is responsible for ensuring that management acts in the best interests of shareholders, regardless of the impact on its incentives. Therefore, we are of the view that any adjustment must relate to items that are (1) material; (2) non-recurring or unusual in nature; and (3) beyond management’s control or, if controllable, reflect actions taken that are determined to be in the long-term best interests of the Company and its shareholders. These adjustments may vary from year to year and may have either a favorable or unfavorable impact on the funding of long-term incentives.
The HRCC did not apply any adjustments for the 2021−2023 P-shares.
(1) Operating ROE and Operating EPS are non-GAAP financial measures. See Annex A for a reconciliation to the corresponding GAAP measure.

60	CNO Financial Group, Inc. 2024 Proxy Statement

The table below shows actual Operating ROE and Operating EPS P-share vesting for NEOs related to the 2021−2023 award.

P-Share Vesting for the 2021−2023 Performance Period
Named Executive Officer	Metric(1)	P-Shares Granted	P-Shares Opportunity Earned (% of Target)	P-Shares Vested(2)

Gary C. Bhojwani	Operating ROE Operating EPS	59,250 59,250	135.9% 142.4%	80,520 84,372
Paul H. McDonough	Operating ROE Operating EPS	13,350 13,350	135.9% 142.4%	18,142 19,010
Scott L. Goldberg	Operating ROE Operating EPS	10,300 10,300	135.9% 142.4%	13,997 14,667
Eric R. Johnson	Operating ROE Operating EPS	10,300 10,300	135.9% 142.4%	13,997 14,667
Matthew J. Zimpfer	Operating ROE Operating EPS	10,300 10,300	135.9% 142.4%	13,997 14,667
(1)Operating ROE and Operating EPS are non-GAAP financial measures. See Annex A for a reconciliation to the corresponding GAAP measure.
(2)Variances between values and totals may exist due to rounding.
Total Shareholder Return Performance Peers
Our Comparator Peer Companies are one source used to develop our TSR Performance Peers. However, TSR Performance Peers may differ from our Comparator Peer Companies because of the use of additional selection criteria not related to organizational size and competition for executive talent. These criteria include insurance product mix, stock price correlation, ownership concentration and macroeconomic response similarities. The Committee is of the view that the use of a second peer group that is developed with these variances from the Comparator Peer Companies serves as a more accurate comparison of our relative TSR performance. The Committee reviews the TSR Performance Peers annually and obtains feedback from its independent executive compensation consultant on their continued appropriateness. For additional information on the selection of the Comparator Peer Companies, see pages 45–46.
Following feedback received from our shareholder outreach program, as well as an extensive analysis of existing and potential peers undertaken in 2019, the Committee determined that changes to our TSR Performance Peers were appropriate beginning with our 2020 performance period. The TSR Performance Peers below are used to determine the value of the modifier of our 2021−2023, 2022−2024 and 2023−2025 P-share grants. Due to its acquisition, Athene Holding Ltd. was removed as a TSR performance peer for the 2021−2023 and future P-share grants. American Equity Investment Life Holding Co. will be removed as a TSR Performance Peer upon closing of its pending acquisition by Brookfield Reinsurance.

2023 TSR Performance Peers
Aflac, Inc.	MetLife, Inc.
American Equity Investment Life Holding Co.	Primerica, Inc.
Equitable Holdings, Inc.	Principal Financial Group, Inc.
Brighthouse Financial, Inc.	Prudential Financial, Inc.
Globe Life, Inc.	Unum Group
Lincoln National Corporation	Voya Financial, Inc.

CNO Financial Group, Inc. 2024 Proxy Statement	61

Amended Employment Agreement and Executive Agreements
Pursuant to our CEO’s employment agreement, our severance plan, and the terms of award agreements made in accordance with our equity-based compensation plans, NEOs are entitled to payments and benefits upon the occurrence of certain specified events, including qualifying terminations of employment. The specific terms of these arrangements are described below, and an estimate of the amounts that would have been payable had the qualifying terminations occurred as of fiscal year-end are set forth in the section entitled “Potential Payments Upon Termination or Change in Control” beginning on page 73.
The termination benefits for which our NEOs are eligible were negotiated and entered into in order to address competitive concerns in the NEO recruitment and retention process. The Committee also received advice from its independent executive compensation consultant about these benefits. Providing highly qualified and skilled individuals with a fixed amount of compensation offsets the potential risk of departure from a prior employer and/or foregoing other opportunities in order to join our Company. At the time of entering into such arrangements, the HRCC carefully considers both the desirability of hiring a particular individual at the proposed compensation and also the Company’s aggregate potential obligations to our NEOs as a group.
Chief Executive Officer. The Company is a party to an amended employment agreement with Mr. Bhojwani that governs the terms of his employment as the Company’s Chief Executive Officer for a term through April 1, 2028 (which term was extended from December 31, 2023 by an amendment entered into on November 10, 2023) with automatic one-year extensions thereafter, unless either party provides 90 days’ prior written notice of non-renewal (the “Amended CEO Agreement”) unless earlier terminated in accordance with its terms or renewed or extended by mutual agreement. The Amended CEO Agreement subjects Mr. Bhojwani to non-solicitation and non-competition covenants that apply during the term and for one year thereafter. The Amended CEO Agreement provides for an annual base salary of $1,030,000, with increases from time to time based on Mr. Bhojwani’s performance, and an annual performance-based bonus with a target of 160% of base salary with respect to any calendar year. The threshold payout for Mr. Bhojwani is 50% of his target payout pursuant to the P4P Plan, and the maximum payout pursuant to the Amended CEO Agreement is 200% of his target payout.
In the event that Mr. Bhojwani’s employment is terminated by the Company without “Just Cause” or by Mr. Bhojwani “With Reason” (both as defined in the Amended CEO Agreement), or following expiration of the term of the Amended CEO Agreement if no extension has been offered by the Company on substantially the same or better terms, Mr. Bhojwani is eligible to receive the following benefits: (1) a pro rata bonus for the year of termination; (2) a lump-sum severance payment equal to two times the sum of (a) his base salary plus (b) the target bonus; (3) outplacement services for a period of up to twelve months; (4) a lump-sum payment for six months of financial and tax preparation services in an amount not to exceed $10,000; and (5) up to twelve months of fully subsidized coverage for certain health and welfare benefits. In the event that such termination occurs within six months in anticipation of or within two years following a “Change in Control” (as defined in the Amended CEO Agreement), Mr. Bhojwani would be eligible to receive the same benefits, except that (a) the lump-sum severance payment described in clause (2) above would equal three times the sum of (i) his base salary plus (ii) the target bonus and (b) the subsidized health and welfare benefits described in clause (5) above would be provided for up to 24 months. The receipt of such benefits is conditioned on Mr. Bhojwani’s timely execution of a general release of claims in favor of the Company.
Other Executive Officers. On August 6, 2019, the HRCC approved and adopted the CNO Executive Severance Pay Plan, as restated effective September 1, 2023 (the “Severance Plan”). The Severance Plan covers the executive officers of the Company who report to the Company’s Chief Executive Officer, including the NEOs. Under the terms of the Severance Plan, in the event that the employment of an NEO (other than Mr. Bhojwani) is terminated by the Company without “Just Cause” or by such NEO “With Reason” (in each case, as defined in the Severance Plan), such NEO is eligible to receive the following benefits: (1) a pro rata bonus for the year of termination; (2) a lump-sum severance payment equal to one and one-half times the sum of (a) the NEO’s base salary plus (b) the target bonus, in each case, as in effect as of the termination date; (3) outplacement services for a period of up to twelve months; (4) a lump-sum payment for six months of financial and tax preparation services in an amount not to exceed $10,000; (5) continuation of tuition assistance under the Company’s tuition assistance plan in effect on the termination date if the NEO applied for such assistance prior to termination; and (6) up to eighteen months of subsidized coverage for certain health and welfare benefits (equal to the employer’s portion of premiums made for active employees immediately prior to the termination date, subject to any changes in plans or coverage tiers as elected by the NEO and permitted under applicable law). In the event that such termination occurs within six months in anticipation of or within two years following a “Change in Control” (as defined in the Severance Plan), the NEO would be eligible to receive the same benefits, except that the lump-sum severance payment described in clause (2) above would equal two times the sum of (i) the NEO’s base salary plus (ii) the target bonus. At the discretion of the plan administrator, the receipt of such

62	CNO Financial Group, Inc. 2024 Proxy Statement

benefits may be conditioned on the NEO’s execution of a general release of claims in favor of the Company, and, in general, the Company may amend or terminate the Severance Plan at any time.
In connection with the adoption of the Severance Plan, the HRCC approved, and each NEO (other than Mr. Bhojwani) entered into, a Confidential Information and Non-Solicitation Agreement (the “Executive Agreement”) with the Company, effective August 6, 2019, pursuant to which each such NEO agreed to be bound by a non-solicitation covenant that applies during the executive officer’s term of employment and for a period of one year thereafter. Mr. Goldberg’s Executive Agreement also includes a non-competition covenant that applies during his term of employment and for a period of one year thereafter.
Benefits
In addition to participation in our Annual Cash Incentive/P4P Plan and LTI plan, our executive officers are eligible to participate in all of the broad-based, Company-sponsored, benefits programs on the same basis as other full-time associates. These include our health and welfare benefits, such as our medical/dental plans, disability plans and life insurance, as well as our 401(k) Plan.
We do not offer any form of supplemental executive health or welfare program other than our Mayo Clinic executive health program and our Deferred Compensation Plan. The Deferred Compensation Plan primarily is intended as a “restoration” plan that provides participants the ability to defer their own compensation above the Internal Revenue Service limits imposed on the 401(k) Plan. P-shares and RSUs granted in 2019 and prior years also may be deferred into the Deferred Compensation Plan. We do not make annual contributions to the Deferred Compensation Plan in addition to the amounts contributed by our executive officers. The material terms of the Deferred Compensation Plan are described in the section entitled “Nonqualified Deferred Compensation in 2023” on page 72.
Additional Information
Stock Ownership Guidelines
To align our executive officers with shareholder interests, our CEO and all of his direct reports (including all other NEOs) are required to maintain ownership levels in accordance with Company policy. The CEO is required to maintain ownership equal to five times his base salary, and the other executive officers are required to maintain ownership equal to three times their respective base salaries. In calculating ownership levels, vested Stock Options, vested and unvested RSUs and vested P-shares are included, and unvested Stock Options and unvested P-shares are excluded.
As of December 31, 2023, all NEOs have met or are within their allowable timeframes for meeting these guidelines.
Prohibition Against Hedging, Pledging or Derivative Transactions
It is a violation of Company policy for any director or executive officer (including NEOs) to engage in pledging or hedging activities related to our equity securities, including holding CNO shares in margin accounts. They are also prohibited from engaging in any transaction involving any derivative securities related to CNO shares. This prohibition does not apply, however, to any exercise of our Stock Options pursuant to our Amended and Restated Long-Term Incentive Plan or any other benefit plans that we may adopt from time to time, any sale of our stock in connection with any cashless exercise (if otherwise permitted), or payment of withholding tax upon the exercise, of any such Stock Option.
Clawback Rights
Our Clawback Policy, Amended and Restated Long-Term Incentive Plan and Annual Cash Incentive/P4P Plan provide for strong clawback rights related to our incentive compensation.
The Company adopted a new Clawback Policy, effective as of October 2, 2023, which covers each individual who serves or served as an executive officer at any time from and after October 2, 2023, including each of our NEOs and is more expansive than required by applicable law and NYSE listing rules. Specifically, the Clawback Policy provides (1) for the mandatory recoupment of certain cash and equity performance-based incentive compensation in the event of an accounting restatement as required by applicable law and NYSE listing rules, and (2) the HRCC with the discretion to recoup certain cash and equity performance-based incentive compensation in the event that a covered executive officer engages in detrimental conduct that causes or is likely to cause material financial, operational or reputational harm to the Company. Compensation earned prior to October 2, 2023 remains subject to the Company’s previous Clawback Policy.

CNO Financial Group, Inc. 2024 Proxy Statement	63

In the event that a participant in our Amended and Restated Long-Term Incentive Plan engages in a “forfeiture event” (which includes engaging in competition with, or soliciting employees or customers of, the Company) during employment or within one year after a termination for any reason, the HRCC has the right to cause (1) the forfeiture of any outstanding awards held by such participant, and (ii) the participant to repay any profits realized by the participant in respect of any previously settled award pursuant to our Amended and Restated Long-Term Incentive Plan during the prior six months.
Our Annual Cash Incentive/P4P Plan also contains recapture rights of any incentive amount paid or vested in the event that the Committee determines that the achievement of performance goals was based on incorrect data.
Impact of Tax and Accounting on Compensation Decisions
The HRCC considers the various tax and accounting implications of our compensation design.
When determining the awards of long-term equity incentive grants to executive officers and associates, the Committee considers the accounting costs associated with the grants. Under FASB ASC Topic 718, grants of Stock Options, restricted stock, RSUs, and other share-based payments result in an accounting charge that is reflected in our financial statements.
Section 162(m) of the Internal Revenue Code generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid in excess of $1 million in any taxable year to certain current and former senior corporate officers. The enactment of the Tax Cuts and Jobs Act of 2017 eliminated the previously commonly used qualified performance-based compensation exception to Section 162(m) and as a result, compensation paid in 2020 and later years to our NEOs in excess of $1 million are not deductible under Section 162(m) of the Code even if subject to performance conditions. While the Committee is mindful of the benefit of the deductibility, the Committee also is of the view that compensation and benefits decisions should be driven primarily by the needs of the business, rather than by tax policy.

64	CNO Financial Group, Inc. 2024 Proxy Statement

Compensation Committee Report
The Human Resources & Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Human Resources & Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
This report is provided by the following independent directors, who comprise the Human Resources & Compensation Committee:
Mary R. (Nina) Henderson, Chair
Archie M. Brown
David B. Foss
This Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Compensation Committee Report by reference into such other filing.

CNO Financial Group, Inc. 2024 Proxy Statement	65

Summary Compensation Table for 2023
The following Summary Compensation Table for 2023 sets forth compensation paid to (i) our Chief Executive Officer, (ii) our Chief Financial Officer, and (iii) the other three most highly compensated individuals who served as executive officers of CNO as of December 31, 2023 (collectively, our “Named Executive Officers” (the “NEOs”)) for each of the years shown below.

Name and Principal Position	Year	Salary(1)	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total

Gary C. Bhojwani Chief Executive Officer	2023	$1,059,167	$6,550,350	$1,770,339	$408,311	$9,788,167
	2022	1,030,000	5,514,571	1,854,852	352,323	8,751,746
	2021	1,030,000	5,139,686	2,556,103	222,377	8,948,166
Paul H. McDonough Chief Financial Officer	2023	680,167	1,818,581	710,629	115,424	3,324,801
	2022	653,833	1,424,080	743,967	76,250	2,898,130
	2021	618,000	1,134,231	958,539	24,730	2,735,500
Scott L. Goldberg President, Consumer Division	2023	635,000	1,118,400	656,900	116,799	2,527,099
	2022	625,000	915,480	689,457	107,077	2,337,014
	2021	566,333	875,177	890,730	63,540	2,395,781
Eric R. Johnson Chief Investment Officer(5)	2023	635,000	1,089,103	699,944	72,761	2,496,808
	2022	620,833	915,480	715,044	63,379	2,314,736
Matthew J. Zimpfer General Counsel(6)	2023	610,000	1,089,103	645,948	86,440	2,431,491
	2021	600,000	875,177	924,620	58,865	2,458,662
(1)For 2023, this column reflects merit-based salary increases for Messrs. Bhojwani and McDonough. See page 49 for additional information.
(2)This column represents the aggregate grant date fair value of RSU and P-share awards granted on February 14, 2023, in accordance with ASC 718, excluding the impact of estimated forfeitures related to service-based vesting conditions. For additional information, see Note 11 to the CNO financial statements in the Form 10-K for the year ended December 31, 2023, as filed with the SEC. See the Grants of Plan-Based Awards in 2023 table for information on awards made in 2023. The amounts in this column do not necessarily correspond to the actual value that will be recognized by the NEOs. The amounts in this column for 2023 include the grant date value of P-share awards based on the target amounts for each of the NEOs. Under the terms of those P-share awards, the officers are entitled to receive 200% of the target number of shares if the Company equals or exceeds the maximum performance levels set forth in those awards. If the maximum performance levels are achieved for the P-share awards made in 2023, the aggregate grant date fair value of the awards shown in this column would be as follows: Mr. Bhojwani, $9,418,450; Mr. McDonough, $2,614,081; Mr. Goldberg, $1,608,600; Mr. Johnson, $1,566,403; and Mr. Zimpfer, $1,566,403.
(3)This column represents the dollar amount of payments made after year-end to the NEOs based on performance for the specified year with respect to the targets established under the Company’s Annual Cash Incentive/P4P Plan.
(4)The amounts reported in this column for 2023 include amounts shown below paid for: (a) group life insurance premiums paid by the Company; (b) Company contributions to the 401(k) Plan; (c) (i) dividend equivalents paid in cash upon vesting of RSUs to the extent that cash dividends are paid on the common stock underlying the RSUs after the award date and prior to the issuance of shares upon vesting and (ii) dividend equivalents paid upon vesting of P-share awards; (d) tax reimbursement; (e) perquisites and other personal benefits; and (f) commissions.

Name	Group Life Insurance Premiums	401(k) Plan Contributions	Dividends	Tax Reimbursement	Perquisites and Other Personal Benefits(a)	Commissions

Gary C. Bhojwani	$1,806	$13,200	$364,047	$10,048	$19,210	$—
Paul H. McDonough	1,806	13,200	81,378	6,578	12,462	—
Scott L. Goldberg	966	13,200	69,861	11,828	20,755	189
Eric R. Johnson	2,772	—	69,989	—	—	—
Matthew J. Zimpfer	1,806	13,200	71,434	—	—	—
(a)For Mr. Bhojwani, this column includes the costs of certain (i) travel for Mr. Bhojwani’s spouse; (ii) financial and tax consulting services; (iii) Mayo Clinic executive health benefits; and (iv) sporting event tickets. For Mr. McDonough, this column includes the costs of certain (i) financial and tax consulting services; (ii) Mayo Clinic executive health benefits; and (iii) sporting event tickets. For Mr. Goldberg, this column includes the costs of certain (i) travel for Mr. Goldberg’s spouse; (ii) Mayo Clinic executive health benefits; and (iii) sporting event tickets. No other NEOs received perquisites in excess of $10,000 in 2023.
(5)Mr. Johnson’s 2021 compensation is not provided as he was not an NEO for that year.
(6)Mr. Zimpfer’s 2022 compensation is not provided as he was not an NEO for that year.

66	CNO Financial Group, Inc. 2024 Proxy Statement

Grants of Plan-Based Awards in 2023
The following table shows certain information concerning grants of plan-based awards in 2023 for the NEOs.

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts (in Shares of Common Stock) Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock and Option Awards(4)
Name		Threshold	Target	Maximum	Threshold	Target	Maximum

Gary C. Bhojwani		$852,000	$1,704,000	$3,408,000
	2-14-23				66,700	133,400	266,800		$3,671,168
	2-14-23							112,600	2,879,182
Paul H. McDonough		342,000	684,000	1,368,000
	2-14-23				18,500	37,000	74,000		1,018,240
	2-14-23							31,300	800,341
Scott L. Goldberg		317,500	635,000	1,270,000
	2-14-23				11,400	22,800	45,600		627,456
	2-14-23							19,200	490,944
Eric R. Johnson		317,500	635,000	1,270,000
	2-14-23				11,100	22,200	44,400		610,944
	2-14-23							18,700	478,159
Matthew J. Zimpfer		305,000	610,000	1,220,000
	2-14-23				11,100	22,200	44,400		610,944
	2-14-23							18,700	478,159
(1)These amounts represent the threshold, target and maximum amounts that would have been payable for 2023 if the corresponding performance-based metrics under the Annual Cash Incentive/P4P Plan had been achieved in such year. The actual amounts paid for 2023 performance under the Annual Cash Incentive/P4P Plan are listed in the Summary Compensation Table for 2023 on page 66 of this Proxy Statement under the column heading “Non-Equity Incentive Plan Compensation.”
(2)These amounts represent the threshold, target and maximum number of shares that the NEOs can receive under the terms of the P-share awards that were awarded to the NEOs during 2023 under the Amended and Restated Long-Term Incentive Plan. See footnote 3 to the Outstanding Equity Awards at 2023 Fiscal Year-End table beginning on page 69 for additional information regarding the 2023 P-share awards.
(3)The amount in this column represents the number of RSUs that were awarded to the Named Executive Officers during 2023 under the Amended and Restated Long-Term Incentive Plan.
(4)The values included in this column represent the grant date fair value of RSU and P-share (at target) awards computed in accordance with ASC 718, excluding the effect of estimated forfeitures as further described in footnote (2) of the Summary Compensation Table for 2023 on page 66 of this Proxy Statement. A description of the assumptions used in calculating these values may be found in Note 11 to the CNO financial statements in the Form 10-K for the year ended December 31, 2023, as filed with the SEC.

CNO Financial Group, Inc. 2024 Proxy Statement	67

Narrative Supplement to the Summary Compensation Table for 2023 and the Grants of Plan-Based Awards in 2023 Table
Terms of Equity-Based Awards
Vesting Schedule
Awards of RSUs generally vest in three equal annual installments beginning one year after the grant, subject to continued service through the vesting dates. P-share awards generally vest based on performance over three years, after the conclusion of which they will vest only if and to the extent that the financial performance metrics specified in the award agreement have been achieved for such period, subject to continued service through the date on which the Committee determines such achievement. See “Compensation Discussion and Analysis” beginning on page 39 for more information on the P-share awards. Unless otherwise noted, grants to the NEOs have vesting schedules identical to other officers.
Forfeiture and Post-Employment Treatment
Unvested RSUs and P-shares granted in 2023 generally provide that, in the event of termination by the Company for any reason other than for “cause,” as a result of the executive’s death or disability or in connection with a change in control, (i) a pro rata portion of the next installment of each RSU will vest in connection with such termination; and (ii) a pro rata portion of the P-shares granted will be earned and payable to the extent the performance criteria are met at the same time as other holders receive payments under such P-share award. In the event that an executive’s employment is terminated by the Company without “cause” or by the executive for “good reason” within six months prior to and in anticipation of or within 24 months after a “change in control” has occurred, (a) a pro rata portion of the P-shares will vest (based on the number of days from the beginning of the performance period to and including the date of termination); and (b) any RSU awards will vest in full, in each case as of such date of termination.
Awards outstanding under the Company’s Amended and Restated Long-Term Incentive Plan will be treated as follows upon termination of employment due to an individual’s retirement or disability (except as otherwise provided in the individual award agreement): (i) any unvested RSUs will continue to vest on the same vesting schedule as if the individual had remained employed by CNO; and (ii) a pro rata portion of any P-shares will be earned and payable to the extent the performance criteria are met at the same time as other holders receive payments under such P-share award. For the purpose of the Amended and Restated Long-Term Incentive Plan, “retirement” means voluntary termination of employment after achieving either 62 years of age, or 60 years of age with at least 10 years of employment with the Company. Upon an individual’s death: (a) RSUs will vest in full; and (b) a pro rata portion of any P-shares will be earned (based on the number of days from the beginning of the performance period to and including the date of termination) and payable to the extent the performance criteria are met at the same time as other holders receive payments under such P-share award.
Effective May 4, 2023, the HRCC adopted a Policy for Good Leavers under the Amended and Restated Long-Term Incentive Plan (the “Good Leaver Policy”) pursuant to which the HRCC may, but is not required to, allow additional vesting of equity awards under the Amended and Restated Long-Term Incentive Plan held by a departing executive officer who qualifies under the Good Leaver Policy as a “good leaver.” Our CEO and each executive officer who reports to the CEO is eligible for benefits under the Good Leaver Policy at the discretion of the HRCC. In the HRCC’s discretion, and subject to the executive officer satisfying certain conditions, a “good leaver” may be afforded the same treatment with respect to all or any portion of the executive officer’s then-outstanding awards as such awards would have been afforded had the executive officer’s termination of employment been due to a retirement, or such other vesting benefit as determined by the HRCC in its discretion.
Dividends
For RSUs, NEOs are entitled to dividend equivalents upon vesting. The payments of cash dividends and dividend equivalents are taxed as compensation income to the holders of the RSUs. Holders of P-share awards are entitled to dividend equivalents on any P-shares that vest. Such dividend equivalents are payable in cash at the time of vesting of the P-shares to the extent that cash dividends were paid on the common stock underlying the P-shares after the award date and prior to the issuance of shares upon vesting.

68	CNO Financial Group, Inc. 2024 Proxy Statement

Outstanding Equity Awards at 2023 Fiscal Year-End
The following table sets forth certain information concerning outstanding equity awards held by the NEOs as of December 31, 2023.

		Options Awards				Stock Awards
Name	Award Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)

Gary C. Bhojwani	2-23-17	44,250	—	$21.06	2-23-27	—	$—	$—	$—
	2-21-18	100,150	—	23.33	2-21-28	—	—	—	—
	2-19-19	164,600	—	17.48	2-19-29	—	—	—	—
	2-16-21					33,594(3)	937,273
	2-16-21					80,520(4)	2,246,508
	2-16-21					84,372(5)	2,353,979
	2-15-22					65,406(6)	1,824,827
	2-15-22							58,900(7)	1,643,310
	2-15-22							58,900(8)	1,643,310
	2-14-23					112,600(9)	3,141,540
	2-14-23							66,700(10)	1,860,930
	2-14-23							66,700(11)	1,860,930
Paul H. McDonough	4-1-19	31,800	—	$16.50	4-1-29	—	$—	$—	$—
	2-16-21					7,227(3)	201,633
	2-16-21					18,142(4)	506,162
	2-16-21					19,010(5)	530,379
	2-15-22					16,632(6)	464,033
	2-15-22							15,400(7)	429,660
	2-15-22							15,400(8)	429,660
	2-14-23					31,300(9)	873,270
	2-14-23							18,500(10)	516,150
	2-14-23							18,500(11)	516,150
Scott L. Goldberg	2-23-16	51,000	—	$17.38	2-23-26	—	$—	$—	$—
	2-23-17	22,120	—	21.06	2-23-27	—	—	—	—
	2-21-18	20,620	—	23.33	2-21-28	—	—	—	—
	2-19-19	33,800	—	17.48	2-19-29	—	—	—	—
	2-16-21					5,577(3)	155,598
	2-16-21					13,997(4)	390,516
	2-16-21					14,667(5)	409,209
	2-15-22					10,692(6)	298,307
	2-15-22							9,900(7)	276,210
	2-15-22							9,900(8)	276,210
	2-14-23					19,200(9)	535,680
	2-14-23							11,400(10)	318,060
	2-14-23							11,400(11)	318,060

CNO Financial Group, Inc. 2024 Proxy Statement	69

		Options Awards				Stock Awards
Name	Award Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)

Eric R. Johnson	2-25-15	51,290	—	$16.42	2-25-25	—	$—	$—	$—
	2-23-16	71,400	—	17.38	2-23-26	—	—	—	—
	2-23-17	30,970	—	21.06	2-23-27	—	—	—	—
	2-21-18	20,620	—	23.33	2-21-28	—	—	—	—
	2-19-19	33,800	—	17.48	2-19-29	—	—	—	—
	2-16-21					5,474(3)	152,725
	2-16-21					13,997(4)	390,516
	2-16-21					14,667(5)	409,209
	2-15-22					10,372(6)	289,379
	2-15-22							9,900(7)	276,210
	2-15-22							9,900(8)	276,210
	2-14-23					18,141(9)	506,134
	2-14-23							11,100(10)	309,690
	2-14-23							11,100(11)	309,690
Matthew J. Zimpfer	2-23-16	81,600	—	$17.38	2-23-26	—	$—	$—	$—
	2-23-17	30,970	—	21.06	2-23-27	—	—	—	—
	2-21-18	23,570	—	23.33	2-21-28	—	—	—	—
	2-19-19	33,800	—	17.48	2-19-29	—	—	—	—
	2-16-21					5,577(3)	155,598
	2-16-21					13,997(4)	390,516
	2-16-21					14,667(5)	409,209
	2-15-22					10,692(6)	298,307
	2-15-22							9,900(7)	276,210
	2-15-22							9,900(8)	276,210
	2-14-23					18,700(9)	521,730
	2-14-23							11,100(10)	309,690
	2-14-23							11,100(11)	309,690
(1)Numbers in this column reflect (a) RSUs and (b) the number of shares of CNO common stock to which the NEO is entitled following the settlement of the P-share awards described in the footnotes below.
(2)Dollar amounts equal the number of RSUs or P-shares, as applicable, multiplied by $27.90 (the per-share closing market price of CNO common stock on December 29, 2023, the last trading day of fiscal year 2023).
(3)Reflects the remaining unvested RSUs granted on February 16, 2021 under the Amended and Restated Long-Term Incentive Plan. These RSUs vest on March 25, 2024, subject to the NEO’s employment through the vesting date.
(4)Reflects the number of shares of CNO common stock received by the NEO following the settlement of the P-share awards based on achieved 2021 Operating ROE, as adjusted by relative TSR for the three-year performance period (January 1, 2021 through December 31, 2023) for P-share awards granted on February 16, 2021 under the Amended and Restated Long-Term Incentive Plan, subject to the NEO’s employment through February 12, 2024 (the date on which the HRCC certified performance achievement levels and such P-share awards settled in shares of CNO common stock). For information regarding these awards, see “2021–2023 P-Share Results and Payouts” beginning on page 59.
(5)Reflects the number of shares of CNO common stock received by the NEO following the settlement of the P-share awards based on achieved 2021 Operating EPS, as adjusted by relative TSR for the three-year performance period (January 1, 2021 through December 31, 2023) for P-share awards granted on February 16, 2021 under the Amended and Restated Long-Term Incentive Plan, subject to the NEO’s employment through February 12, 2024 (the date on which the HRCC certified performance achievement levels and such P-share awards settled in shares of CNO common stock). For information regarding these awards, see “2021–2023 P-Share Results and Payouts” beginning on page 59.

70	CNO Financial Group, Inc. 2024 Proxy Statement

(6)Reflects the remaining unvested RSUs granted on February 15, 2022 under the Amended and Restated Long-Term Incentive Plan. These RSUs vest in two equal annual installments beginning on March 25, 2024, subject to the NEO’s employment through the applicable vesting date.
(7)Each P-share represents the right to receive one share of CNO common stock based on 2022 Operating ROE, as adjusted by relative TSR for the three-year performance period (January 1, 2022 through December 31, 2024) for P-share awards granted on February 15, 2022 under the Amended and Restated Long-Term Incentive Plan. The number of shares assumes achievement of target performance levels. Each such P-share award will, to the extent earned, vest and settle no later than March 15, 2025. For more information regarding the performance metrics and targets for these awards, see “2022–2024 P-Share Performance Metrics and Targets” on page 59.
(8)Each P-share represents the right to receive one share of CNO common stock based on 2022 Operating EPS, as adjusted by relative TSR for the three-year performance period (January 1, 2022 through December 31, 2024) for P-share awards granted on February 15, 2022 under the Amended and Restated Long-Term Incentive Plan. The number of shares assumes achievement of target performance levels. Each such P-share award will, to the extent earned, vest and settle no later than March 15, 2025. For more information regarding the performance metrics and targets for these awards, see “2022–2024 P-Share Performance Metrics and Targets” on page 59.
(9)Reflects the unvested RSUs granted on February 14, 2023 under the Amended and Restated Long-Term Incentive Plan. These RSUs vest in three equal annual installments beginning on March 25, 2024, subject to the NEO’s employment through the applicable vesting date.
(10)Each P-share represents the right to receive one share of CNO common stock based on 2023 Operating ROE, as adjusted by relative TSR for the three-year performance period (January 1, 2023 through December 31, 2025) for P-share awards granted on February 14, 2023 under the Amended and Restated Long-Term Incentive Plan. The number of shares assumes achievement of target performance levels. Each such P-share award will, to the extent earned, vest and settle no later than March 15, 2026. For more information regarding the performance metrics and targets for these awards, see “2023–2025 P-Share Performance Metrics and Targets” on page 58.
(11)Each P-share represents the right to receive one share of CNO common stock based on 2023 Operating EPS, as adjusted by relative TSR for the three-year performance period (January 1, 2023 through December 31, 2025) for P-share awards granted on February 14, 2023 under the Amended and Restated Long-Term Incentive Plan. The number of shares assumes achievement of target performance levels. Each such P-share award will, to the extent earned, vest and settle no later than March 15, 2026. For more information regarding the performance metrics and targets for these awards, see “2023–2025 P-Share Performance Metrics and Targets” on page 58.

CNO Financial Group, Inc. 2024 Proxy Statement	71

Option Exercises and Stock Vested in 2023
The following table provides information, for the NEOs, concerning (i) Stock Option exercises during 2023 and the value realized upon exercise (before payment of any applicable withholding tax), (ii) the number of shares acquired upon the vesting of RSU awards in 2023 and (iii) the number of shares received by the NEO following the settlement of the P-share awards based on achieved 2021 Operating ROE, 2021 Operating EPS and relative TSR for the performance period commencing on January 1, 2021 and ending on December 31, 2023, as certified by the HRCC on February 12, 2024, and the value realized upon vesting thereof (in each case before payment of any applicable withholding tax).

	Options Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized Upon Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)

Gary C. Bhojwani	—	—	374,419	$9,111,899
Paul H. McDonough	—	—	77,288	1,873,513
Scott L. Goldberg	17,095	$152,483	82,681	1,751,259
Eric R. Johnson	—	—	65,661	1,602,848
Matthew J. Zimpfer	—	—	65,586	1,598,776
(1)Represents the applicable settlement date fair value of the shares of CNO common stock received in settlement of vested RSUs and P-shares.
Nonqualified Deferred Compensation in 2023
The following table shows certain information concerning nonqualified deferred compensation activity in 2023 for our NEOs.

Name	Executive Contributions in 2023	CNO Contributions in 2023	Aggregate Earnings (Loss) in 2023(1)	Aggregate Withdrawals/ Distributions	Aggregate Balance at 12-31-23(2)

Gary C. Bhojwani	$370,970	$—	$391,013	$—	$2,583,763
Paul H. McDonough	—	—	—	—	—
Scott L. Goldberg	344,729	—	73,278	—	418,007
Eric R. Johnson	—	—	—	—	—
Matthew J. Zimpfer	—	—	85,611	—	857,870
(1)Amounts in this column are not considered above-market or preferential earnings on nonqualified deferred compensation and therefore are not required to be included in the Summary Compensation Table for 2023 on page 66 of this Proxy Statement.
(2)Amounts included in this column reflect $2,190,073, $344,729 and $577,697 contributed under the deferred compensation plan by or on behalf of Mr. Bhojwani, Mr. Goldberg and Mr. Zimpfer, respectively. To the extent that Mr. Bhojwani, Mr. Goldberg or Mr. Zimpfer was an NEO in the applicable year, such amounts were included in the Summary Compensation Table for such NEO for the year(s) to which the compensation relates.
The 2023 Nonqualified Deferred Compensation table presents amounts deferred under our Deferred Compensation Plan. Participants may defer up to 100% of their base salary and annual cash incentive plan payments, as well as equity awards, under the Deferred Compensation Plan. Deferred amounts (other than equity awards) are credited with earnings or losses based on the return of mutual funds selected by the executive, which the executive may change at any time. We did not make matching contributions to participants’ accounts under the Deferred Compensation Plan in 2023. Distributions are made in either a lump sum or an annuity as chosen by the executive at the time of deferral.

72	CNO Financial Group, Inc. 2024 Proxy Statement

Potential Payments Upon Termination or Change in Control
The following table describes the value of the compensation and benefits, other than compensation and benefits generally available to salaried associates, that would have been payable to each of our NEOs in the event that such NEOs experienced a termination of employment on December 31, 2023, under each of the scenarios identified below:

Name	Voluntary Resignation Not With Reason or For Cause Termination(1)	Disability(2)	Death(3)	Without Just Cause or With Reason(4)	Involuntary Termination or Resignation With Reason Within 6 Months Before or 2 Years After Change In Control(5)

Gary C. Bhojwani(6)	$—	$9,736,187	$16,039,827	$17,767,820	$24,082,556
Paul H. McDonough(7)	—	1,953,521	3,892,457	5,367,633	6,994,848
Scott L. Goldberg(8)	—	1,380,046	2,769,631	4,396,203	5,624,804
Eric R. Johnson(9))	—	1,374,466	2,722,703	4,406,613	5,608,011
Matthew J. Zimpfer(10)	—	1,374,466	2,750,101	4,297,342	5,490,731
(1)For purposes of this table, “Voluntary Resignation” means a voluntary termination of employment that occurs prior to the NEO becoming retirement-eligible and that is not a resignation “With Reason” for purposes of the Severance Plan (or, for Mr. Bhojwani, his Amended CEO Agreement).
(2)Upon a termination of employment due to a NEO’s disability, a pro rata portion (determined based on the number of days from the beginning of the performance period through the date employment is terminated) of any P-share awards will remain eligible to vest as of the end of the performance period without regard to continued employment, subject to achievement of the applicable performance criteria for such performance period, and all RSUs subject to service-based vesting conditions only would continue to vest as if the NEO had remained in active employment through each applicable vesting date. Amounts in this column: (a) reflect the number of shares received by the NEO following the settlement of the P-share awards based on achieved 2021 Operating ROE, 2021 Operating EPS and relative TSR for the performance period commencing on January 1, 2021 and ending December 31, 2023, as certified by the HRCC on February 12, 2024; (b) assume achievement of target performance levels with respect to awards based on 2022 Operating ROE, 2022 Operating EPS and relative TSR for the performance period commencing on January 1, 2022 and ending on December 31, 2024; and (c) assume achievement of target performance levels with respect to awards based on 2023 Operating ROE, 2023 Operating EPS and relative TSR for the performance period commencing on January 1, 2023 and ending on December 31, 2025, in each case, as multiplied by the closing sales price of CNO common stock on December 29, 2023 ($27.90), the last trading day of the 2023 fiscal year.
(3)Upon a termination of employment due to a NEO’s death, (a) a pro rata portion (determined based on the number of days from the beginning of the performance period through the date employment is terminated) of any P-share awards will remain eligible to vest in the same manner as described in footnote (2); (b) RSUs subject to service-based vesting conditions only will vest in full; and (c) the decedent NEO’s estate will be entitled to receive $400,000 under the Company’s group life insurance plan.
(4)In the event that the employment of an NEO (other than Mr. Bhojwani) had terminated on December 31, 2023, either by the Company without “Just Cause” or by such NEO “With Reason” (in each case, as defined in the Severance Plan), such NEO would have been eligible, pursuant to the terms of the Severance Plan described on pages 62–63, to receive the payments and benefits listed below.

	Pro Rata Bonus	Severance Payment	Outplacement Services	Financial and Tax Preparation	Welfare Benefit Subsidy

Paul H. McDonough(7)	$710,629	$2,052,000	$25,000	$10,000	$20,762
Scott L. Goldberg(8)	656,900	1,905,000	25,000	10,000	23,273
Eric R. Johnson(9)	699,944	1,905,000	25,000	10,000	10,364
Matthew J. Zimpfer(10)	645,948	1,830,000	25,000	10,000	19,682
In addition to the amounts payable under the Severance Plan, a pro rata portion of each P-share award granted to each NEO would have vested in accordance with the terms of each such award’s applicable grant agreement. See footnote (2) above for additional information on the vesting of pro rata portions of the P-shares. Further, a pro rata portion of the unvested RSUs subject to service-based vesting conditions only would vest on the next applicable vesting date.

CNO Financial Group, Inc. 2024 Proxy Statement	73

(5)In the event that the employment of a NEO (other than Mr. Bhojwani) had terminated on December 31, 2023, either by the Company for any reason, or by the NEO “With Reason,” in either case, within six months in anticipation of or within two years following a “Change in Control” (as defined in the Severance Plan) (a “Change in Control Termination”), such NEO would have been eligible, pursuant to the terms of the Severance Plan described on pages 62–63, to receive the following payments and benefits:

	Pro Rata Bonus	Severance Payment	Outplacement Services	Financial and Tax Preparation	Welfare Benefit Subsidy

Paul H. McDonough(7)	$710,629	$2,736,000	$25,000	$10,000	$20,762
Scott L. Goldberg(8)	656,900	2,540,000	25,000	10,000	23,273
Eric R. Johnson(9)	699,944	2,540,000	25,000	10,000	10,364
Matthew J. Zimpfer(10)	645,948	2,440,000	25,000	10,000	19,682
In addition to the amounts payable under the Severance Plan, a pro rata portion of each P-share award granted to each NEO would have vested in accordance with the terms of each such award’s applicable grant agreement. See footnote (2) above for additional information on the vesting of pro rata portions of the P-shares. Further, any RSU awards would have vested in full as of such date of termination in accordance with the terms of each such award’s applicable grant agreement.
(6)The following table contains the amounts that would have been payable to Mr. Bhojwani had his employment been terminated on December 31, 2023, pursuant to the following termination scenarios in accordance with his Amended CEO Agreement:

	Death or Disability	Without Just Cause or With Reason	Change in Control Termination

Pro Rata Target Bonus	$1,704,000	$—	$—
Pro Rata Actual Bonus	—	1,770,339	1,770,339
Severance Payment(a)	—	5,538,000	8,307,000
Welfare Benefit Subsidy(b)	—	17,195	34,390
Outplacement Services	—	25,000	25,000
Financial and Tax Preparation	—	10,000	10,000
Company Group Life Insurance(c)	400,000	—	—
Restricted Stock Unit Vesting(d)	5,903,640	2,375,099	5,903,640
Performance Share Vesting	8,032,187	8,032,187	8,032,187
(a)Multiple is three (3) times base salary and target bonus if such termination is a Change in Control Termination and two (2) in other qualifying termination scenarios.
(b)Twenty-four (24) months of continued participation in the event of a Change in Control Termination and twelve (12) months in other qualifying termination scenarios.
(c)Not applicable for termination for disability.
(d)RSUs subject to service-based vesting conditions only would vest in full upon death but will not result in accelerated vesting upon disability.
The vesting of awards shown in the table above in this footnote (6) for Mr. Bhojwani reflect vesting terms similar to the other NEOs under the Company’s Amended and Restated Long-Term Incentive Plan, as described in more detail in each such applicable award agreement and the narrative description for the other NEOs in the footnotes above.
(7)The amount shown for Mr. McDonough includes the value, as of December 31, 2023, of such vesting of RSUs ($1,538,936) and prorated P-shares ($1,953,521), in each case, that would accelerate in the event of a Change in Control Termination. In the event of termination by the Company for any reason other than for cause, death or disability (or in connection with a change in control), in addition to the amounts payable under the Severance Plan, the amount for Mr. McDonough also includes the value, as of December 31, 2023, of the prorated vesting of RSUs ($595,721) and P-share awards ($1,953,521) that Mr. McDonough would receive in connection with such termination. See footnotes 2, 3, 4 and 5 for additional information.
(8)The amount shown for Mr. Goldberg includes the value, as of December 31, 2023, of such vesting of RSUs ($989,585) and prorated P-shares ($1,380,046), in each case, that would accelerate in the event of a Change in Control Termination. In the event of termination by the Company for any reason other than for cause, death or disability (or in connection with a change in control), in addition to the amounts payable under the Severance Plan, the amount for Mr. Goldberg also includes the value, as of December 31, 2023, of the prorated vesting of RSUs ($395,985) and P-share awards ($1,380,046) that Mr. Goldberg would receive in connection with such termination. See footnotes 2, 3, 4 and 5 for additional information.

74	CNO Financial Group, Inc. 2024 Proxy Statement

(9)The amount shown for Mr. Johnson includes the value, as of December 31, 2023, of such vesting of RSUs ($948,237) and prorated P-shares ($1,374,466), in each case, that would accelerate in the event of a Change in Control Termination. In the event of termination by the Company for any reason other than for cause, death or disability (or in connection with a change in control), in addition to the amounts payable under the Severance Plan, the amount for Mr. Johnson also includes the value, as of December 31, 2023, of the prorated vesting of RSUs ($381,839) and P-share awards ($1,374,466) that Mr. Johnson would receive in connection with such termination. See footnotes 2, 3, 4 and 5 for additional information.
(10)The amount shown for Mr. Zimpfer includes the value, as of December 31, 2023, of such vesting of RSUs ($975,635) and prorated P-shares ($1,374,466), in each case, that would accelerate in the event of a Change in Control Termination. In the event of termination by the Company for any reason other than for cause, death or disability (or in connection with a change in control), in addition to the amounts payable under the Severance Plan, the amount for Mr. Zimpfer also includes the value, as of December 31, 2023, of the prorated vesting of RSUs ($392,246) and P-share awards ($1,374,466) that Mr. Zimpfer would receive in connection with such termination. See footnotes 2, 3, 4 and 5 for additional information.

CNO Financial Group, Inc. 2024 Proxy Statement	75

CEO Pay Ratio
The following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of our other employees. We determined our median employee based on W-2 gross earnings of each of our 3,501 employees as of December 31, 2023. W-2 gross earnings data are readily available, consistently reported for our entire employee population and provide a fair representation of the total compensation an employee receives in a given year. The 2023 annual total compensation of our median employee was $81,924. As disclosed in the Summary Compensation Table for 2023 on page 66, the 2023 annual total compensation for Mr. Bhojwani was $9,788,167. Based on the information above, our estimate of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees is 119 to 1.
2023 Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between Compensation Actually Paid (as defined by SEC rules) and certain financial performance measures of the Company. For further information concerning our variable pay-for-performance compensation program and how the Company aligns executive compensation with performance, refer to the Compensation Discussion & Analysis beginning on page 39.
Pay Versus Performance Table

	Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(1)(4)(6)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(2)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(2)(4)(6)	Value of Initial Fixed $100 Investment Based On:

Year					Total Shareholder Return	Peer Group Total Shareholder Return(3)	Net Income (dollars in millions)	Operating Earnings per Share(5)

2023	$9,788,167	$11,114,047	$2,695,050	$2,949,004	$170	$143	$277	$2.72
2022	8,751,746	7,363,718	2,954,124	2,551,345	136	137	397	2.18
2021	8,948,166	13,907,529	2,512,679	3,032,833	138	124	441	2.72
2020	8,260,886	14,813,666	2,318,955	3,037,794	126	91	302	2.34
(1)Reflects compensation for our Chief Executive Officer, Gary C. Bhojwani, who served as our Principal Executive Officer (PEO) in 2020, 2021, 2022 and 2023.
(2)Reflects compensation for Paul H. McDonough, Bruce K. Baude, Eric R. Johnson, and Matthew J. Zimpfer in 2020, Paul H. McDonough, Bruce K. Baude, Scott L. Goldberg, and Matthew J. Zimpfer in 2021, Paul H. McDonough, Bruce K. Baude, Scott L. Goldberg, and Eric R. Johnson in 2022 and Paul H. McDonough, Scott L. Goldberg, Eric R. Johnson and Matthew J. Zimpfer in 2023, who served as NEOs in such years.
(3)Peer Group used for TSR comparisons is the S&P 500 Life & Health Insurance Index.
(4)Measurement date equity fair values are calculated with assumptions derived on a basis consistent with those used in determining the grant date fair value. RSUs are valued based on the stock price on the relevant measurement date. P-shares are adjusted to reflect an accrued payout factor consistent with assumptions used for ASC 718 purposes and the stock price on the relevant measurement date. Stock Options are valued using a Black-Scholes model as of the relevant measurement date, using assumptions consistent with those used for the grant date fair value purposes.
(5)This column reflects the Operating EPS results used, or expected to be used, in calculating payouts for applicable P-share awards. Operating EPS is defined on page 57 and is a non-GAAP financial measure. See pages 59–61 for more information. Also see Annex A for a reconciliation to the corresponding GAAP measure.

76	CNO Financial Group, Inc. 2024 Proxy Statement

(6)To calculate 2023 Compensation Actually Paid to our CEO and other NEOs, the following adjustments were made to total compensation as reported in the Summary Compensation Table:

2023	Summary Compensation Table Total	Deductions from Summary Compensation Table Total Pay(a)	Additions to Summary Compensation Table Total Pay(b)(c)	Compensation Actually Paid

Gary C. Bhojwani, Chief Executive Officer serving as PEO	$9,788,167	$(6,550,350)	$7,876,230	$11,114,047
Average for other NEOs indicated above	2,695,050	(1,278,797)	1,532,751	2,949,004
(a)Deductions from Summary Compensation Table reflects values from the Option Awards and Stock Awards columns of the Summary Compensation Table for the year.
(b)The amounts in this column reflect the following additions:

2023	Year-End (YE) Value of Current Year Awards Outstanding as of YE	Change in Value as of YE for Prior Year Awards Outstanding as of YE	Change in Value as of Vesting Date for Prior Year Awards That Vested During the Year	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Total Equity Award Adjustments

Gary C. Bhojwani, Chief Executive Officer serving as PEO	$6,944,961	$1,554,660	($623,391)	—	$7,876,230
Average for other NEOs indicated above	1,351,925	291,108	(113,856)	3,573	1,532,751
(c)The equity awards included above comprise P-shares, RSUs and Stock Options granted from 2016 through 2023.
Compensation Actually Paid Versus Company Performance
The following charts visually represent the relationships between Compensation Actually Paid (“CAP”) to our PEO, and the average for our non-PEO NEOs, and select CNO financial performance measures.

Compensation Actually Paid versus Total Shareholder Return
Indexed Total Shareholder Return
Compensation Actually Paid ($mm)
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
$18
$16
$14
$12
$10
$8
$6
$4
$2
$0
2019
2020
2021
2022
2023
CAP - PEO
CAP - Avg Other NEOs
Company TSR
Peer TSR

CNO Financial Group, Inc. 2024 Proxy Statement	77

Compensation Actually Paid versus Net Income
$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
Net Income ($mm)
$18
$16
$14
$12
$10
$8
$6
$4
$2
$0
Compensation Actually Paid ($mm)
2020
2021
2022
2023
CAP - PEO
CAP - Avg Other NEOs
Net Income

Compensation Actually Paid versus Operating EPS
Operating EPS
$4.50
$4.00
$3.50
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
Compensation Actually Paid ($mm)
$18
$16
$14
$12
$10
$8
$6
$4
$2
$0
2020
2021
2022
2023
CAP - PEO
CAP - Avg Other NEOs
Operating EPS

Tabular List of Company Performance Measures
The following table alphabetically lists the measures we believe are most important in linking Compensation Actually Paid to Company performance during 2023.
1.Operating EPS
2.Operating ROE
3.Relative TSR
Further details on these measures and how they feature in our compensation plans can be found in our Compensation Discussion & Analysis beginning on page 39.

78	CNO Financial Group, Inc. 2024 Proxy Statement

Proposal 3

Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2024

The Board of Directors unanimously recommends you vote FOR this proposal.

PricewaterhouseCoopers LLP (“PwC”) served as our independent registered public accounting firm for 2023 and has been selected to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Representatives of the Company’s independent registered public accounting firm are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions from the shareholders.
Evaluation of the Independent Registered Public Accounting Firm
The Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm (“independent auditor”) retained to provide an audit opinion on the Company’s financial statements and internal control over financial reporting. Annually, the Audit Committee meets in executive session, without the independent auditors present, to evaluate the performance of the Company’s independent auditor, including the senior members of the audit engagement team, and determines whether to reengage PwC or to consider other audit firms. In doing so, the Audit Committee considers several factors, including the following:
»The experience and professional qualifications of the firm and the lead audit partner assigned to CNO, including both industry experience and technical expertise in accounting, auditing and tax;
»The quality and candor of the firm’s communications with the Audit Committee and the Company during the prior audit;
»The firm’s quality control procedures;
»Evidence supporting the firm’s independence, objectivity, and professional skepticism and information publicly available in the Public Company Accounting Oversight Board (United States) (“PCAOB”) inspection reports;
»The appropriateness of the proposed audit fee in comparison to the fees reported by the CNO peer group;
»The quality and efficiency of the services provided by the firm during prior audits;
»The firm’s capability, technical expertise, and knowledge of the Company and its operations, processes, personnel, industry, accounting systems and risk profile;
»If reappointment is considered, the length of time the firm has been engaged as the Company’s independent auditor;
»Use of technology and data analytics in the firm’s audit process; and
»Other potential accounting firms with comparable professional qualifications.
In accordance with SEC rules and PwC’s policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to the Company. For the lead audit partner, the maximum number of consecutive years of service in that capacity is five years. In conjunction with the mandated rotation of the independent auditor’s lead audit partner, the Audit Committee and its then Chair were directly involved in the selection of the independent auditor’s current lead audit partner, who assumed this role in 2020 after meeting with the Audit Committee and management during which his qualifications were discussed. As part of the lead audit partner selection process, the Audit Committee considered candidates who meet professional, industry, personal and other criteria consistent with the factors specified above.

CNO Financial Group, Inc. 2024 Proxy Statement	79

The Audit Committee meets regularly with the independent auditor, including attendance by the independent auditor at all regularly scheduled Audit Committee meetings and separate executive sessions. The Audit Committee uses these interactions, as well as the factors noted above, to assess the performance of the independent auditor.
CNO undertakes an annual benchmarking of audit fees paid by our peers in the insurance industry. This data provides a reference point to the Audit Committee to judge the appropriateness of the audit fee. Additionally, the Audit Committee evaluates the scope of the audit, the complexity of the CNO environment, any history of prior issues and adjustments and the overall audit plan presented by the independent auditor in arriving at an appropriate fee.
After giving due attention to the factors and considerations mentioned herein, the Audit Committee has appointed PwC as the Company’s independent auditor for the fiscal year ending December 31, 2024. PwC’s background knowledge of the Company and its subsidiaries, combined with its industry expertise, has enabled it to carry out its audits of the Company’s financial statements and the effectiveness of the Company’s internal controls over financial reporting with effectiveness and efficiency.
Fees Paid to PricewaterhouseCoopers LLP
Aggregate fees (including out-of-pocket expenses) billed to the Company for the years ended December 31, 2023 and 2022, respectively, by PwC were as follows (dollars in millions):

	Year Ended December 31,
	2023	2022

Audit fees(1)	$6.6	$6.0
Audit-related fees(2)	—	—
Tax fees(3)	—	—
All other fees(4)	—	—
Total	$6.6	$6.0
(1)Audit fees were for professional services rendered for the audits of CNO’s consolidated financial statements, statutory and subsidiary audits, and assistance with review of documents filed with the SEC.
(2)Audit-related fees primarily include services provided for other assurance-related services.
(3)Fees include services provided for tax compliance, tax advice and tax planning.
(4)All other fees for products and services.
Pre-Approval Policy and Independence
The Audit Committee has adopted an auditor independence policy that, among other things, mandates pre-approval by the Audit Committee of all audit and permissible non-audit services performed by our independent registered public accounting firm and the related fees, and that the Audit Committee be provided each quarter with a summary of the services provided by and fees paid to, PwC. These services may include work associated with the following:
»Internal control reviews and assistance with internal control reporting requirements;
»Tax compliance, tax planning and related tax services; and
»Due diligence work for potential transactions.
Each proposed service is evaluated by the Audit Committee to ensure that it would not impair the independence of PwC under SEC and other applicable rules. In 2022 and 2023, all new engagements of PwC were pre-approved by the Audit Committee for all audit, audit-related, tax and other services.

80	CNO Financial Group, Inc. 2024 Proxy Statement

Report of the Audit & Enterprise Risk Committee
In accordance with its written charter, the Audit Committee is responsible for assisting the Board of Directors in fulfilling its oversight responsibilities with respect to the integrity of the Company’s financial statements, public disclosures, financial reporting process and internal controls. The Audit Committee also has oversight of the appointment, performance, independence and qualifications of the Company’s independent registered public accounting firm (“independent auditor”), including sole responsibility for the appointment, compensation, retention, termination and oversight of the work completed by the independent auditor. The Company’s independent registered public accounting firm reports directly to the Audit Committee.
The Audit Committee is composed of four members, all of whom satisfy the independence and financial literacy requirements of the New York Stock Exchange and Section 10A of the Securities Exchange Act of 1934, as amended. Three Audit Committee members satisfy the “audit committee financial expert” definition set forth in SEC rules promulgated under the Sarbanes-Oxley Act. The Company’s management is responsible for the Company’s financial reporting process and the preparation of the Company’s financial statements, and the independent auditor is responsible for performing an independent audit of such financial statements in accordance with PCAOB standards and for issuing a report thereon. The members of the Audit Committee do not professionally, nor is it the Audit Committee’s duty to, plan or conduct audits.
In performing its oversight function, the Audit Committee reviewed and discussed the Company’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2023 with the Company’s management and PwC, the Company’s independent registered public accounting firm. The Audit Committee discussed with PwC those matters required to be discussed by the applicable requirements of the PCAOB and SEC, including those required by PCAOB Auditing Standard No. 1301. Also, the Audit Committee met periodically in separate executive sessions with each of management, the internal auditors and the independent auditor to discuss the results of the examinations by the internal and independent auditors, their evaluations of the Company’s internal controls, the overall quality of the Company’s financial reporting and other matters deemed appropriate.
The Audit Committee also received from PwC the written disclosures and the letter required by applicable PCAOB requirements regarding PwC’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with PwC its independence.
Based on these reviews and discussions with PwC and Company management, and subject to the limitations on the role of the Audit Committee and the Audit Committee’s responsibilities described above and in the Audit Committee’s written charter, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC.
Submitted by the Audit & Enterprise Risk Committee:
Chetlur S. Ragavan, Chair
Stephen N. David
Adrianne B. Lee
Steven E. Shebik
This Report of the Audit & Enterprise Risk Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report of the Audit & Enterprise Risk Committee by reference into such other filing.
Required Vote
Approval of the ratification of the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2024 requires the affirmative vote of a majority of shares of common stock present in person, or represented by proxy, and entitled to vote on the proposal at the Annual Meeting. Abstentions will have the effect of a vote “against” this proposal.

CNO Financial Group, Inc. 2024 Proxy Statement	81

Proposal 4

Approval of Amended and Restated Section 382 Shareholder Rights Plan

The Board of Directors unanimously recommends you vote FOR this proposal.

Introduction
On November 10, 2023, the Board adopted a Fifth Amended and Restated Section 382 Rights Agreement (the “Fifth Amended Rights Plan”), which became effective on November 13, 2023. The Board had previously declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $0.01 per share, of the Company (the “Common Stock”) that was paid to the shareholders of record as of the close of business on January 30, 2009 pursuant to the Company’s original Section 382 Rights Agreement, dated as of January 20, 2009, which agreement was amended and restated and then approved by shareholders several times, most recently at the 2021 annual meeting.
The Fifth Amended Rights Plan, among other things:
»Extended the final expiration date of the then-current rights plan from November 13, 2023 to November 13, 2026;
»Updated the purchase price of the Rights; and
»Provided for a new series of preferred stock relating to the Rights that is substantially identical to the prior series of preferred stock.
The Fifth Amended Rights Plan approval proposal is an opportunity for shareholders to approve the decision by the Board to adopt the Fifth Amended Rights Plan. If the shareholders do not approve the Fifth Amended Rights Plan at the Annual Meeting, the Fifth Amended Rights Plan will expire upon the adjournment of the Annual Meeting.
Purpose of the Fifth Amended Rights Plan
The Fifth Amended Rights Plan is designed to prevent certain transfers of our Common Stock or other securities interests (collectively, “Company 382 Securities”) that would be treated as our “stock” for purposes of Section 382 (“Section 382”) of the Internal Revenue Code of 1986, as amended (the “Code”), which could adversely affect our ability to utilize tax net operating losses (“NOLs”) and certain other tax losses (collectively, “Tax Benefits”) to offset our taxable income for U.S. federal income tax purposes. As of December 31, 2023, we had approximately $367.2 million of federal tax NOLs (which expire in years 2026 through 2035) resulting in deferred tax assets of approximately $77.1 million. In addition, we expect to recognize significant non-life NOLs in 2024 as a result of changes related to the tax accounting method for allocating indirect costs (pursuant to the Code) to self-constructed real estate assets. Such NOLs will not be subject to expiration. The unexpired balance of our NOLs can be used to offset all of the favorable income generated from our non-life companies and the lesser of (i) 35% of the taxable income from our life insurance companies and (ii) 35% of the total loss of the non-life companies (including the NOLs of the non-life entities). However, as discussed further below, the utilization of Tax Benefits to offset taxable income can be further limited in certain circumstances. Because the amount and timing of our future taxable income cannot be accurately predicted, we cannot predict the amount of Tax Benefits that will ultimately be used to reduce our income tax liability. Although we are unable to quantify an exact value, we believe that the Tax Benefits are very valuable assets, and the Board believes it is in the Company’s best interests to attempt to prevent the imposition of limitations on their use by adopting the Fifth Amended Rights Plan.
The benefit of the Tax Benefits to the Company could be significantly reduced or eliminated if we experience an “ownership change” within the meaning of Section 382 of the Code (an “Ownership Change”). An Ownership Change can occur through one or more acquisitions of our stock, whether or not occurring pursuant to a single plan, by which shareholders or groups of shareholders, each of whom owns or is deemed to own directly or indirectly at least 5% of our stock, increase their aggregate ownership of our stock by more than 50 percentage points over their lowest aggregate percentage interest within a rolling three-year period. See “Section 382 Ownership Change Calculations”

82	CNO Financial Group, Inc. 2024 Proxy Statement

below for additional detail. If that were to happen, we would only be allowed to use a limited amount of Tax Benefits to offset our taxable income subsequent to an Ownership Change (the “Annual 382 Limitation”).
The Annual 382 Limitation is obtained by multiplying (i) the aggregate value of our outstanding equity immediately prior to the Ownership Change (reduced by certain capital contributions made during the immediately preceding two years and certain other items) by (ii) the federal long-term tax-exempt rate (as defined by Section 382 of the Code and regularly published by the Internal Revenue Service (the “IRS”)) in effect for the month of the Ownership Change. The Annual 382 Limitation is subject to certain adjustments and limitations. If we were to experience an Ownership Change at our current stock price levels, we believe we would be subject to an Annual 382 Limitation and that it could limit our ability to use a substantial portion of our NOLs to offset future taxable income.
If the Company were to have taxable income in excess of the Annual 382 Limitation following an Ownership Change, it would not be able to utilize Tax Benefits to offset the tax liability on the excess of taxable income over the Annual 382 Limitation. Although any Tax Benefits not used as a result of the Annual 382 Limitation would remain available to offset taxable income in future years (subject to the Annual 382 Limitation), an Ownership Change could (i) significantly defer the utilization of such Tax Benefits, (ii) accelerate payment of tax liabilities and (iii) may result in the expiration of certain Tax Benefits prior to their utilization. Because the aggregate value of our outstanding Common Stock and the federal long-term tax-exempt interest rate fluctuate, it is impossible to predict with any accuracy the Annual 382 Limitation which would apply upon an Ownership Change, but such limitation could be material.
Currently, we do not believe that we have experienced an Ownership Change, but calculating whether an Ownership Change has occurred is subject to inherent uncertainty. This uncertainty results from the complexity of the Section 382 provisions, as well as limitations on the knowledge that any publicly traded company can have about the ownership of and transactions in its securities. However, we and our advisors have analyzed the information available, along with various scenarios of possible future changes of ownership. We believe that, if no actions were taken, an Ownership Change could occur.
In May 2022, the Company’s shareholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “NOL Protective Amendment”) that is designed to assist in protecting the NOLs by preventing certain transfers of stock which would otherwise adversely affect our ability to use the Tax Benefits. Such amendment replaced a similar amendment approved by shareholders that would have expired in 2022. Despite the NOL Protective Amendment, there still remains a risk that certain changes in relationships among shareholders or other events would cause an Ownership Change. We also cannot assure you that the NOL Protective Amendment is enforceable under all circumstances, particularly against shareholders who did not vote in favor of the NOL Protective Amendment proposal at our 2022 Annual Meeting.
The Fifth Amended Rights Plan is not designed to protect shareholders against the possibility of a hostile takeover. Instead, it is meant to protect shareholder value by attempting to preserve our ability to use the Tax Benefits. Because of the significant value of the Tax Benefits to the Company, the Board believes it is in the best interest of the Company and its shareholders to approve the adoption of the Fifth Amended Rights Plan. Our Board has unanimously approved the Fifth Amended Rights Plan and unanimously recommends that shareholders approve the Fifth Amended Rights Plan at the Annual Meeting.
The description of the Fifth Amended Rights Plan in this Proxy Statement is qualified in its entirety by reference to the text of the Fifth Amended Rights Plan, which is attached hereto as Annex B and is incorporated by reference herein. You are urged to read carefully the Fifth Amended Rights Plan in its entirety as the discussion in this Proxy Statement is only a summary.
Section 382 Ownership Change Calculations
Generally, an Ownership Change can occur through one or more acquisitions by which one or more shareholders, each of whom owns or is deemed to own directly or indirectly 5% or more in value of a corporation’s stock, increase their aggregate percentage ownership by more than 50 percentage points over the lowest percentage of stock owned by such shareholders at any time during the preceding rolling three-year period. The amount of the increase in the percentage of stock ownership (measured as a percentage of the value of the company’s outstanding shares rather than voting power) of each “5-percent shareholder” (within the meaning of Section 382) is computed separately, and each such increase is then added together with any other such increases to determine whether an Ownership Change has occurred.

CNO Financial Group, Inc. 2024 Proxy Statement	83

For example, if a single investor acquired 50.1% of our stock in a three-year period, an Ownership Change would occur. Similarly, if 10 persons, none of whom owned our stock, each acquired slightly over 5% of our stock within a three-year period (so that such persons owned, in the aggregate, more than 50%), an Ownership Change would occur.
In determining whether an Ownership Change has occurred, the rules of Section 382 are very complex and are beyond the scope of this summary discussion. Some of the factors that must be considered in determining whether an Ownership Change has occurred include the following:
»All holders who each own less than 5% of a company’s Company 382 Securities are generally (but not always) treated as a single “5-percent shareholder.” Transactions in the public markets among shareholders who are not “5-percent shareholders” are generally (but not always) excluded from the calculation.
»There are several rules regarding the aggregation and segregation of shareholders who otherwise do not qualify as “5-percent shareholders.”
»Acquisitions by a person which cause that person to become a “5-percent shareholder” generally result in a five percentage (or more) point change in ownership, regardless of the size of the final purchase(s) that caused the threshold to be exceeded.
»Certain constructive ownership rules, which generally attribute ownership of Company 382 Securities owned by estates, trusts, corporations, partnerships or other entities to the ultimate indirect individual owner thereof, or to related individuals, are applied in determining the level of Company 382 Securities ownership of a particular holder. Special rules can result in the treatment of options (including warrants) or other similar interests as having been exercised if such treatment would result in an Ownership Change.
»The redemption or buyback of shares by an issuer will increase the ownership of any “5-percent shareholders” (including groups of shareholders who are not themselves “5-percent shareholders”) and can contribute to an Ownership Change. In addition, it is possible that a redemption or buyback of shares could cause a holder of less than 5% to become a “5-percent shareholder,” resulting in a five percentage (or more) point change in ownership.
Shareholders are advised to carefully monitor their ownership of our Company 382 Securities and consult with their own legal advisors to determine whether their ownership of our Company 382 Securities approaches the proscribed level.
Description of the Fifth Amended Rights Plan
The Fifth Amended Rights Plan is intended to act as a deterrent to any person or group acquiring 4.99% or more of our outstanding Common Stock or any other class of Company 382 Securities then outstanding (an “Acquiring Person”) without the approval of our Board. Shareholders who owned 4.99% or more of the Company’s outstanding Common Stock as of the close of business on November 13, 2023 will not trigger the Fifth Amended Rights Plan so long as they do not (i) acquire additional shares of Common Stock or other interests in Company 382 Securities representing more than 1% of the Company 382 Securities then outstanding or (ii) fall under 4.99% ownership of the shares of Common Stock or any other class of Company 382 Securities and then re-acquire 4.99% or more of the Common Stock or any other class of Company 382 Securities. Any Rights held by a person who is or becomes an Acquiring Person are void and may not be exercised or transferred. The Board may, in its sole discretion, exempt any person or group from being deemed an Acquiring Person for purposes of the Fifth Amended Rights Plan.
The Rights. Subject to the terms, provisions and conditions of the Fifth Amended Rights Plan, if the Rights become exercisable, each Right would initially represent the right to purchase from us one one-thousandth of a share of our Series F Junior Participating Preferred Stock, par value $0.01 per share (the “Series F Preferred Stock”) for a purchase price of $110.00 (the “Purchase Price”). If issued, each fractional share of Series F Preferred Stock would give the shareholder approximately the same dividend, voting and liquidation rights as does one share of Common Stock. However, prior to exercise or exchange as provided in the Fifth Amended Rights Plan, a Right does not give its holder any rights as a shareholder, including without limitation any dividend, voting or liquidation rights.
Exercisability. The Rights will not be exercisable until the earlier of (i) 10 business days after the first date of a public announcement that a person or group (other than an Exempted Person within the meaning of the Fifth Amended Rights Plan) has become an Acquiring Person and (ii) 10 business days (or such later date as may be determined by the Board by action prior to such person or group becoming an Acquiring Person) after the date of commencement of, or the first public announcement of an intention to commence, a tender offer or exchange offer, the consummation of which would result in any person (other than an Exempted Person) becoming an Acquiring Person. We refer to the date that the Rights become exercisable as the “Distribution Date.” Until the Distribution Date, Common Stock certificates

84	CNO Financial Group, Inc. 2024 Proxy Statement

will evidence the Rights and may contain a notation to that effect. Any transfer of shares of Common Stock prior to the Distribution Date will constitute a transfer of the associated Rights. After the Distribution Date, the Rights may be transferred other than in connection with the transfer of the underlying shares of Common Stock.
After the Distribution Date, each holder of a Right, other than Rights beneficially owned by any Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Right and payment of the Purchase Price, that number of shares of Common Stock and/or other securities or property having a market value of two times the Purchase Price.
Exchange. After the Distribution Date, subject to certain limitations, the Board may exchange the Rights (other than Rights owned by an Acquiring Person which will have become void), in whole or in part, at an exchange ratio of one share of Common Stock or a fractional share of Series F Preferred Stock (or of a share of a similar class or series of our preferred stock having similar rights, preferences and privileges) of equivalent value, per Right (subject to adjustment).
Expiration. The Rights and the Fifth Amended Rights Plan will expire on the earliest of (i) the close of business on November 13, 2026, (ii) the close of business on November 10, 2024 if shareholder approval of the Fifth Amended Rights Plan has not been received by or on such date, (iii) the adjournment of the 2024 Annual Meeting if shareholder approval of the Fifth Amended Rights Plan has not been received prior to such time, (iv) the repeal of Section 382 or any successor statute if the Board determines that the Fifth Amended Rights Plan is no longer necessary for the preservation of Tax Benefits or (v) the beginning of a taxable year of the Company to which the Board determines that no Tax Benefits may be carried forward.
Redemption. At any time prior to the time an Acquiring Person becomes such, the Board may redeem the Rights in whole, but not in part, at a price of $0.01 per Right, subject to adjustment to reflect stock splits, stock dividends or similar transactions (the “Redemption Price”) payable, at the option of the Company, in cash, shares of Common Stock or such other form of consideration as the Board may determine. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.
Anti-Dilution Provisions. The Purchase Price payable, and the number of shares of Series F Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution that may occur as a result of certain events, including among others, a stock dividend, a stock split or a reclassification. Subject to certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.
Amendments. Before the Distribution Date, the Company may, except with respect to the Redemption Price, amend or supplement the Fifth Amended Rights Plan without the consent of the holders of the Rights. After the Distribution Date, the Company may amend, except with respect to the Redemption Price, the Fifth Amended Rights Plan in any manner that does not adversely affect the interests of holders of the Rights.
Certain Considerations Relating to the Fifth Amended Rights Plan
Our Board believes that attempting to protect the Tax Benefits described above is in the best interests of the Company and our shareholders. Nonetheless, we cannot eliminate the possibility that an Ownership Change will occur even if the Fifth Amended Rights Plan is approved. You should consider the factors below when making your decision.
Continued Risk of Ownership Change. We cannot assure you that the Fifth Amended Rights Plan will be effective in deterring all acquisitions that could result in an Ownership Change. In particular, it will not protect against an Ownership Change resulting from purchasers of shares who become “5-percent shareholders” notwithstanding the Fifth Amended Rights Plan, either because the purchaser is unaware of the Fifth Amended Rights Plan or makes a conscious decision to discount the potential consequences under the Fifth Amended Rights Plan.
Potential IRS Challenge to the Tax Benefits. The amount of the Tax Benefits has not been audited or otherwise validated by the IRS. The IRS could challenge the amount of the Tax Benefits, which could result in an increase in our liability in the future for income taxes. As discussed above, determining whether an Ownership Change has occurred is subject to uncertainty, both because of the complexity of the Section 382 provisions and because of limitations on the knowledge that any publicly traded company can have about the ownership of, and transactions in, its securities on a timely basis. Therefore, we cannot assure you that the IRS or other taxing authority will not claim that we experienced

CNO Financial Group, Inc. 2024 Proxy Statement	85

an Ownership Change and attempt to reduce or eliminate our utilization of Tax Benefits even if the Fifth Amended Rights Plan is in place.
Potential Effects on Liquidity. The Fifth Amended Rights Plan is intended to deter persons or groups of persons from acquiring beneficial ownership of shares of our Common Stock in excess of the specified limitations. A shareholder’s ability to dispose of our Common Stock may be limited if the Fifth Amended Rights Plan reduces the number of persons willing to acquire our Common Stock or the amount they are willing to acquire.
Potential Impact on Value. It is possible that the Fifth Amended Rights Plan could deter certain buyers, including persons who wish to acquire more than 4.99% of our Common Stock, and that this could result in diminished demand for and, therefore, potentially decrease the value of our Common Stock. We believe, however, the value protected as a result of the preservation of the Tax Benefits would outweigh any such potential decrease in the value of our Common Stock.
Potential Anti-Takeover Effect. The Fifth Amended Rights Plan is designed to preserve the long-term value of our accumulated Tax Benefits and is not intended to prevent a takeover of the Company. However, it could be deemed to have an “anti-takeover” effect because, among other things, it restricts the ability of a person, entity or group to accumulate our Common Stock above the applicable thresholds, without the approval of our Board. The Fifth Amended Rights Plan approval proposal is not part of a plan by us to adopt a series of anti-takeover measures, and we are not presently aware of any potential takeover transaction.
Required Vote
Approval of this proposal will require the affirmative vote of the holders of a majority in voting power of the shares of Common Stock that are present, or represented by proxy, and entitled to vote on the proposal at the Annual Meeting. Abstentions will have the effect of a vote “against” this proposal. Broker non-votes will have no effect on the outcome of the vote with respect to this proposal because the shares subject to the broker non-vote will not be entitled to vote on this matter.

86	CNO Financial Group, Inc. 2024 Proxy Statement

Stock Ownership Information

Beneficial Ownership of Company Securities
The following table sets forth certain information concerning the beneficial ownership of our common stock as of March 11, 2024 (except as otherwise noted) by (i) each person known to us to beneficially own more than 5% of the outstanding shares of our common stock, (ii) each of our directors and director nominees, (iii) each of our Named Executive Officers included in the Summary Compensation Table for 2023 and (iv) all of our directors and executive officers as a group. The number of shares of common stock beneficially owned by our directors and executive officers includes shares that such persons have the right to acquire within 60 days of March 11, 2024, including through the exercise of stock options and from RSUs that are scheduled to vest. Except as otherwise indicated by footnote, each person has sole voting power and sole dispositive power with respect to the shares shown in the table.

Name of Beneficial Owner	Shares Beneficially Owned
	Number(1)	Percentage(2)

BlackRock, Inc.(3)	15,747,262	14.00%
The Vanguard Group(4)	14,056,668	12.53%
Pzena Investment Management, LLC(5)	6,982,684	6.20%
Fuller & Thaler Asset Management, Inc.(6)	4,671,119	4.16%
Gary C. Bhojwani(7)	1,160,113	1.07%
Archie M. Brown	7,063	*
Stephen N. David	13,000	*
David B. Foss	39,451	*
Mary R. (Nina) Henderson	19,393	*
Adrianne B. Lee	7,063	*
Daniel R. Maurer	24,624(8)	*
Chetlur S. Ragavan	20,051	*
Steven E. Shebik	43,482	*
Scott L. Goldberg(9)	254,477	*
Eric R. Johnson(10)	794,594	*
Paul H. McDonough(11)	172,988	*
Matthew J. Zimpfer(12)	402,368	*
All directors, nominees and executive officers as a group – 20 persons(13)	3,491,007	3.21%
*Represents less than 1% of the outstanding shares of our common stock as of March 11, 2024.
(1)Does not include an aggregate of 210,602 deferred stock units held by certain directors, as described below under “Director Deferred Stock Units.”
(2)All percentages for our directors and executive officers are based upon the number of shares of our common stock that were outstanding on March 11, 2024 (108,644,555 shares).
(3)In its Amendment No. 13 to Schedule 13G filed with the SEC on January 23, 2024, BlackRock, Inc. stated that of the 15,747,262 shares of common stock beneficially owned, BlackRock, Inc. has sole voting power over 15,378,546 shares and sole dispositive power over 15,747,262 shares. The principal business address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.
(4)In its Amendment No. 13 to Schedule 13G filed with the SEC on February 13, 2024, The Vanguard Group (“Vanguard”) stated that of the 14,056,668 shares of common stock beneficially owned, Vanguard has shared voting power over 89,959 shares, sole dispositive power over 13,846,274 shares and shared dispositive power over 210,394 shares. The principal business address of Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

CNO Financial Group, Inc. 2024 Proxy Statement	87

(5)In its Schedule 13G filed with the SEC on February 9, 2024, Pzena Investment Management, LLC (“Pzena”) stated that of the 6,982,684 shares of common stock beneficially owned, Pzena has sole voting power over 6,086,839 shares and sole dispositive power over 6,982,684 shares. The principal business address of Pzena is 320 Park Avenue, 8th Floor, New York, New York 10022.
(6)In its Amendment No. 2 to Schedule 13G filed with the SEC on February 12, 2024, Fuller & Thaler Asset Management, Inc. (“Fuller & Thaler”) stated that of the 4,671,119 shares of common stock beneficially owned, Fuller & Thaler has sole voting power over 4,583,429 shares and sole dispositive power over 4,671,119 shares. The principal business address of Fuller & Thaler is 411 Borel Avenue, Suite 300, San Mateo, California 94402.
(7)Includes options, exercisable currently or within 60 days of March 11, 2024, to purchase 309,000 shares of common stock and includes 104,581 RSUs scheduled to vest within 60 days of March 11, 2024. Amount also includes 634,105 shares of common stock held in a revocable trust and 15,182 shares of common stock held in an irrevocable trust.
(8)Includes 24,624 shares of common stock held in a revocable trust.
(9)Includes options, exercisable currently or within 60 days of March 11, 2024, to purchase 127,540 shares of common stock and includes 17,451 RSUs scheduled to vest within 60 days of March 11, 2024.
(10)Includes options, exercisable currently or within 60 days of March 11, 2024, to purchase 208,080 shares of common stock and includes 16,827 RSUs scheduled to vest within 60 days of March 11, 2024.
(11)Includes options, exercisable currently or within 60 days of March 11, 2024, to purchase 31,800 shares of common stock and includes 26,185 RSUs scheduled to vest within 60 days of March 11, 2024.
(12)Includes options, exercisable currently or within 60 days of March 11, 2024, to purchase 169,940 shares of common stock and includes 17,281 RSUs scheduled to vest within 60 days of March 11, 2024.
(13)Includes options, exercisable currently or within 60 days of March 11, 2024, to purchase an aggregate of 1,026,210 shares of common stock held by executive officers and includes an aggregate of 224,555 RSUs scheduled to vest within 60 days of March 11, 2024.
Director Deferred Stock Units
Under the CNO Board of Directors Deferred Compensation Plan, the non-employee directors may elect each year to defer some or all of their compensation, including the equity portion of the annual director fees. Any equity that is so deferred is represented by vested deferred stock units, on which dividend equivalents are paid during the deferral period. The deferred stock units are not entitled to vote. At the end of the deferral period selected by the director, one share of common stock will be issued for each deferred stock unit. The non-employee directors held deferred stock units as set forth below (these units are in addition to the share ownership set forth above):

Name	2023 Number of Deferred Stock Units(1)	Total Deferred Stock Units as of March 11, 2024(2)

Stephen N. David	7,063	52,977
Mary R. (Nina) Henderson	7,063	52,977
Daniel R. Maurer	12,430	85,290
(1)Represents the aggregate number of vested stock units received and deferred by the director during fiscal year 2023.
(2)Represents the total number of vested stock units that the director has elected to defer under the CNO Board of Directors Deferred Compensation Plan as of March 11, 2024.
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934 requires CNO’s directors and executive officers, and each person who is the beneficial owner of more than 10 percent of any class of CNO’s outstanding equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of CNO. Specific due dates for these reports have been established by the SEC, and CNO is required to disclose any failure by such persons to file such reports for fiscal year 2023 by the prescribed dates. Officers, directors and greater than 10 percent beneficial owners are required to furnish CNO with copies of all reports filed with the SEC pursuant to Section 16(a). To CNO’s knowledge, based solely on the review of the copies of the reports furnished to CNO and written representations that no other reports were required, all filings required pursuant to Section 16(a) of the Securities Exchange Act of 1934 applicable to CNO’s officers, directors and greater than 10 percent beneficial owners were timely made by each such person during the year ended December 31, 2023.

88	CNO Financial Group, Inc. 2024 Proxy Statement

Other Information

Shareholder Proposals for 2025 Annual Meeting
Any proper proposal which a shareholder wishes to have included in the Board’s Proxy Statement and form of proxy for the 2025 Annual Meeting of Shareholders pursuant to SEC Rule 14a-8 must be received by CNO by November 27, 2024. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the Proxy Statement for the 2025 Annual Meeting of Shareholders.
The Board has implemented a proxy access provision in the Company’s Bylaws, which permits a shareholder or group of up to 20 shareholders owning 3% or more of the Company’s common stock continuously for at least three years to nominate for election to the Board, and include in the Company’s Proxy Materials for its Annual Meeting of Shareholders, nominees constituting up to the greater of 20% of the number of directors then serving on the Board (rounding down to the closest whole number) or two individuals, subject to certain limitations and provided that such nominating shareholder(s) and nominee(s) satisfy the informational and other applicable requirements specified in the Bylaws. Pursuant to our proxy access Bylaw, notice must be received by the Secretary of the Company not less than 120 days nor more than 150 days prior to the first anniversary of the date on which the Company’s definitive Proxy Statement was released to shareholders in connection with the prior year’s Annual Meeting. Accordingly, to be timely for inclusion in the Proxy Materials for the Company’s 2025 Annual Meeting of Shareholders, the Secretary must receive a shareholder’s notice to nominate a director using the Company’s Proxy Materials between October 28, 2024 and November 27, 2024, inclusive.
In addition, the Company’s Bylaws establish advance notice procedures with regard to certain matters, including shareholder nominations for directors, to be brought before a meeting of shareholders at which directors are to be elected, as well as other shareholder proposals. In the case of an annual meeting, notice must be received by the Secretary of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting. In the case of a special meeting of shareholders at which directors are to be elected, notice of a shareholder nomination must be received by the Secretary of the Company no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made. A nomination will not be considered if it does not comply with these notice procedures and the additional requirements set forth in our Bylaws, including, as appropriate, those set forth in Rule 14a-19 of the Securities Exchange Act of 1934.
Any shareholder who wishes to submit a proposal to be acted upon at the 2025 Annual Meeting of Shareholders or who wishes to nominate a candidate for election as director should obtain a copy of these Bylaw provisions and may do so by written request addressed to the Secretary of CNO Financial Group, Inc. at 11299 North Illinois Street, Suite 200, Carmel, Indiana 46032. Please note that these Bylaw requirements are separate from the SEC’s requirements to have a shareholder nomination or other proposal included in our proxy statement.
Annual Report
Access to CNO’s Annual Report for 2023 (which includes its Annual Report on Form 10-K as filed with the SEC) is being provided with this Proxy Statement to all holders of common stock as of March 11, 2024. The Annual Report is not part of the proxy solicitation material. If you wish to receive an additional copy of the Annual Report for 2023, the Form 10-K, this Proxy Statement or the Notice without charge, please contact CNO Financial Group, Inc. Investor Relations, 11299 North Illinois Street, Suite 200, Carmel, Indiana 46032; by telephone (317) 817-2893; or email ir@CNOinc.com.

CNO Financial Group, Inc. 2024 Proxy Statement	89

Householding of Proxy Materials
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if you are receiving duplicate copies of these materials and wish to have householding apply, please notify your broker. You may also call (800) 542-1061 or write to: Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York, New York 11717, and include your name, the name of your broker or other nominee, and your account number(s). You can also request prompt delivery of a copy of the Proxy Statement and Annual Report by contacting CNO Financial Group, Inc. Investor Relations by mail to 11299 North Illinois Street, Suite 200, Carmel, Indiana 46032; by telephone: (317) 817-2893; or email: ir@CNOinc.com.
Other Matters
Management knows of no other matters which may be presented at the Annual Meeting. If any other matters should properly come before the meeting or any adjournment or postponement thereof, the persons named in the form of proxy will vote in accordance with their best judgment on such matters.

90	CNO Financial Group, Inc. 2024 Proxy Statement

ANNEX A

Information Related to Certain Non-GAAP Financial Measures
Net operating income is defined as net income before: (i) net realized investment gains or losses from sales, impairments and the change in allowance for credit losses, net of taxes; (ii) net change in market value of investments recognized in earnings, net of taxes; (iii) changes in fair value of embedded derivative liabilities and market risk benefits related to our fixed indexed annuities, net of taxes; (iv) fair value changes related to the agent deferred compensation plan, net of taxes; (v) loss related to reinsurance transactions, net of taxes; (vi) loss on extinguishment of debt, net of taxes; (vii) changes in the valuation allowance for deferred tax assets and other tax items; and (viii) other non-operating items consisting primarily of earnings attributable to variable interest entities, net of taxes. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the Company’s underlying fundamentals. A reconciliation from net operating income (and related per share amounts) to net income is as follows (dollars in millions, except per share amounts):

	Year Ended December 31,
	2023	2022

Insurance product margin:
Annuity margin	$235.0	$226.9
Health margin	494.3	504.4
Life margin	229.7	205.2
Total insurance product margin	959.0	936.5
Allocated expenses	(599.0)	(596.6)
Income from insurance products	360.0	339.9
Fee income	31.0	23.7
Investment income not allocated to product lines	120.2	143.9
Expenses not allocated to product lines	(51.7)	(40.8)
Operating earnings before taxes	459.5	466.7
Income tax expense on operating income	(103.4)	(106.3)
Net operating income	356.1	360.4
Non-operating items:
Net realized investment losses from sales, impairments and change in allowance for credit losses	(62.7)	(62.2)
Net change in market value of investments recognized in earnings	(6.3)	(73.2)
Changes in fair value of embedded derivative liabilities and market risk benefits	(29.9)	440.2
Fair value changes related to agent deferred compensation plan	(3.5)	48.9
Other	(0.3)	(3.9)
Net non-operating income (loss) before taxes	(102.7)	349.8
Income tax expense (benefit) on non-operating income	(23.1)	79.6
Net non-operating income (loss)	(79.6)	270.2
Net income	$276.5	$630.6

CNO Financial Group, Inc. 2024 Proxy Statement	A-1

	Year Ended December 31,
	2023	2022

Per diluted share:
Net operating income (operating earnings per share)	$3.09	$3.06
Net realized investment losses from sales, impairments and change in allowance for credit losses (net of taxes)	(0.42)	(0.41)
Net change in market value of investments recognized in earnings (net of taxes)	(0.04)	(0.48)
Changes in fair value of embedded derivative liabilities and market risk benefits (net of taxes)	(0.20)	2.89
Fair value changes related to agent deferred compensation plan (net of taxes)	(0.03)	0.32
Other (net of taxes)	—	(0.02)
Net income	$2.40	$5.36
Total allocated and unallocated expenses adjusted for certain significant items are summarized below (dollars in millions):

	2023	2022

Expenses allocated to product lines	$599.0	$596.6
Expenses not allocated to product lines	51.7	40.8
Experience refund related to a reinsurance agreement	—	22.5
Net recoveries related to significant legal and regulatory matters	21.7	—
Adjusted total	$672.4	$659.9
Management also believes that operating return on equity (“Operating ROE”), excluding accumulated other comprehensive income (loss) and net operating loss carryforwards, enhances the understanding of our operating results.
This non-GAAP financial measure differs from return on equity because accumulated other comprehensive income (loss) has been excluded from the value of equity used to determine this ratio. Management believes this non-GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often primarily caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management.
In addition, our equity includes the value of significant net operating loss carryforwards (included in income tax assets). In accordance with GAAP, these assets are not discounted, and accordingly will not provide a return to shareholders (until after it is realized as a reduction to taxes that would otherwise be paid). Management believes that excluding this value from the equity component of this measure enhances the understanding of the effect these non-discounted assets have on operating returns and the comparability of these measures from period to period.
Operating return measures are used in measuring the performance of our business units and are used as a basis for incentive compensation.

A-2	CNO Financial Group, Inc. 2024 Proxy Statement

The calculations of: (i) operating ROE, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); and (ii) return on equity are as follows (dollars in millions):

	Year Ended December 31,
	2023	2022	2021

Net operating income	$356.1	$360.4	$400.4
Net income	$276.5	$630.6	$570.3
Average common equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)	$3,631.5	$3,323.3	$2,983.0
Average common shareholders’ equity	$1,977.5	$2,384.1	$3,516.2
Operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)	9.8%	10.8%	13.4%
Return on equity	14.0%	26.5%	16.2%
A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows (dollars in millions):

1/1/21

Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)	$2,825.3
Net operating loss carryforwards	341.9
Accumulated other comprehensive income	106.3
Common shareholders’ equity	$3,273.5

	1Q21	2Q21	3Q21	4Q21

Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)	$3,003.2	$2,989.0	$2,993.3	$3,067.3
Net operating loss carryforwards	323.1	292.9	266.9	243.7
Accumulated other comprehensive income	73.1	306.7	337.5	373.7
Common shareholders’ equity	$3,399.4	$3,588.6	$3,597.7	$3,684.7

	1Q22	2Q22	3Q22	4Q22

Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)	$3,141.7	$3,329.0	$3,510.3	$3,557.1
Net operating loss carryforwards	238.2	214.7	190.9	169.0
Accumulated other comprehensive loss	(561.5)	(1,415.8)	(1,837.8)	(1,957.3)
Common shareholders’ equity	$2,818.4	$2,127.9	$1,863.4	$1,768.8

CNO Financial Group, Inc. 2024 Proxy Statement	A-3

	1Q23	2Q23	3Q23	4Q23

Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)	$3,543.8	$3,603.0	$3,744.2	$3,712.8
Net operating loss carryforwards	152.4	126.3	102.6	79.6
Accumulated other comprehensive loss	(1,664.4)	(1,733.5)	(1,956.7)	(1,576.8)
Common shareholders’ equity	$2,031.8	$1,995.8	$1,890.1	$2,215.6
A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows (dollars in millions):

	Trailing Four Quarter Average
	4Q23	4Q22	4Q21

Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)	$3,631.5	$3,323.3	$2,983.0
Net operating loss carryforwards	126.4	212.5	293.9
Accumulated other comprehensive income (loss)	(1,780.4)	(1,151.7)	239.3
Common shareholders’ equity	$1,977.5	$2,384.1	$3,516.2
Book value per diluted share reflects the potential dilution that could occur if outstanding stock options were exercised; and restricted stock and performance units were vested. The dilution from options, restricted shares and performance units is calculated using the treasury stock method. Under this method, we assume the proceeds from the exercise of the options (or the unrecognized compensation expense with respect to restricted stock and performance units) will be used to purchase shares of our common stock at the closing market price on the last day of the period. In addition, the calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises primarily from changes in the unrealized appreciation (depreciation) of our investments.
A reconciliation from book value per share to book value per diluted share, excluding accumulated other comprehensive income (loss) is as follows (dollars in millions, except share and per share amounts):

	December 31,
	2023	2022

Total shareholders’ equity	$2,215.6	$1,768.8
Shares outstanding at period end	109,357,540	114,343,070
Book value per share	$20.26	$15.47
Total shareholders’ equity	$2,215.6	$1,768.8
Accumulated other comprehensive loss	(1,576.8)	(1,957.3)
Adjusted shareholders’ equity excluding accumulated other comprehensive loss	$3,792.4	$3,726.1
Shares outstanding at period end	109,357,540	114,343,070
Dilutive common stock equivalents related to:
Amounts related to employee benefit plans	2,392,716	2,499,071
Diluted shares outstanding	111,750,256	116,842,141
Book value per diluted share (a non-GAAP financial measure)	$33.94	$31.89

A-4	CNO Financial Group, Inc. 2024 Proxy Statement

The debt to capital ratio, excluding accumulated other comprehensive income (loss), differs from the debt to capital ratio because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP financial measure is useful because it primarily removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments. A reconciliation of these ratios is as follows (dollars in millions):

December 31, 2023

Corporate notes payable	$1,140.5
Total shareholders’ equity	2,215.6
Total capital	$3,356.1
Debt to capital ratio	34.0%
Corporate notes payable	$1,140.5
Total shareholders’ equity	2,215.6
Accumulated other comprehensive loss	1,576.8
Total capital	$4,932.9
Debt to total capital ratio, excluding accumulated other comprehensive loss (a non-GAAP financial measure)	23.1%
The following reconciles our free cash flow to the change in holding company cash and investments (dollars in millions):

Year Ended December 31, 2023

Holding company cash flows, excluding capital transactions(1):
Dividends from subsidiaries, net of contributions	$252.7
Management fees	116.1
Surplus debenture interest	82.0
Earnings on corporate investments	15.0
Other	5.2
Holding company sources of cash, excluding capital transactions	471.0
Holding company expenses and other	(79.6)
Intercompany tax receipts	28.6
Tax payments	(48.0)
Interest expense	(60.8)
Cash flow to holding company, excluding capital transactions	311.2
Share repurchases	(154.6)
Dividend payments to stockholders	(68.1)
Net change in holding company cash and investments	88.5
Cash and investments, beginning of period	167.1
Cash and investments, end of period	$255.6
(1)Cash flows exclude share repurchases, dividend payments and refinancing transactions.

CNO Financial Group, Inc. 2024 Proxy Statement	A-5

ANNEX B

Amended and Restated Section 382 Shareholder Rights Plan

FIFTH AMENDED AND RESTATED SECTION 382 RIGHTS AGREEMENT

____________________________

CNO FINANCIAL GROUP, INC.
and
EQUINITI TRUST COMPANY, LLC
as Rights Agent
____________________________

Dated as of November 10, 2023; effective as of November 13, 2023

B-1	CNO Financial Group, Inc. 2024 Proxy Statement

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INDEX OF DEFINED TERMS

Acquiring Person	B-4	Original Rights Agreement	B-4
Affiliate	B-5	Person	B-6
Approved Acquisition	B-5	Preferred Stock	B-6
Associate	B-5	Principal Party	B-16
Authorized Officer	B-20	Purchase Price	B-9
Beneficial Owner	B-5	Record Date	B-4
Beneficial Ownership	B-5	Redemption Date	B-9
Beneficially Own	B-5	Redemption Price	B-21
Book Entry	B-5	Requesting Person	B-24
Business Day	B-5	Right	B-4
Close of Business	B-5	Right Certificates	B-7
Code	B-5	Rights Agent	B-4
Common Stock	B-5	Rights Agreement	B-4
Common Stock Equivalents	B-12	Second A&R Rights Agreement	B-4
Company	B-4	Section 11(a)(ii) Trigger Date	B-12
Company 382 Securities	B-5	Section 382	B-6
Current Value	B-12	Securities Act	B-6
Distribution Date	B-7	Security	B-13
Equivalent Preferred Shares	B-12	Spread	B-12
Exchange Act	B-5	Stock Acquisition Date	B-6
Exchange Ratio	B-22	Subsidiary	B-6
Exempted Person	B-5	Substitution Period	B-12
Exemption Request	B-24	Summary of Rights	B-7
Expiration Date	B-9	Tax Benefits	B-6
Final Expiration Date	B-6	Third A&R Rights Agreement	B-4
First A&R Rights Agreement	B-4	Threshold Holder	B-6
Grandfathered Person	B-6	Trading Day	B-13
Invalidation Time	B-11	Treasury Regulations	B-6
NOLs	B-4	Trust	B-22
NYSE	B-6	Trust Agreement	B-22

B-3	CNO Financial Group, Inc. 2024 Proxy Statement

FIFTH AMENDED AND RESTATED SECTION 382 RIGHTS AGREEMENT

This Fifth Amended and Restated Section 382 Rights Agreement, dated as of November 10, 2023 (as amended, supplemented or otherwise modified from time to time, the “Rights Agreement” or this “Agreement”) between CNO Financial Group, Inc., a Delaware corporation (the “Company”), and Equiniti Trust Company, LLC, successor to American Stock Transfer & Trust Company, LLC, as rights agent (the “Rights Agent”), amends and restates, effective as of November 13, 2023, that certain Fourth Amended and Restated Section 382 Rights Agreement, dated as of November 12, 2020 (the “Fourth A&R Rights Agreement”) between the Company and the Rights Agent, which amended and restated that certain Third Amended and Restated Section 382 Rights Agreement, dated as of October 3, 2017 (the “Third A&R Rights Agreement”) between the Company and the Rights Agent, which amended and restated that certain Second Amended and Restated Section 382 Rights Agreement, dated as of November 13, 2014 (the “Second A&R Rights Agreement”) between the Company and the Rights Agent, which amended and restated that certain Amended and Restated Section 382 Rights Agreement, dated as of December 6, 2011 (the “First A&R Rights Agreement”), which amended and restated that certain Section 382 Rights Agreement, dated as of January 20, 2009 (the “Original Rights Agreement”), between the Company and the Rights Agent.
WHEREAS, (a) the Company and certain of its Subsidiaries (as defined below) have generated net operating losses for United States federal income tax purposes (“NOLs”); (b) such NOLs may potentially provide valuable Tax Benefits (as defined below) to the Company; (c) the Company desires to avoid an “ownership change” within the meaning of Section 382 (as defined below), and thereby preserve the ability to utilize such Tax Benefits; and (d) in furtherance of such objective, the Company entered into the Original Rights Agreement, the First A&R Rights Agreement, the Second A&R Rights Agreement, the Third A&R Rights Agreement and the Fourth A&R Rights Agreement;
WHEREAS, in connection with the adoption of the Original Rights Agreement, the Board of Directors of the Company on January 20, 2009 authorized and declared a dividend of one preferred share purchase right (a “Right”) for each share of Common Stock (as defined below) of the Company outstanding as of the Close of Business (as defined below) on January 30, 2009 (the “Record Date”), each Right representing the right to purchase one one-thousandth (subject to adjustment) of a share of Preferred Stock (as defined below), upon the terms and subject to the conditions set forth in the Original Rights Agreement, and the Board of Directors further authorized and directed the issuance of one Right (subject to adjustment as provided herein) with respect to each share of Common Stock that shall become outstanding between the Record Date and the earlier of the Distribution Date and the Expiration Date (as such terms are hereinafter defined); provided, however, that Rights may be issued with respect to shares of Common Stock that shall become outstanding after the Distribution Date and prior to the Expiration Date in accordance with Section 22;
WHEREAS, the Board of Directors has determined it is in the best interests of the Company and its stockholders to extend the term of the Fourth A&R Rights Agreement and to amend certain other provisions therein; and
WHEREAS, pursuant to Section 27 of the Fourth A&R Rights Agreement, the Board of Directors has authorized and approved the amendment and restatement of the Fourth A&R Rights Agreement, and an appropriate officer of the Company has delivered a certificate to the Rights Agent in accordance with Section 27 of the Fourth A&R Rights Agreement.
NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree effective as of November 13, 2023 as follows:
Section 1. Certain Definitions. For purposes of this Rights Agreement, the following terms have the meaning indicated:
“Acquiring Person” shall mean any Person (as defined below) who is or shall have become a Threshold Holder (as defined below), whether or not such Person continues to be a Threshold Holder, but shall not include (i) an Exempted Person (as defined below), or (ii) any Grandfathered Person (as defined below); provided, however, that a Person will not be deemed to have become an Acquiring Person solely as a result of (x) a reduction in the number of shares of Common Stock or any other class of Company 382 Securities outstanding, (y) the exercise of any options, warrants, rights or similar interests (including restricted stock) granted by the Company to its directors, officers and employees, or (z) any unilateral grant of any security by the Company, unless and until such time as such Person thereafter acquires beneficial ownership of any additional shares of Common Stock or additional shares of any class of Company 382 Securities (other than Common Stock), as applicable. Notwithstanding the foregoing: (A) the Board of Directors may, in its sole discretion, determine that any Person shall not be deemed to be an Acquiring Person for any purposes of this Rights Agreement, (B) if the Board of Directors, with the concurrence of a majority of the members of the Board of Directors who are not, and are not representatives, nominees, Affiliates or Associates of, such Person or an Acquiring Person, determines in good faith that a Person that would otherwise be an Acquiring Person has become such inadvertently (including because (i) such Person was unaware that it Beneficially Owned a percentage of Common Stock that would otherwise cause such Person to be an Acquiring Person or (ii) such Person was aware of the extent of

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its Beneficial Ownership of Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement) and without any intention of changing, obtaining or influencing control of the Company, and such Person divests as promptly as practicable a sufficient number of Common Stock so that such Person would no longer be an Acquiring Person, then such Person shall not be deemed to have become an Acquiring Person or (C) if a bona fide swaps dealer who would otherwise be an Acquiring Person has become so as a result of its actions in the ordinary course of its business that the Board of Directors determines, in its sole discretion, were taken without the intent or effect of evading or assisting any other Person to evade the purposes and intent of this Agreement, or otherwise seeking to control or influence the management or policies of the Company, then, and unless and until the Board of Directors shall otherwise determine, such Person shall not be deemed to be an Acquiring Person.
“Affiliate” and “Associate” shall mean, with respect to any Person, any other Person whose common stock would be deemed to be (i) constructively owned by such first Person, or (ii) otherwise aggregated with the shares owned by such first Person (other than aggregation solely by reason of such shares being part of the same “public group” as defined under Treasury Regulation Section 1.382-2T(f)(13), in each case pursuant to the provisions of Section 382, or any successor or replacement provision, and the Treasury Regulations promulgated thereunder).
“Approved Acquisition” shall mean (i) any acquisition of Company 382 Securities that would cause a Person to qualify as a Threshold Holder and that is approved in advance by the Board of Directors, or (ii) a conversion (or other exchange) of Company 382 Securities for other Company 382 Securities where such conversion (or other exchange) does not increase the Beneficial Ownership in the Company by any Person for purposes of Section 382.
Except as may expressly be set forth elsewhere herein, a Person shall be deemed the “Beneficial Owner” of, shall be deemed to have “Beneficial Ownership” of and shall be deemed to “Beneficially Own” any securities which such Person: (i) directly owns, or (ii) would be deemed to own constructively pursuant to Section 382 and the Treasury Regulations promulgated thereunder (including as a result of the deemed exercise of an “option” pursuant to Treasury Regulation Section 1.382-4(d) and including, without duplication, Company 382 Securities, as applicable, owned by any Affiliate or Associate of such Person); provided, that a Person shall not be treated as “Beneficially Owning” Company 382 Securities pursuant to clause (i) above to the extent that such Person is acting solely in a fiduciary capacity in respect of such Company 382 Securities and does not have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, Company 382 Securities.
“Book Entry” shall mean an uncertificated book entry for the shares of Common Stock.
“Business Day” shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of Indiana, or the State in which the principal office of the Rights Agent is located, are authorized or obligated by law or executive order to close.
“Close of Business” on any given date shall mean 5:00 P.M., New York, New York time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York, New York time, on the next succeeding Business Day.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any comparable successor statute.
“Common Stock” when used with reference to the Company shall mean the common stock, par value $0.01 per share, of the Company. “Common Stock” when used with reference to any Person other than the Company shall mean the capital stock (or, in the case of an entity other than a corporation, the equivalent equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.
“Company 382 Securities” shall mean the Common Stock of the Company and any other interest that would be treated as “stock” of the Company for purposes of Section 382 (including pursuant to Treasury Regulation Section 1.382-2T(f)(18)).
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Exempted Person” shall mean (i) the Company, (ii) any Subsidiary (as defined below) of the Company, (in the case of subclauses (i) and (ii) including, without limitation, in its fiduciary capacity), (iii) any employee benefit plan or compensation arrangement of the Company or of any Subsidiary of the Company, (iv) any entity or trustee holding (or acting in a fiduciary capacity in respect of) Company 382 Securities to the extent organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such plan or for the purpose of funding any such employee benefit plan or compensation arrangement, (v) any Person (together with its Affiliates and Associates) whose status as a Threshold Holder will, in the sole judgment of the Board of Directors, not jeopardize or endanger the availability to the Company of its NOL carryforwards to be used to offset its taxable income in such year or future years (but in the case of any Person determined by the Board of Directors to be an Exempted Person pursuant to this subclause (v) only for so long as such Person’s status as a Threshold Holder continues not to jeopardize or

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endanger the availability of such NOL carryforwards, as determined by the Board of Directors in its good faith discretion) or (vi) any Person who or which would qualify as a Threshold Holder as a result of an Approved Acquisition and, to the extent approved by the Board of Directors, any Person who or which acquires Company 382 Securities from any such Person.
“Final Expiration Date” shall mean the earliest to occur of (i) the Close of Business on November 13, 2026, (ii) the Close of Business on November 10, 2024 if stockholder approval of this Rights Agreement has not been received by or on such date, (iii) the adjournment of the first annual meeting of the stockholders of the Company following November 13, 2023 if stockholder approval of this Rights Agreement has not been received prior to such time, (iv) the repeal of Section 382 or any successor statute if the Board of Directors determines that this Rights Agreement is no longer necessary for the preservation of Tax Benefits or (v) the beginning of a taxable year of the Company to which the Board of Directors determines that no Tax Benefits may be carried forward.
“Grandfathered Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person, was on November 13, 2023, the Beneficial Owner of 4.99% or more of the Company 382 Securities outstanding on such date, unless and until such time as such Person after the date of this Rights Agreement acquires beneficial ownership of additional shares or other interests in Company 382 Securities representing more than 1% of the Company 382 Securities then outstanding. Any Grandfathered Person who, together with all of its Affiliates and Associates, subsequently becomes the Beneficial Owner of less than 4.99% of the Company 382 Securities shall cease to be a Grandfathered Person.
“NYSE” shall mean the New York Stock Exchange, Inc.
“Person” shall mean any individual, firm, corporation, business trust, joint stock company, partnership, trust association, limited liability company, limited partnership, or other entity, or any group of Persons making a “coordinated acquisition” of Company 382 Securities or otherwise treated as an entity within the meaning of Treasury Regulation Section 1.382-3(a)(1)(i), or otherwise and shall include any successor (by merger or otherwise) of any such entity.
“Preferred Stock” shall mean the Series F Junior Participating Preferred Stock, par value $0.01 per share, of the Company having the rights and preferences set forth in the Form of Certificate of Designations attached to this Rights Agreement as Exhibit A and, to the extent that there is not a sufficient number of shares of the Series F Junior Participating Preferred Stock authorized to permit the full exercise of the Rights, any other series of preferred stock of the Company designated for such purpose containing terms substantially similar to the terms of the Series F Junior Participating Preferred Stock.
“Section 382” shall mean Section 382 of the Code, or any comparable successor provision.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“Stock Acquisition Date” shall mean the first date of public announcement (which for purposes of this definition shall include, without limitation, a report filed pursuant to Section 13(d), Section 13(f) or Section 13(g) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such or that discloses information which reveals the existence of an Acquiring Person, or such earlier date as a majority of the Board of Directors becomes aware of the existence of an Acquiring Person.
“Subsidiary” of any Person shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the board of directors or other persons performing similar functions are beneficially owned, directly or indirectly, by such Person, and any corporation or other entity that is otherwise controlled by such Person.
“Tax Benefits” shall mean the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any loss or deduction attributable to a “net unrealized built-in loss” within the meaning of Section 382, and the Treasury Regulations promulgated thereunder, of the Company or any of its Subsidiaries.
“Threshold Holder” shall mean any Person who or which, together with all Affiliates and Associates of such Person, is the Beneficial Owner of 4.99% or more of the shares of Common Stock or any other class of Company 382 Securities then outstanding.
“Treasury Regulations” shall mean any income tax regulations promulgated under the Code, including any amendments thereto.
Any determination required by the definitions in this Rights Agreement shall be made by the Board of Directors in its good faith judgment, which determination shall be binding on the Rights Agent and the holders of Rights.
Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution

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Date also be the holders of Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable upon 10 days’ prior notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for the acts or omissions of any such co-Rights Agent.
Section 3. Issuance of Right Certificates. (a) Until the Close of Business on the earlier of (i) the tenth Business Day after the Stock Acquisition Date (or, if the Stock Acquisition Date occurs before the Record Date, the Close of Business on the Record Date) or (ii) the tenth Business Day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than an Exempted Person) of, or of the first public announcement of the intention of such Person (other than an Exempted Person) to commence, a tender or exchange offer the consummation of which would result in any Person (other than an Exempted Person) becoming an Acquiring Person (irrespective of whether any shares are actually purchased pursuant to any such offer) (including, in the case of both clause (i) and (ii), any such date which is after the date of this Rights Agreement and prior to the issuance of the Rights) (the earlier of such dates being herein referred to as the “Distribution Date”), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates representing the Common Stock registered in the names of the holders thereof (or by Book Entry shares in respect of such Common Stock) and not by separate Right Certificates (as defined below), and (y) the Rights will be transferable only in connection with the transfer of Common Stock. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, postage-prepaid mail, to each record holder of Common Stock as of the Close of Business on the Distribution Date (other than any Acquiring Person or any Associate or Affiliate of an Acquiring Person), at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit B hereto (a “Right Certificate”), evidencing one Right (subject to adjustment as provided herein) for each share of Common Stock so held. In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11 or 13 hereof, at the time of distribution of the Right Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof), so that Right Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.
(b) In connection with the adoption of the Original Rights Agreement, the Company sent a copy of a Summary of Rights to Purchase Shares of Preferred Stock (the “Summary of Rights”), by first-class, postage-prepaid mail, to each record holder of Common Stock and holder of Book Entry shares as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company as the address at which such holder has consented to receive notice. With respect to shares of Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights associated with such shares will be evidenced by the share certificate for such shares of Common Stock registered in the names of the holders thereof or the Book Entry shares, in each case together with the Summary of Rights, in substantially the form of Exhibit C hereto. Until the Distribution Date (or, if earlier, the Expiration Date), the surrender for transfer of any certificate for Common Stock or Book Entry shares outstanding on the Record Date, with or without a copy of the Summary of Rights, shall also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificate or Book Entry shares.
(c) Rights shall be issued in respect of all shares of Common Stock issued or disposed of (including, without limitation, upon disposition of Common Stock out of treasury stock or issuance or reissuance of Common Stock out of authorized but unissued shares) after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date, or in certain circumstances provided in Section 22 hereof, after the Distribution Date. Certificates issued for Common Stock (including, without limitation, upon transfer of outstanding Common Stock, disposition of Common Stock out of treasury stock or issuance or reissuance of Common Stock out of authorized but unissued shares) after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them a legend substantially to the effect of the following:
This certificate also evidences and entitles the holder hereof to certain rights as set forth in the Fifth Amended and Restated Section 382 Rights Agreement between CNO Financial Group, Inc. and Equiniti Trust Company, LLC, as Rights Agent, dated as of November 10, 2023 as the same may be amended, supplemented or otherwise modified from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of CNO Financial Group, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. CNO Financial Group, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights owned by or transferred to any Person who is or becomes an Acquiring Person (as defined in the Rights Agreement) and certain transferees thereof will become null and void and will no longer be transferable.

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With respect to any Book Entry shares of Common Stock, such legend shall be included in a notice to the registered holder of such shares in accordance with applicable law. With respect to such certificates containing the foregoing legend, or any notice of the foregoing legend delivered to holders of Book Entry shares, until the Distribution Date, the Rights associated with the Common Stock represented by such certificates or Book Entry shares shall be evidenced by such certificates or Book Entry shares alone, and the surrender for transfer of any such certificate or Book Entry share, except as otherwise provided herein, shall also constitute the transfer of the Rights associated with the Common Stock represented thereby. In the event that the Company purchases or otherwise acquires any Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such Common Stock shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the shares of Common Stock which are no longer outstanding.
Notwithstanding this Section 3(c), neither the omission of a legend nor the failure to deliver the notice of such legend required hereby shall affect the enforceability of any part of this Rights Agreement or the rights of any holder of the Rights.
Section 4. Form of Right Certificates. The Right Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Rights Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of the NYSE or of any other stock exchange or automated quotation system on which the Rights may from time to time be listed or quoted, or to conform to usage. Subject to the provisions of this Rights Agreement, the Right Certificates shall entitle the holders thereof to purchase such number of one one-thousandths of a share of Preferred Stock as shall be set forth therein at the Purchase Price (as determined pursuant to Section 7), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.
Section 5. Countersignature and Registration. (a) The Right Certificates shall be executed on behalf of the Company by the Chief Executive Officer, the President, any of the Vice Presidents or the Treasurer of the Company, either manually or by facsimile signature, and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be countersigned by the Rights Agent, either manually or by facsimile signature, and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the Person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such Person was not such an officer.
(b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at an office or agency designated for such purpose, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.
Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates. (a) Subject to the provisions of this Rights Agreement, at any time after the Close of Business on the Distribution Date, and prior to the Close of Business on the Expiration Date, any Right Certificate or Right Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-thousandths of a share of Preferred Stock (or, following such time, other securities, cash or assets as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office or agency of the Rights Agent designated for such purpose. Thereupon the Rights Agent, subject to the provisions of this Rights Agreement, shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.
(b) Subject to the provisions of this Rights Agreement, at any time after the Distribution Date and prior to the Expiration Date, upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of

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the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.
Section 7. Exercise of Rights, Purchase Price; Expiration Date of Rights. (a) Except as otherwise provided herein, the Rights shall become exercisable on the Distribution Date, and thereafter the registered holder of any Right Certificate may, subject to Section 11(a)(ii) hereof and except as otherwise provided herein, exercise the Rights evidenced thereby in whole or in part upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the office or agency of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each one one-thousandth of a share of Preferred Stock (or other securities, cash or assets, as the case may be) as to which the Rights are exercised, at any time which is both after the Distribution Date and prior to the time (the “Expiration Date”) that is the earliest of (i) the Final Expiration Date, (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the “Redemption Date”) or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof.
(b) The purchase price (the “Purchase Price”) shall be initially $110.00 for each one one-thousandth of a share of Preferred Stock purchasable upon the exercise of a Right. The Purchase Price and the number of one one-thousandths of a share of Preferred Stock or other securities or property to be acquired upon exercise of a Right shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) of this Section 7.
(c) Except as otherwise provided herein, upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase properly completed and duly executed, accompanied by payment of the aggregate Purchase Price for the number of shares of Preferred Stock to be purchased and an amount equal to any applicable transfer tax or charge required to be paid by the holder of such Right Certificate in accordance with Section 6 hereof, in lawful money of the United States of America, in cash or by certified check, cashier’s check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) either (A) requisition from any transfer agent of the Preferred Stock, or make available if the Rights Agent is the transfer agent for the Preferred Stock, certificates for the total number of shares of Preferred Stock to be purchased (and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests), or (B) if the Company shall have elected to deposit the Preferred Stock with a depositary agent under a depositary arrangement, requisition from the depositary agent appointed by the Company depositary receipts representing interests in the number of one one-thousandths of a share of Preferred Stock as are to be purchased, in which case certificates for the Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent (and the Company hereby directs any such depositary agent to comply with all such requests), (ii) when necessary to comply with this Rights Agreement (or otherwise when appropriate, as determined by the Company with notice to the Rights Agent) requisition from the Company the amount of cash, if any, to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when necessary to comply with this Rights Agreement (or otherwise when appropriate, as determined by the Company with notice to the Rights Agent), after receipt of the cash requisitioned from the Company, promptly deliver such cash, if any, to or upon the order of the registered holder of such Right Certificate.
(d) Except as otherwise provided herein, in case the registered holder of any Right Certificate shall exercise less than all of the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the exercisable Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his, her or its duly authorized assigns, subject to the provisions of Section 14 hereof.
(e) Notwithstanding anything in this Rights Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights upon the occurrence of any purported transfer or exercise of Rights pursuant to Section 6 hereof or this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of assignment or form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such transfer or exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (for the purposes of this Section 7(e), as such term is defined in Rule 13d-3 or 13d-5 of the General Rules and Regulations under the Exchange Act), former Beneficial Owner and/or Affiliates or Associates (for purposes of this Section 7(e), as such terms are respectively defined for purposes of Rule 12b-2 of the General Rules and Regulations under the Exchange Act) thereof as the Company shall reasonably request.
Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its

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agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy or cause to be destroyed such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.
Section 9. Availability of Shares of Preferred Stock. (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock or any shares of Preferred Stock held in its treasury, the number of shares of Preferred Stock that will be sufficient to permit the exercise in full of all outstanding Rights.
(b) So long as the shares of Preferred Stock (and, following the time that a Person becomes an Acquiring Person, shares of Common Stock and/or other securities) issuable upon the exercise of Rights may be listed or admitted to trading on the NYSE or listed on any other national securities exchange or quotation system, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed or admitted to trading on the NYSE or listed on any other national securities exchange or quotation system upon official notice of issuance upon such exercise.
(c) From and after such time as the Rights become exercisable, the Company shall use its best efforts, if then necessary to permit the issuance of shares of Preferred Stock (and following the time that a Person first becomes an Acquiring Person, shares of Common Stock and other securities) upon the exercise of Rights, to register and qualify such shares of Preferred Stock (and following the time that a Person first becomes an Acquiring Person, shares of Common Stock and/or other securities) under the Securities Act and any applicable state securities or “Blue Sky” laws (to the extent exemptions therefrom are not available), cause such registration statement and qualifications to become effective as soon as possible after such filing and keep such registration and qualifications effective until the earlier of (x) the date as of which the Rights are no longer exercisable for such securities and (y) the Expiration Date. The Company may temporarily suspend, for a period of time not to exceed 90 days, the exercisability of the Rights in order to prepare and file a registration statement under the Securities Act and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Rights Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification or exemption in such jurisdiction shall have been obtained and until a registration statement under the Securities Act (if required) shall have been declared effective.
(d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Preferred Stock (and, following the time that a Person becomes an Acquiring Person, shares of Common Stock and other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates therefor (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.
(e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any shares of Preferred Stock (or shares of Common Stock or other securities) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax or charge which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Stock (or shares of Common Stock or other securities) in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates or depositary receipts for Preferred Stock (or shares of Common Stock or other securities) upon the exercise of any Rights until any such tax or charge shall have been paid (any such tax or charge being payable by that holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s reasonable satisfaction that no such tax or charge is due.
Section 10. Preferred Stock Record Date. Each Person in whose name any certificate for Preferred Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares of Preferred Stock represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes or charges) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which such transfer books are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Preferred Stock for which the Rights shall be

CNO Financial Group, Inc. 2024 Proxy Statement	B-10

exercisable, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.
Section 11. Adjustment of Purchase Price, Number and Kind of Shares and Number of Rights. The Purchase Price, the number of shares of Preferred Stock or other securities or property purchasable upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.
(a) (i) In the event the Company shall at any time after the date of this Rights Agreement (A) declare and pay a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding shares of Preferred Stock, (C) combine the outstanding shares of Preferred Stock into a smaller number of shares of Preferred Stock or (D) issue any shares of its capital stock in a reclassification of the shares of Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, as the case may be, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, the holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.
(ii) Subject to Section 24 of this Rights Agreement and except as otherwise provided in this Section 11(a)(ii) and Section 11(a)(iii), in the event that any Person becomes an Acquiring Person, each holder of a Right shall thereafter have the right to receive, upon exercise thereof at a price equal to the then-current Purchase Price, in accordance with the terms of this Rights Agreement and in lieu of shares of Preferred Stock, such number of shares of Common Stock (or at the option of the Company, such number of one one-thousandths of a share of Preferred Stock) as shall equal the result obtained by (x) multiplying the then-current Purchase Price by the number of one one-thousandths of a share of Preferred Stock for which a Right is then exercisable and dividing that product by (y) 50% of the then-current per share market price of the Company’s Common Stock (determined pursuant to Section 11(d) hereof) on the date of the occurrence of such event; provided, however, that the Purchase Price (as so adjusted) and the number of shares of Common Stock so receivable upon exercise of a Right shall thereafter be subject to further adjustment as appropriate in accordance with this Section 11. Notwithstanding anything in this Rights Agreement to the contrary, however, from and after the time (the “Invalidation Time”) when any Person first becomes an Acquiring Person, any Rights that are beneficially owned by (x) any Acquiring Person (or any Affiliate or Associate of any Acquiring Person), (y) a transferee of any Acquiring Person (or any such Affiliate or Associate) who becomes a transferee after the Invalidation Time or (z) a transferee of any Acquiring Person (or any such Affiliate or Associate) who became a transferee prior to or concurrently with the Invalidation Time pursuant to either (I) a transfer from the Acquiring Person to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding, written or otherwise, regarding the transferred Rights or (II) a transfer that the Board of Directors has determined is part of a plan, arrangement or understanding, written or otherwise, which has the purpose or effect of avoiding the provisions of this paragraph, and subsequent transferees of such Persons, shall be void without any further action and any holder of such Rights shall thereafter have no rights whatsoever with respect to such Rights under any provision of this Rights Agreement. The Company shall use all reasonable efforts to ensure that the provisions of this Section 11(a)(ii) are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder. From and after the Invalidation Time, no Right Certificate shall be issued pursuant to Section 3 or Section 6 hereof that represents Rights that are or have become void pursuant to the provisions of this paragraph, and any Right Certificate delivered to the Rights Agent that represents Rights that are or have become void pursuant to the provisions of this paragraph shall be cancelled. From and after the occurrence of an event specified in Section 13(a) hereof, any Rights that theretofore have not been exercised pursuant to this Section 11(a)(ii) shall thereafter be exercisable only in accordance with Section 13 and not pursuant to this Section 11(a)(ii).
(iii) The Company may at its option substitute for a share of Common Stock issuable upon the exercise of Rights in accordance with the foregoing subparagraph (ii) such number or fractions of shares of Preferred Stock having an aggregate current market value equal to the current per share market price of a share of Common Stock. In the event that there shall be an insufficient number of shares of Common Stock authorized but unissued (and unreserved) to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Board of Directors shall, with respect to such deficiency, to the extent

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permitted by applicable law and any material agreements then in effect to which the Company is a party (A) determine the excess of (x) the value of the shares of Common Stock issuable upon the exercise of a Right in accordance with the foregoing subparagraph (ii) (the “Current Value”) over (y) the then-current Purchase Price multiplied by the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to the time that the Acquiring Person became such (such excess, the “Spread”), and (B) with respect to each Right (other than Rights which have become void pursuant to Section 11(a)(ii)), make adequate provision to substitute for the shares of Common Stock issuable in accordance with the foregoing subparagraph (ii) upon exercise of the Right and payment of the Purchase Price (as adjusted in accordance therewith), (1) cash, (2) a reduction in such Purchase Price, (3) shares of Preferred Stock or other equity securities of the Company (including, without limitation, shares or fractions of shares of preferred stock which, by virtue of having dividend, voting and liquidation rights substantially comparable to those of the shares of Common Stock, are deemed in good faith by the Board of Directors to have substantially the same value as the shares of Common Stock (such shares of preferred stock and shares or fractions of shares of preferred stock are hereinafter referred to as “Common Stock Equivalents”)), (4) debt securities of the Company, (5) other assets or (6) any combination of the foregoing, having a value which, when added to the value of the shares of Common Stock actually issued upon exercise of such Right, shall have an aggregate value equal to the Current Value (less the amount of any reduction in such Purchase Price), where such aggregate value has been determined by the Board of Directors upon the advice of a nationally recognized investment banking firm selected in good faith by the Board of Directors; provided, however, that if the Company shall not make adequate provision to deliver value pursuant to clause (B) above within 30 days following the date that the Acquiring Person became such (the “Section 11(a)(ii) Trigger Date”), then the Company shall be obligated to deliver, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available), and then, if necessary, such number or fractions of shares of Preferred Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If within the 30-day period referred to above the Board of Directors shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, then, if the Board of Directors so elects, such 30-day period may be extended to the extent necessary, but not more than 90 days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such 30-day period, as it may be extended, is hereinafter called the “Substitution Period”). To the extent that the Company determines that some action need be taken pursuant to the second and/or third sentence of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 11(a)(ii) hereof and the last sentence of this Section 11(a)(iii) hereof, that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such second sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the per share value of the shares of Common Stock shall be the current per share market price (as determined pursuant to Section 11(d)(i)) on the Section 11(a)(ii) Trigger Date and the per share or fractional value of any Common Stock Equivalent shall be deemed to equal the current per share market price of the Common Stock on such date. The Board of Directors of the Company may, but shall not be required to, establish procedures to allocate the right to receive shares of Common Stock upon the exercise of the Rights among the holders of Rights pursuant to this Section 11(a)(iii).
(b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Stock (or shares having similar rights, privileges and preferences as the Preferred Stock (“Equivalent Preferred Shares”)) or securities convertible into Preferred Stock or Equivalent Preferred Shares at a price per share of Preferred Stock or Equivalent Preferred Shares (or having a conversion price per share, if a security convertible into shares of Preferred Stock or Equivalent Preferred Shares) less than the then-current per share market price of the Preferred Stock (determined pursuant to Section 11(d) hereof) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock and Equivalent Preferred Shares outstanding on such record date plus the number of shares of Preferred Stock and Equivalent Preferred Shares which the aggregate offering price of the total number of such shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price, and the denominator of which shall be the number of shares of Preferred Stock and Equivalent Preferred Shares outstanding on such record date plus the number of additional shares of Preferred Stock and/or Equivalent Preferred Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be

CNO Financial Group, Inc. 2024 Proxy Statement	B-12

less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and which shall be binding on the Rights Agent. Shares of Preferred Stock and Equivalent Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.
(c) In case the Company shall fix a record date for the making of a distribution to all holders of the Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then-current per share market price of the Preferred Stock (determined pursuant to Section 11(d) hereof) on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent) of the portion of such assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Preferred Stock, and the denominator of which shall be such current per share market price of the Preferred Stock (determined pursuant to Section 11(d) hereof); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.
(d) (i) Except as otherwise provided herein, for the purpose of any computation hereunder, the “current per share market price” of any security (a “Security” for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security, and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported by (w) the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, (x) if the Security is not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, (y) if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the system then in use, or, (z) if on any such date the Security is not so quoted or reported, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.
(ii) For the purpose of any computation hereunder, if the Preferred Stock is publicly traded, the “current per share market price” of the Preferred Stock shall be determined in accordance with the method set forth in Section 11(d)(i). If the Preferred Stock is not publicly traded but the Common Stock is publicly traded, the “current per share market price” of the Preferred Stock shall be conclusively deemed to be the current per share market price of the Common Stock, as determined pursuant to Section 11(d)(i), multiplied by one thousand (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after November 13, 2023). If neither the Common Stock nor the Preferred Stock is publicly traded, “current per share market price” shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent.
(e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of

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this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one ten-thousandth of a share of Preferred Stock or share of Common Stock or other share or security as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the Expiration Date. If as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than the Preferred Stock, thereafter the Purchase Price and the number of such other shares so receivable upon exercise of a Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a), 11(b), 11(c), 11(e), 11(h), 11(i) and 11(m) hereof, as applicable, and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.
(f) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.
(g) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and 11(c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-thousandths of a share of Preferred Stock (calculated to the nearest ten-thousandth of a share of Preferred Stock) obtained by (i) multiplying (x) the number of one one-thousandths of a share of Preferred Stock purchasable upon the exercise of a Right immediately prior to such adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.
(h) The Company may elect on or after the date of any adjustment of the Purchase Price or any adjustment to the number of shares of Preferred Stock for which a Right may be exercised made pursuant to Sections 11(a)(i), 11(b) or 11(c) hereof to adjust the number of Rights, in substitution for any adjustment in the number of one one-thousandths of a share of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. Such record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(h), the Company may, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled as a result of such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.
(i) Irrespective of any adjustment or change in the Purchase Price or the number of one one-thousandths of a share of Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-thousandths of a share of Preferred Stock which were expressed in the initial Right Certificates issued hereunder.
(j) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the shares of Preferred Stock or other shares of capital stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Preferred Stock or other such shares at such adjusted Purchase Price.
(k) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date the Preferred Stock, Common Stock or other

CNO Financial Group, Inc. 2024 Proxy Statement	B-14

capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Stock, Common Stock or other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.
(l) Notwithstanding anything in this Section 11 to the contrary, the Company shall be entitled to make such adjustments in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that the Board of Directors in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Preferred Stock, issuance (wholly for cash) of any shares of Preferred Stock at less than the current market price, issuance (wholly for cash) of Preferred Stock or securities which by their terms are convertible into or exchangeable for Preferred Stock, dividends on Preferred Stock payable in shares of Preferred Stock or issuance of rights, options or warrants referred to hereinabove in Section 11(b), hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such stockholders.
(m) Notwithstanding anything in this Rights Agreement to the contrary, in the event that at any time after the date of this Rights Agreement and prior to the Distribution Date, the Company shall (i) declare and pay any dividend on the Common Stock payable in Common Stock, or (ii) effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of a dividend payable in Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event.
(n) The Company agrees that, after the earlier of the Distribution Date or the Stock Acquisition Date, it will not, except as permitted by Sections 23, 24 or 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or eliminate the benefits intended to be afforded by the Rights.
Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 or 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Stock and the Preferred Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate (or if prior to the Distribution Date, to each holder of a certificate representing shares of Common Stock) in accordance with Section 26 hereof (if so required under Section 25 hereof). Notwithstanding the foregoing sentence, the failure of the Company to give such notice shall not affect the validity of or the force or effect of or the requirement for such adjustment. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate. Any adjustment to be made pursuant to Sections 11 or 13 hereof shall be effective as of the date of the event giving rise to such adjustment.
Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power. (a) In the event, directly or indirectly, at any time after any Person has become an Acquiring Person, (i) the Company shall merge with and into any other Person (other than one or more of its wholly-owned Subsidiaries), (ii) any Person (other than one or more of its wholly-owned Subsidiaries) shall consolidate with the Company, or any Person (other than one or more of its wholly-owned Subsidiaries) shall merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Stock shall be changed into or exchanged for stock or other securities of any other Person (or of the Company) or cash or any other property, or (iii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating to 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person (other than the Company or one or more of its wholly-owned Subsidiaries), then, and in each such case, proper provision shall be made so that:
(A) each holder of record of a Right (other than Rights which have become void pursuant to Section 11(a)(ii)) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then-current Purchase Price multiplied by the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable (whether or not such Right was then exercisable) immediately prior to the time that any Person first became an Acquiring Person (each as subsequently adjusted thereafter pursuant to Sections 11(a)(i), 11(b), 11(c), 11(f), 11(h), 11(i) and 11(m)), in accordance with the terms of this Rights Agreement and in lieu of Preferred Stock, such number of validly issued, fully paid and non-assessable and freely tradeable shares of Common Stock of the

B-15	CNO Financial Group, Inc. 2024 Proxy Statement

Principal Party (as defined below) not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then-current Purchase Price by the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to the time that any Person first became an Acquiring Person (as subsequently adjusted thereafter pursuant to Sections 11(a)(i), 11(b), 11(c), 11(f), 11(h), 11(i) and 11(m)) and (2) dividing that product by 50% of the then-current per share market price of the Common Stock of such Principal Party (determined pursuant to Section 11(d)(i) hereof) on the date of consummation of such consolidation, merger, sale or transfer; provided, that the Purchase Price and the number of shares of Common Stock of such Principal Party issuable upon exercise of each Right shall be further adjusted as provided in Section 11(f) of this Rights Agreement to reflect any events occurring in respect of such Principal Party after the date of such consolidation, merger, sale or transfer;
(B) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Rights Agreement;
(C) the term “Company” as used herein shall thereafter be deemed to refer to such Principal Party; and
(D) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its shares of its Common Stock) in connection with such consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of its Common Stock thereafter deliverable upon the exercise of the Rights; provided, that upon the subsequent occurrence of any consolidation, merger, sale or transfer of assets or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Purchase Price as provided in this Section 13(a), such cash, shares, rights, warrants and other property which such holder would have been entitled to receive had such holder, at the time of such transaction, owned the Common Stock of the Principal Party receivable upon the exercise of a Right pursuant to this Section 13(a), and such Principal Party shall take such steps (including, but not limited to, reservation of shares of stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property.
(b) “Principal Party” shall mean:
(i) in the case of any transaction described in clauses (i) or (ii) of the first sentence of Section 13(a) hereof: (A) the Person that is the issuer of the securities into which the shares of Common Stock are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer of the shares of Common Stock of which have the greatest aggregate market value of shares outstanding, or (B) if no securities are so issued, (x) the Person that is the other party to the merger, if such Person survives said merger, or, if there is more than one such Person, the Person the shares of Common Stock of which have the greatest aggregate market value of shares outstanding or (y) if the Person that is the other party to the merger does not survive the merger, the Person that does survive the merger (including the Company if it survives) or (z) the Person resulting from the consolidation; and
(ii) in the case of any transaction described in clause (iii) of the first sentence in Section 13(a) hereof, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons is the issuer of Common Stock having the greatest aggregate market value of shares outstanding;
provided, however, that in any such case described in the foregoing clause (b)(i) or (b)(ii), if the Common Stock of such Person is not at such time or has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, then (1) if such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, the term “Principal Party” shall refer to such other Person, or (2) if such Person is a Subsidiary, directly or indirectly, of more than one Person, and the Common Stock of all of such Persons have been so registered, the term “Principal Party” shall refer to whichever of such Persons is the issuer of Common Stock having the greatest aggregate market value of shares outstanding, or (3) if such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in clauses (1) and (2) above shall apply to each of the owners having an interest in the venture as if the Person owned by the joint venture was a Subsidiary of both or all of such joint venturers, and the Principal Party in each such case shall bear the obligations set forth in this Section 13 in the same ratio as its interest in such Person bears to the total of such interests.
(c) The Company shall not consummate any consolidation, merger, sale or transfer referred to in Section 13(a) hereof unless prior thereto the Company and the Principal Party involved therein shall have executed and delivered to the Rights Agent an agreement confirming that the requirements of Sections 13(a) and (b) hereof shall promptly be performed in accordance with their terms and that such consolidation, merger, sale or transfer of assets

CNO Financial Group, Inc. 2024 Proxy Statement	B-16

shall not result in a default by the Principal Party under this Rights Agreement as the same shall have been assumed by the Principal Party pursuant to Sections 13(a) and (b) hereof and providing that, as soon as practicable after executing such agreement pursuant to this Section 13, the Principal Party will:
(i) prepare and file a registration statement under the Securities Act, if necessary, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date, and similarly comply with applicable state securities laws;
(ii) use its best efforts, if the Common Stock of the Principal Party shall be listed or admitted to trading on the NYSE or on another national securities exchange, to list or admit to trading (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on the NYSE or such securities exchange, or, if the Common Stock of the Principal Party shall not be listed or admitted to trading on the NYSE or a national securities exchange, to cause the Rights and the securities receivable upon exercise of the Rights to be reported by such other system then in use;
(iii) deliver to holders of the Rights historical financial statements for the Principal Party which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act; and
(iv) obtain waivers of any rights of first refusal or preemptive rights in respect of the Common Stock of the Principal Party subject to purchase upon exercise of outstanding Rights.
In the event that any of the transactions described in Section 13(a) hereof shall occur at any time after the occurrence of a transaction described in Section 11(a)(ii) hereof, the Rights which have not theretofore been exercised shall thereafter be exercisable in the manner described in Section 13(a).
(d) In case the Principal Party has a provision in any of its authorized securities or in its certificate of incorporation or by-laws or other instrument governing its affairs, which provision would have the effect of (i) causing such Principal Party to issue (other than to holders of Rights pursuant to this Section 13), in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Common Stock or Common Stock Equivalents of such Principal Party at less than the then-current market price per share thereof (determined pursuant to Section 11(d) hereof) or securities exercisable for, or convertible into, Common Stock or Common Stock Equivalents of such Principal Party at less than such then-current market price, or (ii) providing for any special payment, tax or similar provision in connection with the issuance of the Common Stock of such Principal Party pursuant to the provisions of this Section 13, then, in such event, the Company hereby agrees with each holder of Rights that it shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been canceled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.
(e) The Company covenants and agrees that it shall not, at any time after a Person first becomes an Acquiring Person, enter into any transaction of the type contemplated by Sections 13(a)(i)-(iii) hereof if (x) at the time of or immediately after such consolidation, merger, sale, transfer or other transaction there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, (y) prior to, simultaneously with or immediately after such consolidation, merger, sale, transfer or other transaction, the stockholders of the Person who constitutes, or would constitute, the Principal Party for purposes of Section 13(b) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates or (z) the form or nature of organization of the Principal Party would preclude or limit the exercisability of the Rights.
Section 14. Fractional Rights and Fractional Shares. (a) The Company shall not be required to issue fractions of Rights (except prior to the Distribution Date in accordance with Section 11(n) hereof) or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported by (w) the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, (x) if the Rights are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on

B-17	CNO Financial Group, Inc. 2024 Proxy Statement

the principal national securities exchange on which the Rights are listed or admitted to trading or, (y) if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by such system then in use or, (z) if on any such date the Rights are not so quoted or reported, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.
(b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one one‑thousandth of a share of Preferred Stock). Interests in fractions of Preferred Stock in integral multiples of one one-thousandth of a share of Preferred Stock may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners (for the purposes of this Section 14(b), as such term is defined in Rule 13d-3 or 13d-5 of the General Rules and Regulations under the Exchange Act) of the Preferred Stock represented by such depositary receipts. In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-thousandth of a share of Preferred Stock, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised or exchanged as herein provided an amount in cash equal to the same fraction of the current market value of one share of Preferred Stock. For the purposes of this Section 14(b), the current market value of a share of Preferred Stock shall be the closing price of a share of Preferred Stock (as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise or exchange.
(c) The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock upon the exercise or exchange of Rights. In lieu of such fractional shares of Common Stock, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For purposes of this Section 14(c), the current market value of one share of Common Stock for which a Right is exercisable shall be deemed to be the closing price of one share of Common Stock (as determined in accordance with Section 11(d)(i) hereof), for the Trading Day immediately prior to the date of such exercise or exchange.
(d) The holder of a Right by the acceptance of the Right expressly waives the right to receive any fractional Rights or any fractional shares upon exercise or exchange of a Right (except as provided above).
Section 15. Rights of Action. All rights of action in respect of this Rights Agreement, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Stock), on such holder’s own behalf and for such holder’s own benefit, may enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder’s right to exercise the Rights evidenced by such Right Certificate (or, prior to the Distribution Date, such Common Stock) in the manner provided in such Right Certificate and in this Rights Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Rights Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Rights Agreement.
Section 16. Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:
(i) prior to the Distribution Date, the Rights will not be evidenced by a Right Certificate and will be transferable only in connection with the transfer of the Common Stock;
(ii) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office or agency of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer;
(iii) the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the Common Stock certificate (or Book Entry shares in respect of Common Stock)) is registered as the absolute owner thereof and of the Rights evidenced thereby

CNO Financial Group, Inc. 2024 Proxy Statement	B-18

(notwithstanding any notations of ownership or writing on the Right Certificates or the Common Stock certificate (or notices provided to holders of Book Entry shares of Common Stock) made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to Section 7(e) hereof, shall be affected by any notice to the contrary; and
(iv) notwithstanding anything in this Rights Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Rights Agreement by reason of any preliminary or permanent injunction or other order, judgment, decree or ruling (whether interlocutory or final) issued by a court or by a governmental, regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company must use its reasonable best efforts to have any such injunction, order, judgment, decree or ruling lifted or otherwise overturned as soon as possible.
Section 17. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise or exchange of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in this Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by such Right Certificate shall have been exercised or exchanged in accordance with the provisions hereof.
Section 18. Concerning the Rights Agent. (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Rights Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Rights Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly.
(b) The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Rights Agreement in reliance upon any Right Certificate or certificate representing the Preferred Stock, the Common Stock or any other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document reasonably believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.
Section 19. Merger or Consolidation or Change of Name of Rights Agent. (a) Any corporation or entity into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation or entity resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation or entity succeeding to the stock transfer or corporate trust powers of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Rights Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, that such corporation or entity would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Rights Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of such successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.
(b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

B-19	CNO Financial Group, Inc. 2024 Proxy Statement

Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Rights Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:
(a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.
(b) Whenever in the performance of its duties under this Rights Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chief Executive Officer, President, any Vice President, the Treasurer or the Secretary of the Company (each, an “Authorized Officer”) and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Rights Agreement in reliance upon such certificate.
(c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct.
(d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Rights Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.
(e) The Rights Agent shall not be under any responsibility in respect of the validity of this Rights Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Rights Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Sections 3, 11, 13, 23 and 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of a certificate furnished pursuant to Section 12, describing such change or adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock or other securities to be issued pursuant to this Rights Agreement or any Right Certificate or as to whether any shares of Preferred Stock or other securities will, when issued, be validly authorized and issued, fully paid and nonassessable.
(f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Rights Agreement.
(g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any person reasonably believed by the Rights Agent to be one of the Authorized Officers, and to apply to such Authorized Officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such Authorized Officer or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Rights Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any Authorized Officer of the Company actually receives such application, unless any such Authorized Officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.
(h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Rights Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.
(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable

CNO Financial Group, Inc. 2024 Proxy Statement	B-20

or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided, that reasonable care was exercised in the selection and continued employment thereof.
(j) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has not been completed to certify the holder is not an Acquiring Person (or an Affiliate or Associate thereof) or a transferee thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.
Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Rights Agreement upon 30 days’ notice in writing mailed to the Company and, in the event that the Rights Agent or one of its affiliates is not also the transfer agent for the Company, to each transfer agent of the Common Stock or Preferred Stock by registered or certified mail, and, following the Distribution Date, to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock or Preferred Stock by registered or certified mail, and, following the Distribution Date, to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his, her or its Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (A) a corporation or other entity organized and doing business under the laws of the United States or any State thereof, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million or (B) an affiliate of a corporation or entity described in clause (A) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock or Preferred Stock, and, following the Distribution Date, mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.
Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Rights Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such forms as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Rights Agreement. In addition, in connection with the issuance or sale of Common Stock following the Distribution Date and prior to the Expiration Date, the Company may with respect to shares of Common Stock so issued or sold (i) pursuant to the exercise of stock options, (ii) under any employee plan or arrangement, (iii) upon the exercise, conversion or exchange of securities, notes or debentures issued by the Company or (iv) pursuant to a contractual obligation of the Company, in each case existing prior to the Distribution Date, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale.
Section 23. Redemption. (a) The Board of Directors of the Company may, at its option at any time prior to such time as any Person first becomes an Acquiring Person, redeem all but not less than all the then-outstanding Rights at a redemption price of $0.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring in respect of the Common Stock of the Company after November 13, 2023 (the redemption price hereinafter referred to as the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the current market price of the Common Stock at the time of redemption as determined pursuant to Section 11(d)(i) hereof) or any other form of consideration deemed appropriate by the Board of Directors.
(b) Immediately upon the action of the Board of Directors ordering the redemption of the Rights pursuant to paragraph (a) of this Section 23 (or at such later time as the Board of Directors may establish for the effectiveness of such redemption), and without any further action and without any notice, the right to exercise the Rights will

B-21	CNO Financial Group, Inc. 2024 Proxy Statement

terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after such action of the Board of Directors ordering the redemption of the Rights (or such later time as the Board of Directors may establish for the effectiveness of such redemption), the Company shall mail a notice of redemption to all the holders of the then-outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption shall state the method by which the payment of the Redemption Price will be made. The failure to give notice required by this Section 23(b) or any defect therein shall not affect the validity of the action taken by the Company.
(c) In the case of a redemption under Section 23(a) hereof, the Company may, at its option, discharge all of its obligations with respect to the Rights by (i) issuing a press release announcing the manner of redemption of the Rights and (ii) mailing payment of the Redemption Price to the registered holders of the Rights at their last addresses as they appear on the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent of the Common Stock, and upon such action, all outstanding Right Certificates shall be void without any further action by the Company.
Section 24. Exchange. (a) The Board of Directors of the Company may, at its option, at any time after any Person first becomes an Acquiring Person, exchange all or part of the then-outstanding Rights (which shall not include Rights that have not become effective or that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for shares of Common Stock at an exchange ratio of one share of Common Stock (or one one-thousandth of a share of Preferred Stock) per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after November 13, 2023 (such amount per Right being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after an Acquiring Person becomes the Beneficial Owner of shares of Common Stock aggregating 50% or more of the shares of Common Stock then outstanding. From and after the occurrence of an event specified in Section 13(a) hereof, any Rights that theretofore have not been exchanged pursuant to this Section 24(a) shall thereafter be exercisable only in accordance with Section 13 and may not be exchanged pursuant to this Section 24(a). The exchange of the Rights by the Board of Directors may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Prior to effecting an exchange pursuant to this Section 24, the Board of Directors may direct the Company to enter into a Trust Agreement in such form and with such terms as the Board of Directors shall then approve (the “Trust Agreement”). If the Board of Directors so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”) all of the shares of Common Stock issuable pursuant to the exchange, and all stockholders entitled to receive shares pursuant to the exchange shall be entitled to receive such shares (and any dividends or distributions made thereon after the date on which such shares are deposited in the Trust) only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement.
(b) Immediately upon the effectiveness of the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange and shall promptly mail a notice of any such exchange to all of the holders of the Rights so exchanged at their last addresses as they appear upon the registry books of the Rights Agent; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.
(c) The Company may at its option substitute and, in the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued (and unreserved) to permit an exchange of Rights for Common Stock as contemplated in accordance with this Section 24, the Company shall substitute to the extent of such insufficiency, for each share of Common Stock that would otherwise be issuable upon exchange of a Right, a number of shares of Preferred Stock or fractions thereof (or Equivalent Preferred Shares as such term is defined in Section 11(b)) such that the current per share market price (determined pursuant to Section 11(d) hereof) of one share of Preferred Stock (or Equivalent Preferred Share) multiplied by such number or fraction is equal to the current per share market price of one share of Common Stock (determined pursuant to Section 11(d) hereof) as of the date of such exchange.

CNO Financial Group, Inc. 2024 Proxy Statement	B-22

Section 25. Notice of Certain Events. (a) In case the Company shall at any time after the earlier of the Distribution Date or the Stock Acquisition Date propose (i) to pay any dividend payable in stock of any class to the holders of its Preferred Stock or to make any other distribution to the holders of its Preferred Stock (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision or combination of outstanding Preferred Stock), (iv) to effect the liquidation, dissolution or winding up of the Company, or (v) to pay any dividend on the Common Stock payable in Common Stock or to effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of dividends in Common Stock), then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution or offering of rights or warrants, or the date on which such liquidation, dissolution, reclassification, subdivision, combination, consolidation or winding up is to take place and the date of participation therein by the holders of the Common Stock and/or Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the Preferred Stock for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Stock and/or Preferred Stock, whichever shall be the earlier.
(b) In case any event described in Section 11(a)(ii) or Section 13 shall occur then the Company shall as soon as practicable thereafter give to each holder of a Right Certificate (or if occurring prior to the Distribution Date, the holders of the Common Stock) in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) and Section 13 hereof.
(c) The failure to give notice required by this Section 25 or any defect therein shall not affect the validity of the action taken by the Company or the vote upon any such action.
Section 26. Notices. Notices or demands authorized by this Rights Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by overnight delivery service or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:
CNO Financial Group, Inc.
11825 North Pennsylvania Street
Carmel, IN 46032
Attn: Chief Financial Officer
Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Rights Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by overnight delivery service or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:
Equiniti Trust Company, LLC
6201 15th Avenue
Brooklyn, NY 11219
Attn: Corporate Trust Department
with a copy (which shall not constitute notice) to:
Equiniti Trust Company, LLC
6201 15th Avenue
Brooklyn, NY 11219
Attn: General Counsel
Notices or demands authorized by this Rights Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.
Section 27. Supplements and Amendments. Except as otherwise provided in this Section 27, for so long as the Rights are then redeemable, the Company may in its sole and absolute discretion, and the Rights Agent shall if the Company so directs, supplement or amend any provision of this Rights Agreement in any respect without the approval of any holders of the Rights. At any time when the Rights are no longer redeemable, except as otherwise provided in this Section 27, the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend this Rights Agreement without the approval of any holders of Rights in order to (i) cure any ambiguity, (ii) correct or

B-23	CNO Financial Group, Inc. 2024 Proxy Statement

supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) shorten or lengthen any time period hereunder, or (iv) change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable; provided, however, that no such supplement or amendment shall adversely affect the interests of the holders of Rights as such (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person), and no such amendment may cause the Rights again to become redeemable or cause this Rights Agreement again to become amendable other than in accordance with this sentence. Notwithstanding anything contained in this Rights Agreement to the contrary, no supplement or amendment shall be made which decreases the Redemption Price. Upon the delivery of a certificate from an appropriate officer of the Company which states that the supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment; provided, that any supplement or amendment that does not amend Section 18, 19, 20 or 21 hereof or this Section 27 in a manner adverse to the Rights Agent shall become effective immediately upon execution by the Company, whether or not also executed by the Rights Agent.
Section 28. Process to Seek Exemption. Any Person who desires to effect any acquisition of Company 382 Securities that might, if consummated, result in such Person (together with its Affiliates and Associates) Beneficially Owning 4.99% or more of any class of Company 382 Securities then outstanding (or, in the case of a Grandfathered Person, additional shares of Company 382 Securities in excess of those permitted by the definition of Grandfathered Person) (a “Requesting Person”) may, prior to the Stock Acquisition Date and in accordance with this Section 28, request that the Board of Directors grant an exemption with respect to such acquisition under this Agreement so that such Person would be deemed to be an “Exempted Person” under subsections (v) or (vi) of the Exempted Person definition in Section 1 hereof for purposes of this Agreement (an “Exemption Request”). An Exemption Request shall be in proper form and shall be delivered by registered mail, return receipt requested, to the Secretary of the Company at the principal executive office of the Company. To be in proper form, an Exemption Request shall set forth (i) the name and address of the Requesting Person, (ii) the number and percentage of shares of Company 382 Securities then Beneficially Owned by the Requesting Person, together with all Affiliates and Associates of the Requesting Person, and (iii) a reasonably detailed description of the transaction or transactions by which the Requesting Person would propose to acquire Beneficial Ownership of Company 382 Securities aggregating 4.99% or more of any class of the then outstanding Company 382 Securities (or, in the case of a Grandfathered Person, additional shares of Company 382 Securities in excess of those permitted by the definition of Grandfathered Person) and the maximum number and percentage of shares of Company 382 Securities that the Requesting Person proposes to acquire. The Board of Directors shall endeavor to respond to an Exemption Request within 30 Business Days after receipt of such Exemption Request; provided, that the failure of the Board of Directors to make a determination within such period shall be deemed to constitute the denial by the Board of Directors of the Exemption Request. The Requesting Person shall respond promptly to reasonable and appropriate requests for additional information from the Company or the Board of Directors and its advisors to assist the Board of Directors in making its determination. The Board of Directors shall only grant an exemption in response to an Exemption Request if the Board of Directors determines in its sole discretion that the acquisition of Beneficial Ownership of Company 382 Securities by the Requesting Person will not jeopardize or endanger the availability to the Company of its NOL carryforwards. Any exemption granted hereunder may be granted in whole or in part, and may be subject to limitations or conditions (including a requirement that the Requesting Person agree that it will not acquire Beneficial Ownership of shares of Company 382 Securities in excess of the maximum number and percentage of shares approved by the Board of Directors), in each case as and to the extent the Board shall determine necessary or desirable to provide for the protection of the Company’s NOLs.
Section 29. Successors. All the covenants and provisions of this Rights Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.
Section 30. Benefits of this Rights Agreement. Nothing in this Rights Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock) any legal or equitable right, remedy or claim under this Rights Agreement; but this Rights Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock).
Section 31. Determinations and Actions by the Board of Directors. The Board of Directors of the Company shall have the exclusive power and authority to administer this Rights Agreement and to exercise the rights and powers specifically granted to the Board of Directors of the Company or to the Company, or as may be necessary or advisable in the administration of this Rights Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Rights Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Rights Agreement (including, without limitation, a determination to redeem or exchange or not redeem or exchange the Rights or to amend or not amend this Rights Agreement). All such actions, calculations, interpretations and determinations that are done or made by the Board of Directors of the Company in good faith shall

CNO Financial Group, Inc. 2024 Proxy Statement	B-24

be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights, as such, and all other parties.
Section 32. Severability. If any term, provision, covenant or restriction of this Rights Agreement or applicable to this Rights Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Rights Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Rights Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors determines in its good faith judgment that severing the invalid language from this Rights Agreement would adversely affect the purpose or effect of this Rights Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated (with prompt notice to the Rights Agent) and shall not expire until the Close of Business on the tenth Business Day following the date of such determination by the Board. Without limiting the foregoing, if any provision requiring a specific group of Directors of the Company to act is held by any court of competent jurisdiction or other authority to be invalid, void or unenforceable, such determination shall then be made by the Board of Directors in accordance with applicable law and the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws.
Section 33. Governing Law. This Rights Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.
Section 34. Counterparts. This Rights Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Rights Agreement transmitted electronically shall have the same authority, effect and enforceability as an original signature.
Section 35. Descriptive Headings. Descriptive headings of the several sections of this Rights Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.
Section 36. Prior Agreement. This Rights Agreement amends and restates in its entirety the Fourth A&R Rights Agreement and the terms and provisions of the Fourth A&R Rights Agreement are superseded hereby.

B-25	CNO Financial Group, Inc. 2024 Proxy Statement

CNO Financial Group, Inc. 11299 North Illinois Street, Suite 200 Carmel, IN 46032 (317) 81702893 CNOinc.com © 2024 CNO Financial Group (03/24) 215997

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. EDT on May 8, 2024. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CNO2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. EDT on May 8, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V37844-P06730

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

CNO FINANCIAL GROUP, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Gary C. Bhojwani	☐	☐	☐
1b. Archie M. Brown	☐	☐	☐
1c. David B. Foss	☐	☐	☐
1d. Mary R. (Nina) Henderson	☐	☐	☐
1e. Adrianne B. Lee	☐	☐	☐
1f. Daniel R. Maurer	☐	☐	☐
1g. Chetlur S. Ragavan	☐	☐	☐
1h. Steven E. Shebik	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.	**For**	**Against**	**Abstain**
2. Approval, by non-binding advisory vote, of the executive compensation of the Company's Named Executive Officers.	☐	☐	☐
3. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2024.	☐	☐	☐
4. Approval of the adoption of the Amended and Restated Section 382 Shareholder Rights Plan.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting and any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com.

V37845-P06730

CNO FINANCIAL GROUP, INC.
Annual Meeting of Shareholders
May 9, 2024, 8:00 a.m. EDT
This proxy is solicited by the Board of Directors.

The shareholder(s) hereby appoint(s) Paul H. McDonough, Eric R. Johnson and Michellen A. Wildin, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this card, all of the shares of Common Stock of CNO FINANCIAL GROUP, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:00 a.m. EDT on May 9, 2024, via live webcast at www.virtualshareholdermeeting.com/CNO2024, and any adjournment or postponement thereof, upon the matters set forth herein, and in their discretion upon such other matters as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

PLEASE SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE.